AMENDED AND RESTATED

                              LOAN AND SECURITY AGREEMENT

                              Dated as of March 31, 1998

                                   By and Among

                                      IT PARTNERS, INC.
                                      as the Borrower,

                              THE LENDERS NAMED HEREIN,

                        CREDITANSTALT CORPORATE FINANCE, INC.,
                                   as the LC Issuer,

                               CREDIT AGRICOLE INDOSUEZ,

                                    as Co-Agent,

                                        and

                          CREDITANSTALT CORPORATE FINANCE, INC.,
                     as the Collateral Agent and Administrative Agent

     TABLE OF CONTENTS

1.  DEFINITIONS AND REFERENCES                           2
1.1 Certain Definitions                                2
1.2 Use of Defined Terms                      20
1.3 Accounting Terms; Calculations              20
1.4 Other Terms                                          20
1.5 Terminology                                          20
1.6 Exhibits                                        20
2.  THE LOANS AND LETTERS OF CREDIT                  20
2.1 Loans                                              20
2.2 Borrowing Procedures                      21
2.3 Loan Account; Statements of Account              22
2.4 Use of Proceeds                              22
2.5 Several Obligations of the Lenders;
    Remedies Independent                      25
2.6 Letters of Credit                                 25
2.7 Term; Termination                                28
2.8 Loans in Excess of Limitations              28
2.9 Payments                                        29
2.10 Prorata Treatment                                29
2.11 Sharing of Payments, Etc.                          30
2.12  Prepayment; Commitment Reduction               31
2.13 Certain Notices; Minimum Amounts                32
3.  FEES AND INTEREST                                 33
3.1 Interest                                        33
3.2 Interest Period                              34

3.3 Limitations on Interest Periods                  34
3.4 Conversions and Continuations               34
3.5 Commitment Fee                               34
3.6 Letter of Credit Fees                          34
3.7 Illegality                                      35
3.8 Inability to Determine Quoted Rate               35
3.9 Increased Costs and Reduced Return                 35
3.10 Indemnity                                      36
3.11 Notice of Amounts Payable                          36
3.12 Interest Savings Clause                       36
4.  SECURITY INTEREST - COLLATERAL              37
4.1 Security Interest                                 37
4.2 Additional Collateral                          38
4.3 Perfection of Security Interest                  38

4.4 Right to Inspect; Verifications                  38
5.  REPRESENTATIONS AND WARRANTIES              39
5.1 Corporate Existence and Qualification         39
5.2 Corporate Authority; Valid and Binding Effect    39
5.3 No Conflict                                          39
5.4 Governmental Action                               39
5.5 No Litigation                                40
5.6 Solvency                                        40
5.7 Taxes                                      40
5.8 Financial Information                          40
5.9 Title to Property                                 41
5.10 Violations of Law                                41
5.11 ERISA                                          41
5.12  Environmental Laws                      42
5.13 Margin Stock                                42
5.14 No Default                                          42
5.15 Chief Executive Office; Collateral Locations    43
5.16 Corporate and Trade or Fictitious Names      43
5.17 Accounts                                       43
5.18 Adequacy of Intangible Assets              44
5.19 Equipment                                      44
5.20 Inventory                                      44
5.21 Investment Property                      44
5.22 Indebtedness                                44
5.23 Existing Liens                              44
5.24 Trade Relations                                  45
5.25 Broker's or Finder's Fees                          45
5.26 Security Interest                                45
5.27 Regulatory Matters                               45
5.28 Disclosure                                          45
5.29 Burdensome Restrictions                       45
5.30 Senior Indebtedness                      45
5.31 Shell Subsidiaries                               46
6.  AFFIRMATIVE COVENANTS                          46
6.1 Records Respecting Collateral;
    Lockbox or Blocked Account Arrangement        46
6.2 Reporting Requirements                         46
6.3 Tax Returns                                          48
6.4 Compliance With Laws                      48
6.5 Environmental Laws                                48
6.6 ERISA                                      48
6.7 Books and Records                                 49

6.8 Notifications to the Administrative
Agent and the Lenders                                 49
6.9  Insurance                                      49
6.10 Maintenance of Intellectual Property         50
6.11 Preservation of Corporate Existence          50
6.12 Equipment                                      50
6.13 Other Indebtedness                               50
6.14 Year 2000 Compliance                          51
6.15 Assignment of Leasehold Interests               51
6.16 Additional Documents                          51
6.17 Upstream Payment of Dividends and Distributions 51
7..  NEGATIVE COVENANTS                               51
7.1 Liens                                      52
7.2 Indebtedness                                 52
7.3 Asset Sales                                          52
7.4 Guaranties                                      52
7.5 Investments and Acquisitions                52
7.6  Prohibition of Fundamental Changes              53
7.7 Issuance of Stock                                 53
7.8 Fiscal Year                                          53
7.9 ERISA                                      53
7.10 Relocations; Use of Name                      54
7.11 Arm's-Length Transactions                          54
7.12 Amendments                                          54
8.  FINANCIAL COVENANTS                               54
8.1 Net Worth                                       54
8.2 Leverage Ratio                               54
8.3 Senior Debt Leverage Ratio                          55
8.4 Interest Coverage Ratio                        55
8.5 Dividends                                       55
9.  EVENTS OF DEFAULT                                 55
9.1 Obligations                                          55
9.2 Misrepresentations                                56
9.3 Covenants                                       56
9.4 Other Covenants                              56
9.5 Other Debts                                          56
9.6 Tax Lien                                        56
9.7 ERISA                                      56
9.8 Voluntary Bankruptcy                      57
9.9 Involuntary Bankruptcy                         57
9.10 Suspension of Business                        57
9.11 Judgments                                      57
9.12 RICO                                      57

9.13 Failure of Security                      57
9.14 Guaranty                                       58
9.15 Intercompany Loan Documents                58
9.16 Management                                          58
9.17 Change of Control                                58
9.18 Exercise of Put Option                        58
10.  REMEDIES                                       58
10.1 Default Rate                                59
10.2 Termination; Acceleration of the Obligations    59
10.3 Set-Off                                        59
10.4 Rights and Remedies of a Secured Party       59
10.5 Take Possession of Collateral              59
10.6 Sale of Collateral                               59
10.7 Judicial Proceedings                          60
10.8 Actions in Respect of the Letters of
      Credit Upon Default                          60
10.9 Notice                                         60
10.10 Appointment of the Collateral Agent
     as the Borrower's Lawful Attorney               61
11.  CONDITIONS PRECEDENT                          61
11.1 Conditions Precedent to Effectiveness        61
11.2 All Loans                                      64
11.3 Delay in Satisfaction of Conditions Precedent   65
12.  THE AGENT                                      65
12.1 Appointment, Powers and Immunities              65
12.2 Reliance by Agents                               65
12.3 Defaults                                       66
12.4 Rights as a Lender                               66
12.5 Indemnification                                  66
12.6 Non-Reliance on Administrative Agent
     and the other Lenders                         67
12.7 Failure to Act                              67
12.8 Resignation or Removal of an Agent              67
12.9 Collateral Matters                               68
12.10 The Borrower Not a Beneficiary                 70
13.  MISCELLANEOUS                               71
13.1 Waiver                                         71
13.2 Survival                                       71
13.3 Assignments; Successors and Assigns          71
13.4 Counterparts                                73
13.5 Expense Reimbursement                         73

13.6 Severability                                73
13.7 Notices                                        73
13.8 Entire Agreement; Amendment                74
13.9 Time of the Essence                      74
13.10 Interpretation                                  75
13.11 Lenders Not Joint Venturers               75
13.12 Cure of Defaults by Lenders               75
13.13 Indemnity                                          75
13.14 Consequential Damages                        76
13.15 Attorney-in-Fact                                76
13.16 Financing Statements                         76
13.17 Governing Law; Jurisdiction               76
13.18 Waiver of Jury Trial                          2

     Schedule 5.1   -    Foreign Qualifications
     Schedule 5.5   -    Litigation and Related Proceedings
     Schedule 5.7   -    Taxes
     Schedule 5.11  -    ERISA Matters
     Schedule 5.15  -    Executive Offices; Business and Collateral
Locations
     Schedule 5.16  -    Corporate and Trade or Fictitious Names
     Schedule 5.18  -    Intangible Assets
     Schedule 5.21  -    Investments
     Schedule 5.23  -    Existing Liens
     Schedule 5.22  -    Existing Indebtedness

     Exhibit A -    Form of Intercompany Loan and Security Agreement
     Exhibit B -    Form of Master Contribution and Indemnity Agreement
     Exhibit C -    Form of Master Subsidiary Guaranty
     Exhibit D -    Form of Master Subsidiary Pledge Agreement
     Exhibit E -    Form of Master Subsidiary Security Agreement
     Exhibit F -    Form of Promissory Note
     Exhibit G -    Form of Opinion of Counsel (Intercompany Loans)
     Exhibit H -    Form of Request for Letter of Credit
     Exhibit I      -    Form of Notice of Borrowing
     Exhibit J      -    Form of Compliance Certificate
     Exhibit K -    Form of Borrowing Availability Certificate

     Exhibit L -    Form of Opinion of Swidler & Berlin, Chartered
     Exhibit M -    Form of Assignment

                              AMENDED AND RESTATED
                         LOAN AND SECURITY AGREEMENT

     THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Agreement") is made and entered into as of the 31st day of March, 1998, by and among IT PARTNERS, INC., a Delaware corporation (the "Borrower"), each of the Lenders signatory hereto (hereinafter referred to individually as the "Lender" and collectively as the "Lenders"), CREDITANSTALT CORPORATE FINANCE, INC., as the letter of credit issuer (in such capacity, the "LC Issuer"), CREDIT AGRICOLE INDOSUEZ, as co-agent for the Lenders (in such capacity, together with its successors and assigns, the "Co-Agent") and CREDITANSTALT CORPORATE FINANCE, INC., as collateral agent for the Lenders (in such capacity, together with its successors and assigns, the "Collateral Agent") and administrative agent for the Lenders (in such capacity, together with its successors and assigns, the "Administrative Agent"; the Co-Agent, Collateral Agent and Administrative Agent are collectively, the "Agents" and individually an "Agent").


     W I T N E S S E T H:


     WHEREAS, the Borrower and Creditanstalt Corporate Finance, Inc. ("CCF"), as agent and sole Lender, are a party to that certain Loan and Security Agreement dated as of May 30, 1997, as amended by that certain First Amendment to Loan and Security Agreement dated as of October 17, 1997, that certain Second Amendment to Loan and Security Agreement, dated as of December 16, 1997 and that certain Third Amendment to Loan and Security Agreement, dated as of March 13, 1998 (as so amended, the "Original Loan Agreement"), pursuant to which the lenders thereunder made available to the Borrower a revolving credit facility permitting advances up to Thirty-Five Million Dollars ($35,000,000) at any one time outstanding; and;

     WHEREAS, the Borrower has requested that CCF further amend the Original Loan Agreement (i) to increase the revolving credit facility by $35,000,000 to permit advances of up to Seventy Million Dollars ($70,000,000) at any one time outstanding, and (ii) to add Credit Agricole Indosuez as a Lender and a Co-Agent; and

     WHEREAS, the Lenders are willing to extend such financing to the Borrower, subject to the terms and conditions set forth herein; and

     WHEREAS, the Borrower, the Lenders and the Agents have agreed, for the sake of convenience, to amend and restate the Original Loan Agreement in its entirety as hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by the parties hereto, the Borrower, the Lenders, the LC Issuer and the Agents hereby agree to amend and restate the Original Loan Agreement as follows:
1.  DEFINITIONS AND REFERENCES

          1.1 Certain Definitions. When used herein, the following terms shall have the following respective meanings:

          "Accounts" shall mean any "account," as such term is defined in
Section 9-106 of the UCC, now owned or hereafter acquired by the Borrower and, in any event, shall include all of the accounts, contract rights, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) of the Borrower, whether now existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights, including, without limitation, all present and future rights to payments for goods, merchandise or Inventory sold or leased or for services rendered, whether or not represented by invoices or other billing, and whether or not earned by performance; proceeds of any letter of credit on which the Borrower is a beneficiary and all forms of obligations whatsoever owing to the Borrower, together with all instruments and documents of title representing any of the foregoing, all rights in any goods, merchandise or
  Inventory which any of the foregoing may represent, all rights in any returned or repossessed goods, merchandise or Inventory, and all rights, security and guaranties with respect to each of the foregoing, including, without limitation, any rights of stoppage in transit.

          "Account Debtor" shall mean any "account debtor," as such term is defined in Section 9-105(1)(a) of the UCC and, in any event, shall include any Person who is or may become obligated to the Borrower on any Account.

          "Acquisition" shall mean any transaction, or any series of related transactions by which (a) the Borrower acquires, directly or indirectly, the business or all or substantially all of the assets of any Person, or any division of any Person, whether through Investment, purchase of assets, merger, capital contribution or otherwise or (b) any Person that was not theretofore a Subsidiary of the Borrower becomes a Subsidiary of the Borrower.

          "Administrative Agent" shall have the meaning given to such term in the preamble of this Agreement.

          "Adjusted Cash Flow" shall mean for any Person for any Calculation Period, the sum of (a) such Person's Cash Flow for the Calculation Period, plus (b) to the extent not included in clause (a) above, the Cash Flow for the Calculation Period of any other Person acquired by such Person subsequent to the first day of the Calculation Period and prior to or simultaneously with the date of the Loan or Intercompany Loan for which such calculation is made, adjusted to give effect to the Acquisition of such Person on a pro forma basis as if such Acquisition occurred on the first (1st) day of the Calculation Period; provided, however, that any such adjustment that would increase the Cash Flow of such Person shall (x) be reviewed by a firm of independent public accountants of nationally recognized standing and (y) require approval of the Agents.

          "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) of the outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors or other governing body (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) of such Person or at least ten percent (10%) of the partnership or other ownership interest of such Person; or which controls, is controlled by or is under common control with such Person; provided, however, that in no event shall the Borrower and the Lender be deemed or regarded as Affiliates of each other. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Loan and Security Agreement, as amended, modified or supplemented from time to time.

          "Agents" shall have the meaning given to such term in the preamble of this Agreement.

          "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of any Governmental Authority applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

          "Applicable Margin" shall mean (a) with respect to Eurodollar
Loans, four percent (4%) per annum and (b) with respect to Base Rate Loans, two percent (2%) per annum; provided however, that if on the last day of any fiscal quarter, commencing with the quarter ending June 30, 1998, Borrower's Senior Debt Leverage Ratio shall fall within any of the ranges set forth below, then, subject to delivery by a senior financial officer of Borrower of financial statements for that quarter, together with a Compliance Certificate of the chief financial officer of Borrower certifying as to Borrower's Senior Debt Leverage Ratio, in each case as required pursuant to Section 6.2(e) hereof, the Applicable Margin payable on the Loans shall be adjusted, from the date of Administrative Agent's receipt of such financial statements and Compliance Certificate until the date on which the next following quarterly financial statements are required to be delivered to the Administrative Agent, to the rate, calculated daily on the basis of a 360-day year and actual days elapsed, for the applicable type of Loan set forth opposite such range in the schedule below:


Senior Debt                Base               Eurodollar Rate    Letter of
Leverage Ratio          Rate Loans                Loans           Credit
Credit

--------------------------------------------------------------------------
Less than 3.50:1.00     1.50%                  3.50%             3.50%
but greater than or
equal to
   3.00:1.00

--------------------------------------------------------------------------
Less than 3.00:1.00     1.25%                  3.25%            3.25%
but greater than or
equal to
   2.50:1.00

--------------------------------------------------------------------------
Less than 2.50:1.00     1.00%                  3.00%           3.00%
but greater than or
equal to
   2.00:1.00

--------------------------------------------------------------------------
Less than 2.00:1.00     0.75%                  2.75%            2.75%

If Borrower does not qualify for an adjustment in interest rates as set forth above for any given fiscal quarter of Borrower or if no Compliance Certificate and quarterly financial statements are delivered by the required date, the Applicable Margin shall be those set forth in clauses (a) and (b) above.

          "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as may be amended from time to time.

          "Base Lending Rate" shall mean an interest rate per annum, fluctuating daily, equal to the higher of (a) the rate announced by the Reference Bank from time to time, as its prime rate for domestic (United States) commercial loans in effect on such day; and (b) the Federal Funds Rate in effect on such day plus one-half of one percent (1/2%). The Base Lending Rate is not necessarily intended to be the lowest rate of interest charged by the Reference Bank in connection with extensions of credit. Each change in the Base Lending Rate shall result in a corresponding change in the interest rate hereunder with respect to a Base Rate Loan and such change shall be effective on the effective date of such change in the Base Lending Rate.

          "Base Rate Loan" shall mean a Loan bearing interest at a rate based on the Base Lending Rate.

          "Borrower" shall have the meaning given to such term in the preamble of this Agreement.

          "Borrowing Availability" shall mean, for any Person, for (a) the period beginning on the Effective Date and ending on May 30, 1998, the sum of an amount equal to such Person's Adjusted Cash Flow for the twelve (12) month period most recently ended multiplied by 4.0 minus the currently outstanding aggregate amount of Indebtedness permitted pursuant to Section 7.2(c) hereof;
(b) the period beginning May 31, 1998 and ending on May 30, 1999, the sum of an amount equal to such Person's Adjusted Cash Flow for the twelve (12) month period most recently ended multiplied by 3.5 minus the currently outstanding aggregate amount of Indebtedness permitted pursuant to Section 7.2(c) hereof; and (c) thereafter, the sum of an amount equal to such Person's Adjusted Cash Flow for the twelve-month period most recently ended multiplied by 3.0 minus the currently outstanding aggregate amount of Indebtedness permitted pursuant to Section 7.2(c) hereof.

          "Borrowing Availability Certificate" shall have the meaning given to such term in Section 6.2(e)(ii) hereof.

          "Business Day" shall mean a day on which banks are not required or authorized to close in Greenwich, Connecticut and New York, New York and, if such day relates to a borrowing of, a payment or prepayment of principal or interest on, a Continuation or Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, which is also a day on which dealings by and between banks in U.S. dollar deposits are carried out in the interbank Eurodollar market.

          "Calculation Period" shall be the six (6) month period most recently ended multiplied by two (2).

          "Capital Expenditures" shall mean, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) incurred by the Borrower to acquire or construct fixed assets, plants and equipment (including renewals, improvements and replacements, but excluding repairs) during such period, computed on a consolidated basis for the Borrower and its consolidated Subsidiaries in accordance with GAAP.

          "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (including such Statement No. 13).

          "Capital Stock" shall mean, as to any Person, any and all shares, interests, warrants, participations or other equivalents (however designated) of corporate stock of such Person.

          "Cash Flow" shall mean, for any Person, for any period for which the same is computed, the sum of (a) such Person's net income (loss) for such period, plus (b) such Person's Interest Expense for such period, plus (c) such Person's depreciation and amortization for financial reporting purposes for such period, plus (d) income tax expense for such period, computed in each case on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

          "CCF" shall have the meaning given to such term in the preamble of this Agreement.

          "Chattel Paper" shall mean any "chattel paper," as such term is defined in Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by the Borrower.

          "Co-Agent" shall have the meaning given to such term in the preamble of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.

          "Collateral" shall mean the property of the Borrower in which the Collateral Agent has, or is to have, a Lien on or security interest in pursuant to this Agreement or the Loan Documents, or any of them, as security for payment of the Obligations.

          "Collateral Agent" shall have the meaning given to such term in the preamble of this Agreement.

          "Commitment" shall mean the aggregate obligation of the Lenders to make Loans and to incur Letter of Credit Obligations to the Borrower, subject to the terms and conditions hereof, up to an aggregate principal amount not to exceed at any one time outstanding as to all of the Lenders Seventy Million Dollars ($70,000,000), subject to reduction as set forth in Section 2.12 hereof.

          "Commitment Fee" shall mean that amount due and payable to the Lenders from the Borrower pursuant to and in the amount specified in Section
3.5 hereof.

          "Commitment Percentage" shall mean, as to each Lender, that amount, expressed as a percentage, equal to the ratio of the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Commitment" to the aggregate amount of the Commitment; provided, that the Commitment Percentage of each Lender shall be increased or decreased, as appropriate, to reflect any assignments made by such Lender pursuant to
Section 13.3(c) hereof.

          "Continue," "Continuation" and "Continued" shall refer to the continuation pursuant to Section 3.4 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

          "Contracts" shall mean all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

          "Convert," "Conversion" and "Converted" shall refer to a conversion pursuant to Section 3.4 hereof of a Base Rate Loan into a Eurodollar Loan or of a Eurodollar Loan into a Base Rate Loan.

          "Copyrights" shall mean all of the following now or hereafter acquired by the Borrower: (a) all copyrights, registrations and applications therefor, (b) all renewals and extensions thereof, (c) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (d) all rights to sue for past, present and future infringements or misappropriations thereof, and (e) all other rights corresponding thereto throughout the world.

          "Current Assets" shall mean all assets which in accordance with GAAP would be classified as current assets.

          "Current Liabilities" shall mean all liabilities which, in accordance with GAAP, would be classified as current liabilities.

          "Default" shall mean the occurrence of any event or condition which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

          "Default Rate" shall mean (a) with respect to any Loan or portion thereof, an interest rate per annum equal to two percent (2%) above the interest rate set forth for such Loan in Section 3.1(a)(i) or (ii) hereof or
(b) with respect to any portion of the Obligations other than Loans, two percent (2%) above the rate set forth in Section 3.1(a)(ii) hereof.

          "Documents" shall mean any "documents," as such term is defined in
Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by the Borrower.

          "Effective Date" shall mean the date that this Agreement has been signed by the Borrower, the Lenders and the Agents and all conditions precedent set forth in Section 11.1 have been satisfied.


               "Environmental Laws" shall mean all federal, state, local
and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances and any and all regulations, codes, standards, plans, orders, decrees, writs, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

          "Equipment" shall mean any "equipment," as such term is defined in
Section 9-109(2) of the UCC, now owned or hereafter acquired by the Borrower, and, in any event, shall include all of the equipment, fixtures and leasehold improvements of the Borrower, whether now existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights, including, without limitation, all furniture, machinery, vehicles and trade fixtures, together with any and all accessories, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time issued or promulgated thereunder.

          "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with the Borrower is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          "Eurodollar Loan" shall mean that portion of a Loan bearing interest at a rate based on the Quoted Rate.

          "Event of Default" shall mean any of the events or conditions described in Article 9 hereof.

          "Excess Cash Flow" shall mean, for any fiscal year of Borrower, an amount equal to (a) Borrower's Cash Flow for such fiscal year, less (b) Capital Expenditures by Borrower during such fiscal year, less (c) to the extent not previously included in item (b) hereof, scheduled payments of principal of Indebtedness of Borrower during such fiscal year less (d) Borrower's Interest Expense paid in cash during such fiscal year, less (e) Borrower's income tax expense paid in cash during such fiscal year less (f) increases in Working Capital from the first of such fiscal year to the last day of such fiscal year, plus (g) decreases in Working Capital from the first of such fiscal year to the last day of such fiscal year, all as set forth on the annual financial statements of Borrower delivered pursuant to Section 5.8(b) hereof and in each case computed on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

          "Federal Funds Rate" shall mean, for any day, the overnight federal funds rate in New York City, New York, as published for such day (or, if such day is not a New York Business Day, for the next preceding Business
Day) in the Federal Reserve Statistical Release H.15 (519) or any successor publication, or if such rate is not so published for any day which is a New York Business Day, the average of the quotations for such day on overnight federal funds transactions in New York City received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

          "Fee Letter" shall mean that certain letter agreement dated March 17, 1998 between Borrower and CCF providing for the payment of certain fees by the Borrower to CCF in its capacity as Administrative Agent and Collateral Agent.

          "Funded Debt" shall mean , for any Person, collectively, (a) the aggregate principal amount of Indebtedness for borrowed money which would, in accordance with GAAP, be classified as long-term debt, together with the current maturities thereof; (b) all Indebtedness outstanding under any revolving credit, line of credit or similar agreement providing for borrowings (and any extensions or renewals thereof), notwithstanding that any such Indebtedness is created within one year of the expiration of such agreement;
(c) the principal component of Capital Lease Obligations; (d) all indebtedness, obligations or other liabilities of such Person with respect to letters of credit issued for such Person's account; and (e) any other Indebtedness bearing interest or carrying a similar payment requirement (including (i) any outstanding Capital Stock constituting Indebtedness under clause (d) of the definition thereof and (ii) any Indebtedness issued at a discount to its face amount), calculated in all cases for such Person and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Borrower and its Subsidiaries, as reflected in the financial information referred to in Section
5.8 hereof.

          "General Intangibles" shall mean any "general intangibles," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by the Borrower, and, in any event shall include all general intangibles of the Borrower, whether now existing or acquired or arising or in which the Borrower now has or hereafter acquires any rights, including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, Patents, patent applications, service marks, Trademarks, trade names, Trade Secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processors, models, drawings, materials, records, goodwill, Copyrights, registrations, Licenses, franchises, customer lists, agency and other contracts, tax refund claims, computer programs, all claims under guaranties, Liens or other security held by or granted to the Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification, and all other intangible property of every kind and nature (other than Accounts).

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "Hazardous Substances" shall mean any pollutant, contaminant, hazardous, toxic or dangerous waste, substance or material, or any other substance or material regulated or controlled pursuant to any Environmental Law, including, without limiting the generality of the foregoing, asbestos, PCBs, petroleum products (including crude oil, natural gas, natural gas liquids, liquified natural gas or synthetic gas) or any other substance defined as a "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "hazardous material," "hazardous chemical," "hazardous waste," "regulated substance," "toxic chemical," "toxic substance" or other similar term in any Environmental Law.

          "Indebtedness" shall mean, as applied to any Person at any time,
(a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto; (ii) under profit payment agreements or similar agreements;
(iii) with respect to letters of credit issued for such Person's account; (iv) to pay the deferred purchase price of property or services, except unsecured accounts payable and accrued expenses arising in the ordinary course of business which are less than sixty (60) days past due; or (v) Capital Lease Obligations; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of any foreign exchange contract or Interest Hedge Agreement, net of liabilities owed to such Person by the counterparties thereon; (d) all Capital Stock of such Person subject (upon the occurrence of any contingency or otherwise) to mandatory redemption prior to the first anniversary of the Maturity Date; provided, however, that Indebtedness shall not include (i) Borrower's Series A Preferred Stock, or (ii) the "Warrants," as such term is defined in the Preferred Stock and Warrant Purchase Agreement;
(e) indebtedness of others Guaranteed by such Person.

          "Instruments" shall mean any "instrument," as such term is defined in Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by the Borrower, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intercompany Contribution and Indemnity Agreement" shall mean the Intercompany Contribution and Indemnity Agreement executed or to be executed by and among each Subsidiary receiving an Intercompany Loan.

          "Intercompany Loan and Security Agreement" shall mean a Loan and Security Agreement substantially in the form of Exhibit A attached hereto, by and between the Borrower, as the Lender, and a Subsidiary of the Borrower, as the Borrower, providing for the making of revolving loans by the Borrower to such Subsidiary and for the grant to the Borrower of a first priority lien and security interest in all of the assets of such Subsidiary to secure the Intercompany Loans thereunder.

          "Intercompany Guaranties" shall mean the guaranties in favor of the Borrower executed or to be executed by each Subsidiary receiving an Intercompany Loan in favor of the Borrower guaranteeing the obligations of each other Subsidiary of the Borrower under an Intercompany Loan and Security Agreement.

          "Intercompany Loan Documents" shall mean, with respect to the Intercompany Loans made by the Borrower to any Subsidiary of the Borrower, the Intercompany Loan and Security Agreements, the Intercompany Guaranties, the Intercompany Pledge Agreements, the Intercompany Contribution and Indemnity Agreement, the UCC-1 financing statements, and each of the other agreements, documents and instruments to be executed and delivered in connection therewith.

          "Intercompany Loans" shall mean revolving loans made by the Borrower to a Subsidiary of the Borrower from time to time in accordance with the terms of an Intercompany Loan and Security Agreement.

          "Intercompany Pledge Agreements" shall mean the pledge agreements in favor of the Borrower executed or to be executed by each Subsidiary receiving an Intercompany Loan (the "Pledging Subsidiary"), pledging to Borrower all issued and outstanding shares of stock of each Subsidiary of such Pledging Subsidiary as security for the obligations of each such Pledging Subsidiary under an Intercompany Loan and Security Agreement and Intercompany Guaranty.

          "Interest Coverage Ratio" shall mean, as to any Person, for any period, the ratio of (a) such Person's Cash Flow for such period to (b) such Person's Interest Expense (excluding any amortization of original issue discount related to the Subordinated Seller Notes) for such period, in each case calculated in accordance with GAAP.

          "Interest Expense" shall mean, for any period, as to any Person, total interest expense, whether paid, accrued or capitalized (including the interest component of Capital Lease Obligations), of such Person, including, but not limited to, all origination and other fees, all amortization of original issue discount and the net amount payable under any Interest Hedge Agreement between such Person and any other Person, computed in each case on a consolidated basis for such Person and its consolidated subsidiaries in accordance with GAAP.

          "Interest Hedge Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "Interest Period" shall mean, in connection with any Eurodollar Loan, the period beginning on the date such Eurodollar Loan is made, Continued or Converted and continuing for one (1), two (2), three (3) or six (6) months as selected by the Borrower in its Notice of Borrowing. Notwithstanding the foregoing, however, (a) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; and (b) any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (a) above) end on the last day of such calendar month.

          "Inventory" shall mean all "inventory," as such term is defined in
Section 9-109(4) of the UCC, owned or hereafter acquired by the Borrower, and, in any event, shall include all of the inventory of the Borrower, whether now existing or acquired or arising or in which the Borrower now has or hereafter acquires any rights, including, without limitation, any and all goods, merchandise and other personal property, wheresoever located and whether or not in transit, which is or may at any time be held for sale or lease or to be furnished under any contract of service or held as raw materials, work in process, finished goods or materials, and supplies of any kind, nature or description used or consumed in the business of the Borrower, including, without limitation, all such property, the sale or other disposition of which has given rise to an Account and which may have been returned to or repossessed or stopped in transit by the Borrower.

          "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are now owned by the Person entering into such short sale), (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such advance, loan or extension of credit representing the purchase price of goods, intangibles or services sold or supplied in the ordinary course of business) or Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such Person and (without duplication) any amount committed to be advanced, lent or extended to such Person, (c) any Acquisition other than the acquisition of goods, intangibles or services purchased in the ordinary course of business and accounted for as an expense in accordance with GAAP or as a Capital Expenditure or (d) the entering into of any Interest Hedge Agreement.

          "Investment Property" shall mean all "investment property" of the Borrower, as such term is defined in Section 9-115 of the UCC, whether now owned or existing or hereafter acquired or arising, and, in any event, shall include all of the following: (a) all securities of the Borrower, whether certificated or uncertificated; (b) any share, participation or other interest in a Person or in property or in an enterprise of a Person held directly or indirectly by the Borrower which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; (c) all commodity futures contracts of the Borrower, options on any commodity futures contract held by the Borrower, all commodity options or other contracts of the Borrower that are traded on, or subject to the rules of, a board of trade that has been designated as a contract market for such contracts pursuant to the federal commodities laws or which are traded on one or more foreign commodity boards of trade, exchanges, or markets and are carried on the books of registered futures commodity merchant or on the books of a Person providing clearance or settlement services for a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws; (d) any of the foregoing held, directly or indirectly, in the name of any other Person to the extent such other Person has expressly agreed to treat the Borrower as the Person entitled to exercise the rights comprising the foregoing; and (e) all right, title and interest of the Borrower in any account to which any of the foregoing have been credited.

          "LC Issuer" shall have the meaning given to such term in the preamble of this Agreement.

          "Lenders" shall have the meaning given to such term in the preamble of this Agreement.

          "Letter of Credit" shall mean any documentary or standby letter of credit issued at the request and for the account of the Borrower or for which the Lenders have incurred Letter of Credit Obligations under Section 2.6 of this Agreement.

          "Letter of Credit Documents" shall mean, collectively, such reimbursement agreements and other instruments, documents or agreements as shall be executed by the Borrower with or in favor of the LC Issuer.

          "Letter of Credit Obligations" shall mean all outstanding obliga-tions incurred by the LC Issuer or any of its Affiliates at the request of the Borrower, whether di-rect or indirect, contingent or otherwise, due or not due, in con-nection with the issuance or deemed issuance by the LC Issuer or any of its Affiliates, of Letters of Credit, including, without limitation, the undrawn amount of any outstanding Letter of Credit and any amount disbursed by the LC Issuer or any of its Affiliates pursuant to a Letter of Credit for which the LC Issuer has not been reimbursed by the Borrower pursuant to Section 2.6 hereof. The amount of such Letter of Credit Obligations at any time shall equal the maxi-mum amount which may be payable by the LC Issuer pursuant to the Letters of Credit at such time.

          "Leverage Ratio" shall mean, as of the last day of any fiscal quarter of Borrower, the ratio of (a) the aggregate amount of Borrower's Funded Debt outstanding on such date, to (b) the Borrower's Adjusted Cash Flow for the Calculation Period then ending, in each case computed on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

          "License" shall mean any Patent License, Trademark License or other license as to which the Lender has been granted a security interest hereunder.

          "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

          "Loans" shall mean, collectively, the loans made pursuant to
Section 2.1 hereof and "Loan" shall mean any loan made pursuant to Section 2.1 hereof.

          "Loan Documents" shall mean this Agreement, the Fee Letter, the Notes, the Letter of Credit Documents, the Stock Pledge, the Master Subsidiary Guaranty, the Master Subsidiary Security Agreement, the Master Subsidiary Pledge Agreement, and the other instruments, documents or agreements executed by the Borrower, any of its Affiliates or any other Person pursuant to Sections 2.4(b), 4.2 or 11.1, hereof, any subordination agreement relating to Subordinated Debt, any financing statements covering portions or all of the Collateral and any and all other instruments, documents, and agreements now or hereafter executed and/or delivered by the Borrower in connection herewith, or any one, more, or all of the foregoing, as the context shall require, and "Loan Document" shall mean any one of the Loan Documents.

          "Majority Lenders" shall mean, at any time, the Lenders holding at least sixty-seven percent (67%) of the aggregate outstanding amount of the Commitments or, if the Commitments have been terminated, the Lenders holding at least sixty-seven percent (67%) of the aggregate outstanding principal amount of the Loans.

          "Margin Stock" shall mean "margin stock," as such term is defined from time to time in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          "Master Contribution and Indemnity Agreement" shall mean the amended and restated master contribution and indemnity agreement, substantially in the form of Exhibit B attached hereto and incorporated herein by reference, executed by and among each Subsidiary of the Borrower.

          "Master Subsidiary Guaranty" shall mean the amended and restated master guaranty of the Obligations hereunder, substantially in the form of Exhibit C attached hereto and incorporated herein by reference, executed by each Subsidiary of the Borrower in favor of the Collateral Agent, for the benefit of the Lenders.

          "Master Subsidiary Pledge Agreement" shall mean the amended and restated master pledge agreement, executed by each Subsidiary of Borrower in favor of the Collateral Agent, for the benefit of the Lenders, substantially in the form of Exhibit D attached hereto and incorporated herein by reference, and pledging a second priority lien on and security interest in all of the stock, partnership interest or other ownership interest held by such Subsidiary in any other Subsidiary of Borrower to the Collateral Agent, for the benefit of the Lenders, as security for the Obligations.

          "Master Subsidiary Security Agreement" shall mean the amended and restated master security agreement, substantially in the form of Exhibit E attached hereto and incorporated herein by reference, executed and delivered by each Subsidiary of Borrower in favor of the Collateral Agent, for the benefit of the Lenders, and granting, respectively, a second priority security interest in and lien on all of the assets of such Subsidiary to the Collateral Agent, for the benefit of the Lenders.

          "Material Adverse Effect" shall mean any event or condition which, alone or when taken with other events or conditions occurring or existing concurrently therewith, (a) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, prospects, or properties of the Borrower or any of its Subsidiaries; (b) has or is reasonably expected to have any material adverse effect on the validity or enforceability of this Agreement or any Loan Document; (c) materially impairs or is reasonably expected to materially impair the ability of the Borrower to pay and perform the Obligations; (d) materially impairs or is reasonably expected to materially impair the ability of the Lender to enforce its rights and remedies under this Agreement and the Loan Documents; or (e) has or is reasonably expected to have any material adverse effect on the Collateral, the Liens of the Lender in the Collateral or the priority of such Liens.

          "Maturity Date" shall mean November 30, 2001.

          "MPPAA" shall mean the Multiemployer Pension Plan Amendments Act of 1980, amending Title V of ERISA.

          "Multiemployer Plan" shall have the same meaning as set forth in
Section 4001(a)(3) of ERISA.

          "Net Income" shall mean, for any period and for any Person, the income (or loss) of such Person for such period, after deducting therefrom all operating expenses, provisions for all taxes and reserves and all other proper deductions, all determined in accordance with GAAP.

          "Net Worth" shall mean, as to any Person, at any time, the excess of such Person's total assets over Total Liabilities, excluding, however, from the definition of assets the amount of (a) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the later to occur of (i) the Effective Date and (ii) the date any such Person acquired such asset; (b) treasury stock; (c) receivables from Affiliates of such Person; and (d) unamortized debt discount and expense of such Person, all determined in accordance with GAAP on a consolidated basis for such Person and its Subsidiaries.

          "Notes" shall have the meaning given such term in Section 2.1 hereof.

          "Notice of Borrowing" shall have the meaning given such term in
Section 2.13(a) hereof.

          "Obligations" shall mean the Loans, the Letter of Credit
Obligations and any and all other indebtedness, liabilities and obligations of the Borrower to the Agents or any Lender of every kind and nature (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to the Borrower by the Agents or any Lender and future advances made to or for the benefit of the Borrower), arising under this Agreement or under any of the other Loan Documents, or acquired by the Agents from any other source, whether arising by reason of an extension of credit, opening of a letter of credit, loan, lease, guaranty, indemnification, Interest Hedge Agreement or in any other manner, in each case whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter acquired or arising.

          "Operating Lease" shall mean, as to any Person, any lease that is not required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

          "Patent License" shall mean all of the following, whether now owned or existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights: any written agreement granting any right to make, use, sell, sublicense and/or practice any invention on which a Patent is in existence.

          "Patents" shall mean all of the following, whether now owned or existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights: (a) all patents and patent applications, (b) all inventions and improvements described and claimed therein, (c) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (d) all income, royalties, damages and payments now and hereafter due and/or payable to the Borrower with respect thereto, including without limitation, damages and payments for past, present or future infringements or misappropriations thereof, (e) all rights to sue for past present and future infringements or misappropriations thereof, and (f) all other rights corresponding thereto throughout the world.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor agency or Person performing substantially the same functions.

          "Permitted Liens" shall mean, collectively: (a) those Liens existing on the date hereof with respect to specific items of Equipment and described on Schedule 5.23 hereto; (b) Liens in favor of the Collateral Agent arising under the Loan Documents; (c) Liens on assets of Borrower's Subsidiaries in favor of the Collateral Agent, as assignee of the Borrower, arising under the Intercompany Loan Documents; and (d) Liens for (i) property taxes not delinquent, (ii) taxes not yet subject to penalties, (iii) pledges or deposits made under Workmen's Compensation, Unemployment Insurance, Social Security and similar legislation, or in connection with appeal or surety bonds incident to litigation, or to secure statutory obligations, and (iv) mechanics' and materialmen's Liens with respect to liabilities which are not yet due or which are being contested in good faith.

          "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Plan" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of the Borrower or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including, but not limited to, the following types of plans:

          (a) Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute," "rabbi trust," or other executive compensation plan, program, contract, arrangement or practice ("Executive Arrangements");

          (b) ERISA Plans - any "employee benefit plan," except any Multiemployer Plan, as defined in Section 3(3) of ERISA, whether maintained by or for a single employee or by or for multiple employees, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits ("ERISA Plans");

          (c) Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice ("Fringe Benefit Plans"); and

          (d)  Multiemployer Plan - any Multiemployer Plan.

          "Preferred Stock and Warrant Purchase Agreement" shall mean that certain Second Amended and Restated Preferred Stock and Warrant Purchase Agreement dated as of the date hereof, by and among Borrower, CCF, FF-ITP, L.P., Indosuez IT Partners, Wachovia Capital Associates, Inc. and each of the other stockholders named on the signature pages thereto, as amended, modified, supplemented and/or restated from time to time.

          "Proceeds" shall mean "proceeds," as such term is defined in
Section 9-306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisitions, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Quoted Rate" shall mean, when used with respect to an Interest Period for a Eurodollar Loan, the quotient of (i) the offered rate quoted by the Reference Bank in the interbank Eurodollar market in New York, New York or London, England on or about 11:00 a.m. (New York or London time, as the case may be) two (2) Business Days prior to such Interest Period for U.S. dollar deposits of an aggregate amount comparable to the principal amount of the Eurodollar Loan to which the Quoted Rate is to be applicable and for a period comparable to such Interest Period, divided by (ii) one (1) minus the Reserve Percentage. For purposes of this definition, (a) "Reserve Percentage" shall mean with respect to any Interest Period, the percentage which is in effect on the first day of such Interest Period under Regulation D as the maximum reserve requirement for member banks of the Federal Reserve System in New York City with deposits comparable in amount to those of the Reference Bank against Eurocurrency Liabilities and (b) "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D, as in effect from time to time. The Quoted Rate for the applicable period shall be adjusted automatically on and as of the effective date of any change in the applicable Reserve Percentage.

          "Reference Bank" shall mean Creditanstalt AG, an Austrian banking corporation acting through its Connecticut Branch; provided, however, that in the event the Creditanstalt AG no longer announces a prime rate or provides a Quoted Rate, the Reference Bank shall be such other bank or other financial institution, having rates substantially similar to Creditanstalt AG, as the Administrative Agent, in consultation with the Borrower, shall reasonably select.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

          "Reportable Event" shall have the meaning set forth in Section 4043 of ERISA.

          "Request for a Letter of Credit" shall have the meaning given such term in Section 2.13(a) hereof.

          "Secured Indebtedness" shall mean, as applied to any Person, all Indebtedness of such Person that is secured in whole or in part by a Lien on any property of such Person.

          "Senior Debt" shall mean all Funded Debt of the Borrower other than Subordinated Debt.

          "Senior Debt Leverage Ratio" shall mean, as of the last day of any fiscal quarter of Borrower, the ratio of (a) the aggregate amount of Borrower's Senior Debt outstanding on such date, to (b) the Borrower's Adjusted Cash Flow for the Calculation Period then ending, in each case computed on a consolidated Basis for Borrower and its Subsidiaries in accordance with GAAP.

          "Solvent" shall mean, as to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (b) is able to pay its debts as they mature and (c) owns property whose fair salable value is greater than the amount required to pay its debts (including contingent obligations).

          "Stockholder Agreement" shall mean that certain Amended and Restated Stockholder Agreement, dated as of the date hereof, by and among the Borrower, Daniel J. Klein, Jamie E. Blech, Martin Kandl, Haeyoung Kandl, Stanley A. Nice, John Clement, CCF FF-ITP, L.C., Indosuez IT Partners, Wachovia Capital Associates, Inc. and the other stockholders of Borrower.

          "Stock Pledge Agreement" shall mean that certain Stock Pledge Agreement of even date herewith, as the same may be amended, restated, supplemented or otherwise modified from time to time, by and between the Borrower and the Collateral Agent, pursuant to which the Borrower pledges to the Collateral Agent, for the benefit of the Lenders and the Agents, all of the issued and outstanding Capital Stock of each Subsidiary of the Borrower.

          "Subordinated Debt" shall mean collectively (a) the Subordinated Seller Notes and (b) all other Indebtedness of the Borrower that is unsecured and has been subordinated in right of payment to the payment in full of the Obligations, all on terms and conditions satisfactory to the Agents and the Majority Lenders.

          "Subordinated Seller Notes" shall mean promissory notes issued by Borrower as a portion of the consideration payable in connection with an Acquisition permitted by, or consented to by the Majority Lenders in accordance with, Section 7.5 hereof and which have been subordinated in right of payment to the payment in full of the Obligations, all on terms and conditions satisfactory to the Agents and the Majority Lenders.

          "Subsidiary" shall mean, as to any Person, any other Person, of which more than fifty percent (50%) of the outstanding shares of Capital Stock or other ownership interest having ordinary voting power to elect a majority of the board of directors of such corporation or similar governing body of such other Person (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or by one or more "Subsidiaries" of such Person.

           "Tax" shall mean and include any present or future tax, levy, cost or charge of any nature imposed by any government or any authority or political subdivision thereof, excluding taxes on or measured by the net income of the Lender imposed by any jurisdiction in which the principal or relevant lending office of the Lender is located.

          "Termination Date" shall mean the earliest of (a) the Maturity
Date; (b) the date the Commitment is reduced to zero pursuant to Section 2.12 hereof; and (c) the date the Commitment is terminated pursuant to Section 10.2 hereof.

          "Total Liabilities" shall mean all Obligations, Indebtedness or other liabilities of any kind or nature, fixed or contingent, due or not due, which, in accordance with GAAP, would be classified as a liability on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries, together with any obligation, indebtedness or other liability of any kind or nature, fixed or contingent, due or not due, which, in accordance with GAAP, would be classified as a liability on the balance sheet of any Person other than the Borrower and its consolidated Subsidiaries and which has been Guaranteed by the Borrower or any of its consolidated Subsidiaries.

          "Trade Secrets" shall mean (a) trade secrets, along with any and all (b) income, royalties, damages and payments now and hereafter due and/or payable to the Borrower with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (c) rights to sue for past, present and future infringements or misappropriations thereof, and (d) all rights corresponding thereto throughout the world.

          "Trademark License" shall mean all of the following, whether now owned or existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights: any written agreement granting any right to use any Trademark or trademark registration.

          "Trademarks" shall mean all of the following, whether now owned or existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights: (a) all trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, and the entire product lines and goodwill of the business of the Borrower connected therewith and symbolized thereby, (b) all renewals thereof, (c) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, (d) all rights to sue for past, present and future infringements or misappropriations thereof, and (e) all other rights corresponding thereto throughout the world.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

          "Working Capital" shall mean, as of any date, the amount by which Borrower's Current Assets exceed Borrower's Current Liabilities.

          1.2 Use of Defined Terms. All terms defined in this Agreement and the Exhibits hereto shall have the same defined meanings when used in any other Loan Document, unless the context shall require otherwise.

          1.3 Accounting Terms; Calculations. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP. Calculations hereunder shall be made and financial data required hereby shall be prepared, both as to classification of items and as to amounts, in accordance with GAAP, consistently applied (except as otherwise specifically required herein).

          1.4 Other Terms. All other terms used in this Agreement which are not specifically defined herein but which are defined in the UCC shall have the meanings set forth therein.

          1.5 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, subsections, paragraphs, clauses, subclauses, Exhibits or Schedules shall refer to the corresponding Article, Section, subsection, paragraph, clause, subclause of, Exhibit or Schedule attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions of, exhibits or schedules to, another document or instrument. All references to any instrument, document or agreement shall, unless the context otherwise requires, refer to such instrument, document or agreement as the same may be, from time to time, amended, modified, supplemented, renewed, extended, replaced or restated.

          1.6 Exhibits. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                          2.  THE LOANS AND LETTERS OF CREDIT

          2.1 Loans. Subject to the terms and conditions hereof and provided that there exists no Default or Event of Default, each Lender severally agrees to make one (1) or more loans (each a "Loan" and collectively, the "Loans") to the Borrower, upon the Borrower's request therefor made in accordance with the provisions of Section 2.2 hereof, from time to time on any Business Day during the period from the date hereof and up to, but not including, the Termination Date in an aggregate principal amount not to exceed at any one time outstanding, an amount equal to (a) the lesser of (i) the Commitment and (ii) the Borrowing Availability of the Borrower, less (b) the aggregate Letter of Credit Obligations outstanding; provided, however, that in the case of any Loan the proceeds of which are to be used for the purpose of making an Acquisition, the principal amount of such Loan shall not, unless the Majority Lenders otherwise agree, exceed the Borrowing Availability of the business that is the subject of the Acquisition. The Loans made by each Lender shall be evidenced by a promissory note, substantially in the form of Exhibit F attached hereto, payable to the Lender in the original principal face amount of such Lender's Commitment (together with any and all amendments, modifications and supplements thereto, and any renewals, replacements or extensions thereof, in whole or in part, individually, a "Note" and collectively, the "Notes"). Prior to the Termination Date, Loans may be borrowed, repaid and reborrowed in accordance with the terms hereof. All Loans shall be payable in full on the Termination Date.

          2.2  Borrowing Procedures.

          (a) The Borrower shall give the Administrative Agent notice of each request for a Loan hereunder in accordance with Section 2.2 hereof. The Administrative Agent shall promptly notify each Lender of any Notice of Borrowing received hereunder. Not later than 11:00 a.m. (prevailing Eastern time), on the date specified for each borrowing hereunder, each Lender shall make available to the Administrative Agent the amount of the Loan to be made by such Lender in accordance with such Lender's Commitment Percentage of the Loan requested, in immediately available funds at an account of the Administrative Agent designated by the Administrative Agent. The Administrative Agent shall, subject to the terms and conditions of this Agreement, not later than 2:00 p.m. (prevailing Eastern time) on the Business Day specified for such borrowing, make such amount available to the Borrower in same day funds at the office of Administrative Agent.

          (b) Unless the Administrative Agent shall have been notified by any Lender at least one (1) Business Day prior to the date on which any Eurodollar Loan is to be made to the Borrower and not later than 11:00 a.m. (prevailing Eastern time) on the date any Base Rate Loan is to be made, that such Lender does not intend to make available to the Administrative Agent such Lender's Commitment Percentage of such borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Loan and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such a corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount as recovered by the Administrative Agent at a rate per annum equal to the Federal Funds Rate, for the first two (2) Business Days, and thereafter at the rate per annum then in effect with respect to Base Rate Loans. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (c) Borrower agrees that, on the Effective Date, it shall borrow Loans from the Lenders who are not party to the Original Loan Agreement and repay Loans of the other Lenders such that, after giving effect thereto, the Loans (including, without limitation, the principal amounts, types and (if applicable) Interest Periods thereof) shall be held by the Lenders ratably in accordance with their Commitment Percentage of the Commitment by reference to the principal amounts of the Loans.

          2.3  Loan Account; Statements of Account.  The Administrative
Agent will maintain one or more loan accounts for the Borrower to which the Administrative Agent will charge all amounts advanced to or for the benefit of the Borrower hereunder or under any of the other Loan Documents and to which the Administrative Agent will credit all amounts collected under each such credit facility from or on behalf of the Borrower. The Administrative Agent will account to the Borrower periodically with a statement of charges and payments made pursuant to this Agreement, and each such account statement shall be deemed final, binding and conclusive unless the Administrative Agent is notified by the Borrower in writing to the contrary within thirty (30) days of the date of each account statement. Any such notice shall only be deemed an objection to those items specifically objected to therein. The unpaid principal amount of the Loans, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount and the accrued and unpaid fees, premiums and other amounts due hereunder shall at all times be ascertained from the records of the Administrative Agent and such records shall constitute prima facie evidence of the amounts so due and payable.

          2.4  Use of Proceeds.

          (a) The proceeds of the Loans shall be used (i) for costs and expenses related to the closing of Acquisitions, and (ii) for the purpose of making one or more Intercompany Loans to Subsidiaries of Borrower; provided, however, that the aggregate amount of such Intercompany Loans made to any Subsidiary shall not exceed, at any one time outstanding, such Subsidiary's Borrowing Availability.

          (b)  As a condition to the making of the initial Intercompany
Loan to each Subsidiary of the Borrower, the Borrower and/or such Subsidiary shall execute and deliver to the Collateral Agent each of the following instruments, documents and agreements, each in form and substance satisfactory to the Collateral Agent in its sole discretion:

          (i)  an Intercompany Loan and Security Agreement;

          (ii) an Intercompany Guaranty;

     (iii) if such Subsidiary has Subsidiaries of its own, an Intercompany Pledge Agreement, pledging to the Borrower, as security for such Intercompany Loan, all of the issued and outstanding shares of Capital Stock or other ownership interests in all Subsidiaries of such Subsidiary;

          (iv) UCC-1 Financing Statements for each jurisdiction in which such Subsidiary maintains or is deemed to maintain any personal property, which UCC-1 Financing Statements names such Subsidiary as the debtor, the Borrower as the secured party, and the Collateral Agent as assignee of the secured party;

     (v) an Addendum to Master Subsidiary Guaranty, pursuant to which such Subsidiary becomes a party to the Master Subsidiary Guaranty and guarantees the payment and performance of the Obligations (as defined in the Master Subsidiary Guaranty);

     (vi) an Addendum to Master Subsidiary Security Agreement, pursuant to which such Subsidiary becomes a party to the Master Subsidiary Security Agreement and grants a Lien on all of its assets as security for the Obligations (as defined in the Master Subsidiary Security Agreement);

     (vii) an Addendum to Master Subsidiary Pledge Agreement, amending the Master Subsidiary Pledge Agreement to pledge all of the issued and outstanding shares of Capital Stock or other ownership interest in such Subsidiary and in all Subsidiaries of such Subsidiary, if any, to the Collateral Agent as security for the Obligations;

     (viii) an Addendum to Master Contribution and Indemnity Agreement, amending the Master Contribution and Indemnity Agreement executed by and between the Subsidiaries of the Borrower with respect to the Obligations of such Subsidiaries (as defined in the Master Contribution and Indemnity Agreement);

     (ix) an amendment to the Stock Pledge Agreement, amending the Stock Pledge Agreement to pledge all of the issued and outstanding shares of Capital Stock or other ownership interest in such Subsidiary to the Collateral Agent as security for the Obligations;

          (x) copies of all filing receipts or acknowledgments issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the security interests of the Borrower or the Collateral Agent in the personal property of such Subsidiary and evidence in a form acceptable to the Collateral Agent that such security interests constitute valid and perfected first priority security interests;

          (xi) one or more assignments executed by the Borrower in favor of the Collateral Agent assigning all of the Borrower's right, title and interest in, to and under such Intercompany Loan Documents to which such Subsidiary is a party to the Collateral Agent as security for the Obligations in accordance with Section 4.2 hereof;

          (xii) a certificate of the chief financial officer of the Borrower certifying that:

               (A) both before and after giving effect to the making of such Intercompany Loan, the representations and warranties set forth in
Article 5 of this Agreement and the applicable Intercompany Loan and Security Agreement are true and correct in all material respects; and

               (B) both before and after giving effect to the making of such Intercompany Loan, no Default or Event of Default has occurred or is continuing;

          (xiii) a certificate of the Secretary of such Subsidiary dated as of the closing date of the Intercompany Loan and Security Agreement certifying (A) that attached thereto is a true and correct copy of the By-laws of such Subsidiary, as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of Resolutions adopted by the Board of Directors of such Subsidiary, authorizing the execution, delivery and performance of such Intercompany Loan and Security Agreement, Intercompany Guaranty and the agreements, documents and instruments executed and delivered in connection therewith; and (C) as to the incumbency and genuineness of the signatures of the officers of such Subsidiary executing such Intercompany Loan Agreement, Intercompany Guaranty or any of the agreements, documents or instruments to be executed in connection therewith;

          (xiv) an opinion of counsel to such Subsidiary and the Borrower, substantially in the form of Exhibit G hereto; and

     (xv) such other instruments, documents and agreements as the Collateral Agent may reasonably request.

          (c) No portion of the proceeds of any Loan may be used by the Borrower in any manner which would cause such Loan or the application of the proceeds thereof to violate any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          2.5  Several Obligations of the Lenders; Remedies Independent.

          The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make any Loan to be made by it on such date, but neither any Lender nor any Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable by the Borrower at any time hereunder and under the Note to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and its Note, and it shall not be necessary for any other Lender or Agent to consent to, or be joined as an additional party in, any proceeding for such purposes.

          2.6  Letters of Credit.

          (a) Subject to the terms and conditions hereof and provided that there exists no Default or Event of Default, at any time and from time to time from the Effective Date to (but not including) the Maturity Date, the LC Issuer agrees, in reliance upon the agreement of the Lenders set forth in
Section 2.6(c) below, to issue, for the account of the Borrower, such Letters of Credit as the Borrower may request by a Request for Letter of Credit (in the manner described in Section 2.6(b)), each in such form as may be requested from time to time by the Borrower and agreed to by the LC Issuer; provided, however, that after giving effect to the issuance of any such Letter of Credit, (i) the aggregate amount of all Letter of Credit Obligations of the Borrower outstanding at any one time does not exceed $1,000,000, and (ii) the aggregate amount of all outstanding Loans, together with all outstanding Letter of Credit Obligations, will not exceed the lesser of (A) the Commitment and (B) the Borrowing Availability of the Borrower. No Letter of Credit shall be issued by the LC Issuer under this Section 2.6(a) except to the extent reasonably necessary in connection with transactions in the ordinary course of business of the Borrower and its Subsidiaries. The expiration date of any such Letter of Credit shall not extend beyond the earliest of (i) one (1) year from the date of issuance thereof, (ii) the Maturity Date, and (iii) any date fixed for termination of the Commitment pursuant to Section 2.12 hereof.

          (b) Each request by the Borrower to the LC Issuer for a Letter of Credit shall either be oral, with prompt written confirmation, which may be by telecopy; or in writing, with such written confirmation or writing to be substantially in the form of Exhibit H attached hereto (a "Request for Letter of Credit") and shall be effective only if received by LC Issuer prior to 10:00 a.m. (prevailing Eastern time) at least three (3) Business Days prior to the date when such Letter of Credit is required, accompanied by an appropriate letter of credit application on the LC Issuer's customary form and such other Letter of Credit Documents (including, without limitation, a reimbursement agreement) in such form and containing such terms and conditions as the LC Issuer requires, executed by the chief executive officer of the Borrower. Promptly upon receipt of a Request for a Letter of Credit, the LC Issuer will notify the Administrative Agent and each Lender of such request.

          (c) Simultaneously with the issuance by the LC Issuer of any Letter of Credit under Section 2.6(a) above, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the LC Issuer, without recourse or warranty, an undivided interest and participation in such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and any security therefor or guaranty pertaining thereto, equal to such Lender's Commitment Percentage of such Letter of Credit. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the LC Issuer on demand for the amount of each draft paid by the LC Issuer under such Letter of Credit to the extent that such amount is not reimbursed by the Borrower. The failure of any Lender to make available to the LC Issuer its Commitment Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the LC Issuer its Commitment Percentage of the unreimbursed amount of any payment on the date such payment is to be made. The obligations of each Lender to make payments to the LC Issuer with respect to any Letter of Credit and its participations therein pursuant to the provisions of this Section or otherwise and the obligations of the Borrower to make payments to the LC Issuer with respect to any Letter of Credit shall be irrevocable, and shall not be subject to any qualification or exception whatsoever.

          In the event that any payment by the Borrower received by the LC Issuer with respect to a Letter of Credit and distributed by the LC Issuer to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the LC Issuer in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the LC Issuer, contribute such Lender's Commitment Percentage of the amount set aside, avoided or recovered, together with interest at the rate required to be paid by the LC Issuer upon the amount required to be repaid by it. Each Lender shall share, pro rata, in accordance with its participating interest, in any interest (but not in the processing, administration and similar fees charged by the LC Issuer, which fees shall be solely for the account of the LC Issuer) which accrues to the LC Issuer pursuant to any applicable reimbursement agreement.

          (d) The Borrower hereby agrees to reimburse, within five (5) Business Days after demand therefor, a principal amount equal to any payment made by the LC Issuer in respect of any Letter of Credit, together with interest on such amount from the date of any payment through the date of payment by the Borrower at the per annum rate applicable to Base Rate Loans; provided, however, that subject to the terms and conditions hereof the Borrower may substitute for such payment a request made within the time permitted hereunder for a Loan (which shall be a Base Rate Loan) in accordance with Section 2.13. The principal amount of any such payment made by the Borrower to the LC Issuer shall be used to reimburse the LC Issuer, or the Lenders, as the case may be, for the payment made by it in respect of such Letter of Credit.

          (e) If the Borrower fails to make any payment as and when required by Section 2.6(d), or if the Borrower fails to request a Loan in an amount sufficient to pay the outstanding Letter of Credit Obligations, the LC Issuer may, without notice to or the consent of the Borrower, deliver a Notice of Borrowing to the Administrative Agent for a Loan in an aggregate amount equal to the amount paid by the LC Issuer in respect of its Letter of Credit Obligations pursuant to Section 2.6(c) above and, for this purpose, the conditions precedent to the making of a Loan under this Agreement shall not apply. The proceeds of such Loan shall be paid to the LC Issuer to reimburse it for any pay-ments made by it in respect of such Letter of Credit Obligations.

          (f) The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, and each such Letter of Credit, and all Letter of Credit Obliga-tions in respect thereof, shall in each case remain subject to this Section 2.6.

          (g) If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the LC Issuer shall notify the Administrative Agent and the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the LC Issuer pursuant to the applicable reimbursement agreement as provided in Section 2.6(d) above, the LC Issuer may at any time thereafter notify the Administrative Agent and its Lenders of the amount of any such unpaid reimbursement obligation. No later than 3:00 p.m. (prevailing Eastern time) on the Business Day next following the receipt of such notice, each Lender shall make available to the LC Issuer at the LC Issuer's principal office in Greenwich, Connecticut, in immediately available funds, such Lender's Commitment Percentage of such unpaid reimbursement obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the LC Issuer for federal funds acquired by the LC Issuer during each day included in such period, times (ii) an amount equal to such Lender's Commitment Percentage of such unpaid reimbursement obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the LC Issuer paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such unpaid reimbursement obligation shall become immediately available to the LC Issuer and the denominator of which is 360; provided, however, that if the LC Issuer fails to give the Lenders notice the Borrower's failure to reimburse the LC Issuer, as the case may be, within three (3) Business Days following such failure, the Lenders shall be required to pay interest only for the period from and including the date the LC Issuer made payment through and including the third Business Day following such failure. The responsibility of the LC Issuer to the Borrower, the Agents and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

          (h) The Borrower's obligations under this Section 2.6 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, the Agents, any Lender or any beneficiary of a Letter of Credit. The Borrower further agrees with the LC Issuer, the Agents and the Lenders that the LC Issuer, the Agents and the Lenders shall not be responsible for, and the Borrower's reimbursement obligations under Section 2.6(d) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. Neither the LC Issuer, the Agents nor the Lenders shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the LC Issuer, the Agents or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and without gross negligence, shall be binding upon the Borrower and shall not result in any liability on the part of the LC Issuer, the Agents or any Lender to the Borrower.

          (i) The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          (j) As between the Borrower, on the one hand, and the Agents and the Lenders, on the other, the provisions of this Agreement, to the extent in conflict with any provision of any Letter of Credit Documents, shall control.

          2.7 Term; Termination. This Agreement shall terminate upon the latest to occur of (a) the Termination Date; (b) the repayment and satisfaction of all Obligations; and (c) the termination or expiration of all Letters of Credit.

          2.8 Loans in Excess of Limitations. The Borrower acknowledges that neither the Lenders nor the LC Issuer are obligated and do not presently intend to make Loans, incur Letter of Credit Obligations, or make other extensions of credit to the Borrower the principal amount of which, in the aggregate, at any time would exceed (a) the Commitment, (b) the Borrowing Availability of the Borrower, or (c) with respect to advances for the purpose of making an Acquisition, the Borrowing Availability of the business that is the subject of the Acquisition. However, it is agreed that, should the Loans, Letter of Credit Obligations or other extensions of credit incurred hereunder exceed any of such limitations, all of the obligations of the Borrower to the LC Issuer and the Lenders with respect to such Loans, Letter of Credit Obligations and extensions of credit shall nevertheless constitute Obligations under this Agreement and shall be entitled to the benefit of all Liens granted under this Agreement and all other Loan Documents. Notwithstanding the foregoing, if any amounts outstanding hereunder shall exceed any of such limitations, the Borrower shall immediately repay such excess amounts to the Administrative Agent.

          2.9  Payments.

          (a) Each payment by the Borrower on the Loans shall be made prior to 1:00 p.m. (prevailing Eastern time) on the date due and shall be made without set-off or counterclaim to the Administrative Agent at its principal U.S. office located at 2 Greenwich Plaza, 4th Floor, Greenwich, Connecticut 06830 or at such other place or places as the Administrative Agent may designate from time to time in writing to the Borrower. Each such payment shall be in lawful currency of the United States of America and in immediately available funds. The Administrative Agent shall promptly remit to each Lender such Lender's share of any payment received by the Administrative Agent from the Borrower.

          (b)  Each payment made by the Borrower hereunder to the LC
Issuer, any Agent or any Lender shall either (i) be exempt from, and be made without reduction by reason of, any Tax or (ii) to the extent that any such payment shall be subject to any Tax, be accompanied by an additional payment by the Borrower of such amount as may be necessary so that the net amount received by the LC Issuer, each Agent and each Lender (after deducting all applicable Taxes) is the same as the LC Issuer, each Agent and each such Lender would have received had such payment not been subject to such Tax. Upon any payment of Tax by the Borrower, the Borrower shall promptly (and in any event within thirty (30) days) furnish to the Administrative Agent such tax receipts, certificates and other evidence of such payment as the Borrower may have or any Agent, the LC Issuer or any Lender may reasonably request.

          (c) If the due date of any payment hereunder or under the Note would otherwise fall on a day which is not a Business Day, then such payment shall be due on the next succeeding Business Day and interest shall be payable on the principal amount of such payment for the period of such extension. If the Administrative Agent has not received any payment due hereunder by the close of business on the date such payment is due, the Borrower authorizes the Administrative Agent, at its option, to submit, on Borrower's behalf, a Notice of Borrowing for the amount of such payment, to cause the Lenders to make a Loan in the amount of such payment and to apply the proceeds of such Loan to such payment.

          2.10 Prorata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Sections 2.1 hereof shall be made from the Lenders and each payment of its Commitment Fee under Section 3.5 hereof and of the Letter of Credit fee under Section 3.6 hereof shall be made to the Administrative Agent for the account of the Lenders pro rata according to their respective Commitment Percentages; (b) each termination or reduction of the amount of the Commitments under Section 2.12 hereof shall be applied to the Lenders, pro rata according to their respective Commitment Percentages;
(c) the making, Conversion and Continuation of Loans of a particular type shall be made pro rata among the Lenders according to their respective Commitment Percentages and then current Interest Period for each Eurodollar Loan shall be coterminous; (d) each payment or prepayment of principal of Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with their respective Commitment

Percentages; provided, that if immediately prior to giving effect to any such payment in respect of any Loans the outstanding principal amount of the Loans shall not be held by the Lenders pro rata in accordance with their respective Commitment Percentages in effect at the time such Loans were made (by reason of a failure of a Lender to make a Loan hereunder in the circumstances described in the last paragraph of Section 13.8 hereof), then such payment shall be applied to the Loans in such manner as shall result, as nearly as is practicable in the judgment of the Administrative Agent, in the outstanding principal amount of the Loans being held by the Lenders prorata in accordance with their respective Commitment Percentages; and (e) each payment of interest on Loans by the Borrower shall be made for account of the Lenders prorata in accordance with the amounts of interest on such Loans then due and payable to the respective the Lenders.

          2.11 Sharing of Payments, Etc.

          (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of the Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof; provided that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender shall obtain from the Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Commitment Percentage of the principal of or interest on the Loans or such other amounts then due hereunder by such Borrower, it shall promptly notify the Administrative Agent of such payment and promptly purchase from such other the Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other the Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) prorata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders; provided, that if at the time of such payment the outstanding principal amount of the Loans shall not be held by the Lenders in accordance with their respective Commitment Percentages in effect at the time such Loans were made (by reason of a failure of a Lender to make a Loan hereunder in the circumstances described in the last paragraph of
Section 13.8 hereof), then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as is practicable in the judgment of the Administrative Agent, in the outstanding principal amount of the Loans being held by the Lenders according to each Lender's Commitment Percentage. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.11 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.11 to share in the benefits of any recovery on such secured claim.

          2.12      Prepayment; Commitment Reduction.

          (a) On April 1 of each fiscal year, commencing with the fiscal year following the fiscal year in which the sum of the aggregate outstanding principal balance of the Loans and aggregate outstanding Letter of Credit Obligations first equals or exceeds Sixty-Five Million Dollars ($65,000,000), the aggregate amount of the Commitments shall be reduced by an amount equal to, and the Borrower shall prepay the outstanding Loans in an amount equal to, sixty percent (60%) of Borrower's Excess Cash Flow for the immediately preceding fiscal year; provided, however, that Borrower shall not be required to reduce the Commitments below $10,000,000 pursuant to this Section 2.12(a).

          (b) Concurrently with the closing of any sale by Borrower of shares of its Capital Stock in an offering registered under the Securities Act of 1933, as amended, Borrower shall prepay the Loans in an amount equal to
(i) the net cash proceeds received by the Borrower from the sale of such shares of Capital Stock less (ii) any prepayments of Subordinated Seller Notes made currently with such closing, to the extent such prepayments are permitted by Section 7.12 hereof.

          (c) Subject to the other terms and conditions hereof, upon written notice to the Administrative Agent in accordance with Section 13.7, the Borrower may, at its option, reduce the Commitment, in whole or in part, in integral multiples of $500,000, on the date specified in such notice, by paying to the Lender the accrued amount of the Commitment Fee applicable to the amount of the Commitment reduction.

          (d) In no event may the Borrower reduce the Commitment below the sum of (i) the principal amount of Loans outstanding hereunder and (ii) the Letter of Credit Obligations.

          (e) The Commitment shall be automatically reduced to zero on the Maturity Date.

          (f) The Commitment, once terminated or reduced, may not be reinstated or increased.

          (g) The Borrower may prepay the Loan, in whole or in part, as provided in Section 2.13, provided, however, that the Borrower may not prepay any Loan which is a Eurodollar Loan prior to the last day of the Interest Period applicable to such Eurodollar Loan unless the Borrower pays to the Administrative Agent, for the benefit of the Lenders, concurrently with such prepayment, all amounts payable to the Lenders pursuant to Section 3.10 hereof.

          2.13 Certain Notices; Minimum Amounts.

          (a)  All notices given by the Borrower to the Administrative
Agent hereunder of terminations or reductions of the Commitment, or of borrowings, Conversions, Continuations or prepayments of Loans hereunder shall either be oral, with prompt written confirmation, which may be by telecopy; or in writing, with such written confirmation or writing, in the case of a borrowing, to be substantially in the form of Exhibit I attached hereto (a "Notice of Borrowing"); shall be irrevocable; shall be effective only if received by the Administrative Agent prior to 10:00 a.m. (prevailing Eastern time) on a Business Day which is: (i) at least fifteen (15) days prior to any such termination or reduction of the Commitment; (ii) not later than one (1) Business Day prior to the date such Loan is to be made as, Converted to or Continued as a Base Rate Loan; (iii) at least three (3) Business Days prior to the date such Loan is to be made as, Converted to or Continued as a Eurodollar Loan; (iv) at least five (5) days prior to any such prepayment, in the case of a prepayment of a Eurodollar Loan; and (v) not later than the date of any such prepayment, in the case of a prepayment of a Base Rate Loan. Each such notice to reduce the Commitment or to prepay the Loans shall specify the amount of the Commitment to be reduced or of the Loans to be prepaid and the date of such reduction or prepayment. Each such notice of borrowing, Conversion or Continuation shall specify: (1) the amount of such borrowing, Conversion or Continuation; (2) that the amount of the Loan to be made, Converted or Continued, when aggregated with all other Loans to be outstanding following the funding, Conversion or Continuation of such Loan, does not exceed the Borrowing Availability; (3) whether such Loan will be made, Converted or Continued as a Eurodollar Loan or as a Base Rate Loan; (4) the date such Loan is to be made, Converted or Continued (which shall be a Business Day and, if such Loan is to Convert or Continue a Eurodollar Loan then outstanding, shall not be prior to the last day of then current Interest Period for such outstanding Loan); and (5) if such Loan is a Eurodollar Loan, the duration of the Interest Period with respect thereto. If the Borrower fails to specify the duration of the Interest Period for any Eurodollar Loan, the Borrower shall instead be deemed to have requested that such Loan be made as, Converted to or Continued as a Base Rate Loan. Each request for a borrowing, Conversion or Continuation of a Loan, for the issuance of a Letter of Credit or for any other financial accommodation by the Borrower pursuant to this Agreement or the other Loan Documents shall constitute (x) an automatic warranty and representation by the Borrower to each Lender that there does not then exist a Default or Event of Default or any event or condition which, with the making of such Loan or the issuance of such Letter of Credit, would constitute a Default or Event of Default and (y) an affirmation that as of the date of such request all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects, both before and after giving effect to the making of such Loan or the issuance of such Letter of Credit. If on the last day of the Interest Period of any Eurodollar Loan hereunder, the Administrative Agent has not received a timely notice hereunder to Convert, Continue or prepay such Loan, the Borrower shall be deemed to have submitted a notice to Convert such Loan to a Base Rate Loan.

          (b)  Except for mandatory prepayments made pursuant to Section
2.8 hereof and Conversions or prepayments made pursuant to Section 3.7 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in a minimum principal amount of $100,000 and shall be in an integral multiple of $100,000 (borrowings, Conversions or prepayments of or into Loans of different types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each type of Loan or Interest Period).

3.  FEES AND INTEREST

          3.1  Interest.

          (a) Subject to modification pursuant to Section 10.1 hereof, the average daily outstanding principal amount of the Obligations (other than Obligations representing the undrawn amount of outstanding Letters of Credit) shall bear interest from the date thereof until paid in full at the following rates:

               (i)  the outstanding principal amount of each Eurodollar
Loan shall bear interest at a fixed rate of interest per annum equal to the Quoted Rate for then-current Interest Period for such Loan plus the Applicable Margin for Eurodollar Loans, calculated daily on the basis of a 360-day year and actual days elapsed; or

               (ii) the outstanding principal amount of each Base Rate
Loan, Letter of Credit Obligations and all other sums payable by the Borrower hereunder shall bear interest at a fluctuating rate per annum equal to the Base Lending Rate plus the Applicable Margin for Base Rate Loans, calculated daily on the basis of a 360-day year and actual days elapsed; and

               (iii) the amount of any payment of principal and, to the extent permitted by Applicable Law, interest or other amount payable hereunder which is not paid when due, shall, at the election of the Administrative Agent, bear interest at the Default Rate.

          (b)  Accrued interest shall be payable (i) in the case of Base
Rate Loans, monthly on the first day of each month hereafter for the previous month, commencing April 1, 1998; (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period, provided, however, that if any Interest Period in respect of a Eurodollar Loan is longer than three (3) months, such interest prior to maturity shall be paid on the last Business Day of each three (3) month interval within such Interest Period as well as on the last day of such Interest Period; (iii) in the case of any Loan, upon the payment or prepayment thereof; (iv) in the case of any other sum payable hereunder as set forth elsewhere in this Agreement or, if not so set forth, on demand; and
(i) in the case of interest payable at the Default Rate, on demand.

          3.2  Interest Period.  The Interest Period for any Eurodollar
Loan shall commence on the date such Loan is made, Converted or Continued as specified in the notice delivered pursuant to Section 2.13 hereof applicable thereto and shall continue for a period of one (1), two (2), three (3) or six
(6) months, as specified in such notice for such Eurodollar Loan. If the Borrower fails to specify the duration of the Interest Period for any Eurodollar Loan in the notice therefor delivered pursuant to Section 2.13 hereof, such Loan shall instead be made or Converted, as appropriate, as a Base Rate Loan.

          3.3  Limitations on Interest Periods.   The Borrower may not
select any Interest Period for any Eurodollar Loan which extends beyond the Maturity Date. Notwithstanding any other provision hereof to the contrary, the Borrower shall not have, in the aggregate for all Loans outstanding, more than four (4) different Interest Periods at any given time during the term of this Agreement (for which purpose Base Rate Loans shall be counted as an Interest Period).

          3.4  Conversions and Continuations.     So long as there then
exists no Default or Event of Default hereunder, the Borrower shall have the right, on any Business Day, from time to time, upon written notice in accordance with Section 2.13 hereof, to Convert Loans of one type to Loans of the other type and to Continue Loans of one type as Loans of the same type; provided that a Eurodollar Loan may not be Converted to a Base Rate Loan prior to the end of the Interest Period applicable thereto. The Borrower agrees that, if it shall fail to repay any Loan or portion thereof when due (whether by acceleration or otherwise) and the Loan at such maturity is being maintained as a Eurodollar Loan, the Administrative Agent, without limiting the rights of the Agents or the Lenders hereunder or under the Note evidencing such Loan, may at any time and from time to time after such due date Convert to another type of Loan or Continue such Loan as a Loan of the same type.

          3.5  Commitment Fee.   The Borrower hereby agrees to pay to the
Administrative Agent for the account of each Lender a commitment fee (the "Commitment Fee"), calculated on the basis of a 360-day year and actual days elapsed, equal to one-half of one percent (1/2 of 1%) per annum of the average daily amount by which the Commitment exceeds the sum of the aggregate principal amount of the outstanding Loans plus the aggregate outstanding Letter of Credit Obligations, payable on the first day of each calendar quarter thereafter for the previous calendar quarter or portion thereof (commencing with the first such date following the Effective Date) and on the Termination Date.

          3.6  Letter of Credit Fees.   As additional consideration for the
issuance of any Letters of Credit pursuant to Section 2.6 hereof, the Borrower hereby agrees to pay to the Administrative Agent for the account of each Lender, in addition to the processing, administrative and similar fees charged by the LC Issuer in connection with the issuance of Letters of Credit and any other sums due pursuant to Section 2.6 hereof, a letter of credit fee on the average daily aggregate undrawn amount of the Letters of Credit at a per annum rate equal to the Applicable Margin for Letter of Credit, calculated on the basis of a 360-day year and actual days elapsed, payable on the first day of each calendar quarter for the previous calendar quarter or portion thereof (commencing with the first such date following the Effective Date) and on the Termination Date.

          3.7 Illegality. Notwithstanding any other provision of this Agreement to the contrary, in the event that it shall become unlawful for any Lender to obtain funds in the London interbank market or for any Lender to maintain a Eurodollar Loan, then such Lender shall promptly notify the Administrative Agent and the Borrower whereupon (a) the right of Borrower to request any Eurodollar Loan shall thereupon terminate and (b) any Eurodollar Loan then outstanding shall commence to bear interest at the rate applicable to Base Rate Loans on the last day of the then applicable Interest Period or at such earlier time as may be required by Applicable Law.

          3.8 Inability to Determine Quoted Rate. In the event that Administrative Agent determines (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the London interbank market, quotation of interest rates for the relevant deposits referred to in the definition of the "Quoted Rate" herein are not being provided in the relevant amounts or for the relevant maturities for the purpose of determining rates of interest for a Eurodollar Loan, Administrative Agent will give notice of such determination to Borrower and each Lender at least one day prior to the date specified in such notice of borrowing, Conversion or Continuation for such Loan to be made. If any such notice is given, no Lender shall have any obligation to make available, maintain, Convert or Continue Eurodollar Loans. Until the earlier of the date any such notice has been withdrawn by Administrative Agent or the date when Administrative Agent, the Lenders and Borrower have mutually agreed upon an alternate method of determining the rates of interest payable on a Eurodollar Loan, as the case may be, Borrower shall not have the right to have or maintain any Eurodollar Loan.

          3.9  Increased Costs and Reduced Return.

          (a) If any event shall occur (whether in the form of a reserve requirement (not included in the definition of the Quoted Rate), exchange control regulations, governmental charges, compliance with any guideline or request from any central bank or other Governmental Authority, changes in the interbank eurodollar market or the position of any Lender in such market or otherwise) and the result of any such event is, in any Lender's reasonable judgment, to increase the costs which such Lender determines are attributable to its making or maintaining any Eurodollar Loan, or its obligation to make available any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender under this Agreement or the Note with respect to any Eurodollar Loan, then, within ten (10) days after demand by such Lender, the Borrower hereby agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

          (b)  In addition to any amounts payable pursuant to Section
3.9(a) above, if the LC Issuer or any Lender shall have determined that the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any central bank or other Governmental Authority, charged with the enforcement or interpretation or administration thereof, or compliance by the LC Issuer or any Lender (or any lending office of any Lender) or the LC Issuer's or such Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the LC Issuer's or such Lender's capital or on the capital of the LC Issuer's or such Lender's holding company, if any, as a consequence of its making or maintaining any Loan, its incurring any Letter of Credit Obligations, or its incurring any obligations under this Agreement to a level below that which the LC Issuer or such Lender or the LC Issuer's or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration the LC Issuer's or such Lender's policies and the policies of the LC Issuer's or such Lender's holding company with respect to capital adequacy) by an amount deemed by the LC Issuer or such Lender to be material, then, upon demand by the LC Issuer or such Lender, the Borrower hereby agrees to pay to the LC Issuer or such Lender from time to time such additional amount or amounts as will compensate the LC Issuer or such Lender or the LC Issuer's or such Lender's holding company for any such reduction suffered.

          3.10 Indemnity. The Borrower hereby indemnifies and agrees to hold harmless each Agent and each Lender from and against any and all losses or expenses which it may sustain or incur as a consequence of failure by the Borrower to consummate any notice of prepayment, borrowing, Conversion or Continuation made by the Borrower, including, without limitation, any such loss or expense arising from interest or fees payable by any Lender to lenders of funds obtained by it in order to maintain any Eurodollar Loan. The Borrower hereby further indemnifies and agrees to hold harmless each Agent and each Lender from and against any and all losses or expenses which it may sustain or incur as a consequence of prepayment of any Eurodollar Loan on other than the last day of the Interest Period for such Loan (including, without limitation, any prepayment pursuant to Sections 2.12, 3.7 and 3.12). The Borrower's obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

          3.11 Notice of Amounts Payable. If any Agent, the LC Issuer or any Lender shall seek payment of any amounts from the Borrower pursuant to Sections 2.9(b), 3.9 or 3.10 hereof, it shall notify the Administrative Agent and the Borrower of the amount payable by the Borrower thereunder. A certificate of such Agent, the LC Issuer or such Lender seeking payment pursuant to Sections 2.9(b), 3.9 or 3.10 hereof, setting forth in reasonable detail the factual basis for and the computation of the amounts specified, shall be conclusive and binding on all parties for all purposes, absent manifest error, as to the amounts owed. The Borrower's obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

          3.12 Interest Savings Clause.   Nothing contained in this
Agreement or in the Notes or in any Letter of Credit Documents or in any of the other Loan Documents shall be construed to permit any Lender to receive at any time interest, fees or other charges in excess of the amounts which such Lender is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to such Lender by the Borrower, howsoever characterized or computed, hereunder or under the Note or under any other agreement or instrument evidencing or relating to the Obligations, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that any Lender shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof; and such Lender shall apply such excess against the Loans then outstanding (with such application being made first against the Base Rate Loans, to the extent thereof, second against the Eurodollar Loans, to the extent thereof, and then to any other Obligations hereunder) and, to the extent of any amounts remaining thereafter, refund such excess to the Borrower.

4.  SECURITY INTEREST - COLLATERAL

          4.1 Security Interest. As security for the Obligations, the Borrower hereby reconfirms its grant made pursuant to the Original Loan Agreement, and hereby grants to the Collateral Agent, for the benefit of the Lenders, a continuing, first priority Lien (except for Permitted Liens) on and security interest in and to the following described property of the Borrower, whether now owned or existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights and wheresoever located (sometimes herein collectively referred to as "Collateral"):

          (a)  Accounts;

          (b)  Chattel Paper;

          (c)  Contracts;

          (d)  Documents;

          (e)  Equipment;

          (f)  General Intangibles;

          (g)  Investment Property;

          (h)  Instruments;

          (i)  Inventory;

          (j) All Intercompany Loan and Security Agreements and all other Loan Documents entered into from time to time and the rights of the Borrower thereunder, including, without limitation, any security interest in any and all assets of each Subsidiary of the Borrower granted to the Borrower by such Subsidiary pursuant to an Intercompany Loan and Security Agreement;

          (k) all monies, residues and property of any kind of the Borrower now or at any time or times hereafter, in the possession or under the control of any Agent or any Lender or a bailee of the Collateral Agent, the Co-Agent or any Lender;

          (l) all books and records (including, without limitation, customer lists, credit files, computer programs, print-outs and other computer materials and records) of the Borrower pertaining to any of the foregoing;

          (m) all accessions to, substitutions for and all replacements, products and Proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring the Collateral; and

          (n)  any and all other property of the Borrower.

          4.2 Additional Collateral. As additional security for the Obligations, the Borrower shall pledge to the Collateral Agent, for the benefit of the Lenders, (i) pursuant to the terms and conditions of the Stock Pledge Agreement, all of the issued and outstanding shares of Capital Stock of each Subsidiary which it currently holds or holds subsequent to the Effective Date, (ii) each Intercompany Loan and Security Agreement that it may become a party to subsequent to the Effective Date and all Intercompany Loan Documents executed in connection with such Intercompany Loan. The Borrower agrees that all of such additional security described in this Section 4.2 shall be included in the "Collateral."

          4.3 Perfection of Security Interest. Until the termination of this Agreement in accordance with the terms of Section 2.7 hereof, the Collateral Agent's Lien in the Collateral and all products and Proceeds thereof, shall continue in full force and effect. The Borrower shall perform, and shall cause each of its Subsidiaries to perform, any and all steps requested by the Collateral Agent or the Majority Lenders to perfect, maintain and protect the Collateral's Lien in the Collateral including, without limitation, executing and filing financing or continuation statements, or amendments thereof, in form and substance satisfactory to the Collateral Agent; delivering to the Collateral Agent upon the Collateral Agent's request therefor all Documents, Instruments, Investment Property or Chattel Paper included in the Collateral, the possession of which is necessary or appropriate to perfect the Collateral Agent's Liens therein; delivering to the Collateral Agent all letters of credit on which the Borrower or any of its Subsidiaries is named as a beneficiary; and using best efforts to obtain and deliver such consents and waivers from such landlords, developers or other Persons as the Collateral Agent may request. The Collateral Agent may file one or more financing statements disclosing the Collateral Agent's Liens under this Agreement without the Borrower's signature appearing thereon and the Borrower shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          4.4 Right to Inspect; Verifications. Each Agent and each Lender (or any person or persons designated by it), in its sole discretion, shall have the right to call at any place of business or property location of the Borrower or any of its Subsidiaries at any reasonable time during business hours, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from the books, records, journals, orders, receipts and any correspondence and other data of the Borrower or any of its Subsidiaries relating to the Collateral, to the business of the Borrower or such Subsidiary, or to any other transactions between the parties hereto and to discuss any of the foregoing with any of the employees, officers and directors of the Borrower or any of its Subsidiaries and with the independent accountants for the Borrower. Additionally, the Collateral Agent may, at any time and from time to time in its sole discretion, require the Borrower to verify the individual Accounts immediately upon its request therefor.

5.  REPRESENTATIONS AND WARRANTIES

     In order to induce the Agents, the LC Issuer and the Lenders to enter into this Agreement and to make Loans hereunder, the Borrower hereby makes the following representations and warranties to the Agents and the Lenders, which shall be true and correct in all material respects on the date hereof and shall continue to be true and correct in all material respects at the time of the making of any Loan and until the Loans have been repaid in full:

          5.1 Corporate Existence and Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly qualified as a foreign corporation in good standing in each state wherein the conduct of its business or the ownership of its property requires such qualification. Schedule 5.1 is a listing of each state where the Borrower or any of its Subsidiaries is duly qualified as a foreign corporation.

          5.2 Corporate Authority; Valid and Binding Effect. The Borrower has the corporate power and authority to execute, deliver and perform under this Agreement and the other Loan Documents, and to borrow hereunder, and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Agreement and such other Loan Documents. This Agreement and the other Loan Documents constitute the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; except that enforceability may be limited by bankruptcy, insolvency and other laws affecting creditor's rights generally and except that the availability of certain remedies may be limited by general principles of equity.

          5.3 No Conflict. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents (a) are not in contravention of any provisions of Applicable Law applicable to the Borrower;
(b) will not violate or result in a default under any agreement or indenture to which the Borrower is a party or by which the Borrower is bound; (c) do not contravene the Articles of Incorporation or By-laws of the Borrower; and (d) will not result in or require the creation or imposition of any Lien on any of the property or assets of the Borrower or any of its Subsidiaries other than Liens in favor of the Lender created by this Agreement or the Loan Documents.

          5.4 Governmental Action. The execution, delivery and performance of this Agreement and the other Loan Documents by the Borrower do not require any registration with, consent or approval of, or any notice to, or other action to, with or by any Governmental Authority except (a) filings, consent or notices which have been obtained and a copy thereof furnished to the Lender; and (b) filings necessary to perfect the Liens granted by this Agreement and the Loan Documents.

          5.5 No Litigation. Except as set forth on Schedule 5.5 hereto, there are no proceedings pending or threatened against the Borrower or any of its Subsidiaries before or by any court or administrative agency.

          5.6 Solvency. After giving effect to the execution and delivery of this Agreement and the Loan Documents, the consummation of the transactions contemplated hereby and thereby and the making of each Loan and Intercompany Loans hereunder, the Borrower and each of its Subsidiaries are Solvent.

          5.7 Taxes. Except as set forth on Schedule 5.7 hereof, the Borrower and each of its Subsidiaries has filed all federal, state, local and foreign tax returns, reports and estimates which are required to be filed by it and all taxes (including penalties and interest, if any) shown on such returns, reports and estimates as being due and payable or which are otherwise due and payable have been fully paid. Such tax returns properly and correctly reflect the income and taxes of the Borrower or such Subsidiary for the periods covered thereby. The federal tax identification number of Borrower and each of its Subsidiaries is set forth on Schedule 5.7 attached hereto.

          5.8  Financial Information.

          (a) The audited consolidated financial statements of Borrower and its consolidated Subsidiaries for the fiscal year ending December 31, 1997 (the "Audited Financial Statements"), and the unaudited, interim consolidated financial statements of Borrower and its consolidated Subsidiaries for the one-month period ending January 31, 1998, including consolidated balance sheets, consolidated income statements and consolidated statements of cash flow, copies of which have been delivered by Borrower to the Administrative Agent, are true and correct in all material respects and contain no material misstatement or omission, and fairly present the consolidated financial position, assets and liabilities of Borrower and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations of Borrower and its consolidated Subsidiaries for the respective periods then ended, and as of the date thereof there were no liabilities of Borrower or its consolidated Subsidiaries, fixed or contingent, which are material that were not reflected in such financial statements.

          (b) The forecasted financial statements of Borrower and its Subsidiaries, consisting of balance sheets, income statements and cash flow statements for Borrower and its Subsidiaries, and the projected schedules of excess availability, giving effect to the consummation of the transactions contemplated by this Agreement, covering the five-year period commencing on January 31, 1997 and prepared on an annual basis (the "Projections"): (i) are based on reasonable estimates and assumptions; and (ii) reflected, as of the date prepared, and continue to reflect, as of the date of this Agreement, the reasonable estimate of Borrower of the results of operations and other information projected therein for the periods covered thereby.

          (c)  Since the date of the financial statements referred to in
Section 5.8(a), except as set forth in the financial statements referred to in Section (b), there has been no material adverse change in the consolidated assets, liabilities, financial position or results of operations of the Borrower and its consolidated Subsidiaries, and neither the Borrower nor any of its Subsidiaries have (i) incurred any obligation or liability, fixed or contingent, which would materially and adversely affect its business, operations, prospects or financial condition; (ii) incurred any Indebtedness or Capital Lease Obligations other than the Obligations; or (iii) Guaranteed the obligations of any other Person.

          5.9 Title to Property. The Borrower and each of its Subsidiaries has good and marketable title to or a valid leasehold interest in all its real estate and valid and legal title to or a valid leasehold interest in all the Collateral and all of its other assets, free and clear of any and all Liens whatsoever except for Permitted Liens.

          5.10 Violations of Law. Neither the Borrower nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation or ordinance of any Governmental Authority, the violation of which might have a Material Adverse Effect.

          5.11 ERISA. Except as disclosed on Schedule 5.11 attached hereto and incorporated herein by reference:

           (a) Identification of Plans. Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any Plan or Multiemployer Plan that is subject to regulation by Title IV of ERISA;

          (b) Compliance. Each Plan has at all times been maintained, by its terms and in operation, in accordance with all Applicable Laws; except for such noncompliance (when taken as a whole) that will not have a Material Adverse Effect;

          (c) Liabilities. Neither the Borrower nor any ERISA Affiliate is currently or, to the best knowledge of the Borrower or any ERISA Affiliate, will become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan, including, but not limited to, any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a Material Adverse Effect;

          (d) Funding. The Borrower and each ERISA Affiliate has made full and timely payment of (i) all amounts required to be contributed under the terms of each Plan and Applicable Law and (ii) all material amounts required to be paid as expenses of each Plan. No

Plan has any "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA); and

          (e) Insolvency; Reorganization. No Plan is insolvent (within the meaning of Section 4245 of ERISA) or in reorganization (within the meaning of Section 4241 of ERISA).

          5.12      Environmental Laws.

           (a) The Borrower and each of its Subsidiaries has obtained all permits, licenses and other authorizations, if any, which are required under Environmental Laws for the operation of the Borrower's or such Subsidiary's business and the Borrower and each of its Subsidiaries is in compliance with all terms and conditions of required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, notifications, schedules and timetables contained in the Environmental Laws;

          (b) Neither the Borrower nor any of its Subsidiaries is aware of or has received notice of, the disposal or release or presence of Hazardous Substances on any of its properties, or of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance on the part of the Borrower or any such Subsidiary with Environmental Laws, or may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, Lien, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance;

          (c) All assets of the Borrower and its Subsidiaries are free from Hazardous Substances except for Hazardous Substances used, maintained or handled by the Borrower or such Subsidiary in the ordinary course of business and the use and disposal of any and all such Hazardous Substances is effected by the Borrower or such Subsidiary in compliance with all applicable Environmental Laws; and

          (d) There is not pending or threatened against the Borrower or any of its Subsidiaries and neither the Borrower nor any of its Subsidiaries knows of any facts or circumstances that might give rise to, any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, environmental Lien, investigation, or proceeding relating in any way to Environmental Laws.

          5.13 Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for buying or carrying Margin Stock, and no part of the proceeds of any Loan shall be used, directly or indirectly, to purchase or carry Margin Stock.

          5.14 No Default. Neither the Borrower nor any of its Subsidiaries is in default with respect to (a) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to Indebtedness to which the Borrower or such Subsidiary is a party or by which the Borrower or such Subsidiary is bound or (b) any other instrument, document or agreement to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties are bound, the default of which would have a Material Adverse Effect.

          5.15 Chief Executive Office; Collateral Locations.  The
Borrower's and each of its Subsidiaries' principal place of business, chief executive office and location of its books and records is set forth on
Schedule 5.15 attached hereto and neither the Borrower, any of its Subsidiaries nor any of their respective predecessors has had any other chief executive office or principal place of business except as set forth on
Schedule 5.15 during the five (5) years immediately preceding the date hereof.
Schedule 5.15 attached hereto and incorporated herein by reference sets forth a true, correct and complete list of all places of business and all locations at which any Collateral is located.

          5.16 Corporate and Trade or Fictitious Names. Except as set forth on Schedule 5.16 hereof, during the five (5) years immediately preceding the date of this Agreement, neither the Borrower, any of its Subsidiaries, nor any of their respective predecessors has been known as or used any corporate, trade or fictitious name other than its current corporate or individual name as such name is set forth in this Agreement.

          5.17 Accounts. With regard to each Account now or hereafter shown on any schedule or aging of Accounts provided to the Lender hereunder:

          (a) Such Account arises or will arise under a contract between the Borrower or a Subsidiary of the Borrower and an Account Debtor in each case providing for the bona fide sale of goods or performance of services by the Borrower or its Subsidiaries in the ordinary course of its business for or on behalf of the Account Debtor except to the extent otherwise expressly indicated on such schedule or aging of accounts;

          (b) The Borrower or a Subsidiary of the Borrower has made delivery of the goods or has rendered the services ordered to which such Account relates and the Account Debtor has accepted such goods and/or services except to the extent otherwise expressly indicated on such schedule or aging of accounts;

          (c) Except to the extent otherwise expressly indicated on such schedule or aging of accounts, the amount of the face value of such Accounts is actually and absolutely owing to the Borrower or a Subsidiary of the Borrower, is not contingent for any bona fide reason, and there are no setoffs, counterclaims, disputes or deductions existing or asserted with respect thereto (except to the extent, if any, that such Account Debtor(s) may be entitled to normal trade discounts, warranties, adjustments, returns and al-lowances).

          (d) The Borrower or the applicable Subsidiary of the Borrower will have preserved and will continue to preserve any Liens and any rights to Liens available by virtue of the sales giving rise to such Account;

          (e) Such Account is free and clear of all Liens other than Permitted Liens; and

          (f) The Borrower or the applicable Subsidiary has full right, power and authority to collaterally assign such Account.

          5.18 Adequacy of Intangible Assets. The Borrower and each of its Subsidiaries possesses all intellectual property licenses, patents, patent applications, copyrights, Trademarks, Trademark Licenses, trademark applications, and trade names and all governmental registrations and licenses reasonably necessary to continue to conduct its business as heretofore conducted by it, and all such intellectual property licenses, patents, patent applications, copyrights, Trademarks, Trademark Licenses, trademark applications, trade names, licenses and registrations which have been registered with any Governmental Authority are listed on Schedule 5.18 hereto.

          5.19 Equipment. The Equipment is and shall remain in good condition, normal wear and tear excepted, meets all standards imposed by any Governmental Authority having regulatory authority over such Equipment and its use and is currently usable in the normal course of business of the Borrower or any of its Subsidiaries.

          5.20 Inventory. The Inventory is and shall remain in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over such goods, their use and/or sale, is either currently usable or currently salable in the normal course of the Borrower's business and is not subject to any output contract or similar agreement between the Borrower and any other Person.

          5.21 Investment Property. Schedule 5.21 is a complete list of all Subsidiaries, Investment Property and other Investments in any Person, including but not limited to, all interests in any partnership or joint venture. Except as otherwise disclosed on Schedule 5.21, all shares of stock in any corporation held by Borrower or any of its Subsidiaries are evidenced by stock certificates issued in the name of Borrower or such Subsidiary and all other Investment Property of Borrower or any Subsidiary is held directly in the name of Borrower or such Subsidiary and is not held in any brokerage or similar account, in the name of any financial institution or in any nominee name.

          5.22 Indebtedness. Schedule 5.22 hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, Interest Hedge Agreement or other arrangement providing for or otherwise relating to any Indebtedness to, or guarantee by, the Borrower or any of its Subsidiaries and the aggregate principal or face amount outstanding as of the date hereof or which may become outstanding under each such arrangement is correctly described in said Schedule 5.22. The Borrower has no Indebtedness other than as set forth on Schedule 5.22 or as permitted by Section 7.2 hereof.

          5.23 Existing Liens. Schedule 5.23 hereto is a complete and correct list, as of the date of this Agreement, of each Lien existing on the date hereof securing Indebtedness and the aggregate principal amount of Indebtedness secured by each such Lien is correctly described in such Schedule 5.22.

          5.24 Trade Relations. There exists no actual nor, to the best of the Borrower's knowledge, threatened limitation of the business relationship of the Borrower or any of its Subsidiaries with any material customer, supplier, landlord or with any company whose contracts or projected contracts with the Borrower or such Subsidiary could be material to the operations of the Borrower or such Subsidiary; and there exists no condition or state of facts or circumstances which could have a Material Adverse Effect on the Borrower or any of its

Subsidiaries or prevent the Borrower or any of its Subsidiaries from conducting its business after the consummation of the transactions contemplated by this Agreement as such business is conducted or proposed to be conducted in the Projection and other information furnished to the Administrative Agent by the Borrower or such Subsidiary.

          5.25 Broker's or Finder's Fees. No broker's or finder's fees or commissions have been incurred or will be payable by the Borrower or any of its Subsidiaries to any Person in connection with the transactions contemplated by this Agreement.

          5.26 Security Interest. This Agreement creates a valid Lien on the Collateral securing payment of the Obligations, subject only to Permitted Liens, and all filings and other actions necessary or desirable to perfect and protect such Lien have been taken, and the Collateral Agent has a valid and perfected first priority Lien in the Collateral subject only to Permitted Liens.

          5.27 Regulatory Matters. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute or regulation which limits its ability to incur Indebtedness or its ability to consummate the transactions contemplated hereby.

          5.28 Disclosure. Neither this Agreement nor any other instrument, document, agreement, financial statement or certificate furnished to the Lender by or on behalf of the Borrower or any of its Subsidiaries in connection herewith or therewith contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or omits to state any fact which may in the future have a Material Adverse Effect.

          5.29 Burdensome Restrictions. Neither any contract, lease, indenture, agreement or other instrument, or corporate restriction, judgment, decree, or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound, nor any provision of Applicable Law, has or can reasonably be expected to have a Material Adverse Effect.

          5.30 Senior Indebtedness.     The Obligations constitute "Senior
Indebtedness," as such term is defined in each of the subordination agreements relating to the Subordinated Seller Notes.

          5.31 Shell Subsidiaries. As of the date hereof, each of ITP
No. 5, Inc., a Delaware corporation; ITP No. 6, Inc., a Delaware corporation; ITP No. 7, Inc., a Delaware corporation; ITP No. 8, Inc., a Delaware corporation; and ITP No. 9, Inc., a Delaware corporation, (a) is a wholly-owned Subsidiary of the Borrower; (b) was formed solely for the purpose of effecting a proposed Acquisition by the Borrower, which Acquisition has not yet been consummated; (c) does not own or hold any material assets or properties; and (d) has neither conducted any business nor engaged in any activities other than the business of negotiating and closing the Acquisition to be entered into by it.


6.  AFFIRMATIVE COVENANTS

     The Borrower hereby covenants to the Agents and the Lenders that from and after the date hereof, and until the termination of this Agreement in accordance with Section 2.7 hereof, unless the Majority Lenders otherwise consent in writing:

          6.1 Records Respecting Collateral; Lockbox or Blocked Account Arrangement. The Borrower shall, and shall cause each of its Subsidiaries to, keep all records with respect to the Collateral at its respective office set forth on Schedule 5.15 hereof and not remove such records from such addresses without the prior written consent of the Collateral Agent and, upon request of the Collateral Agent or the Majority Lenders, following the occurrence of an Event of

Default, enter into such lockbox or blocked account arrangement with respect to collection of the Accounts and execute and deliver such documents in connection therewith as Collateral Agent or the Majority Lenders may reasonably require.

          6.2 Reporting Requirements. The Borrower shall, and shall cause each of its Subsidiaries to, furnish or cause to be furnished to the Agents and each Lender:

          (a)  As soon as practicable, and in any event within forty-five
(45) days after the end of each month, interim unaudited financial statements of the Borrower and its consolidated Subsidiaries, prepared on a consolidated basis for the Borrower and its consolidated Subsidiaries, including a balance sheet, income statements and statements of cash flow, for the month and year-to-date period then ended, prepared in accordance with GAAP and certified as to truth and accuracy thereof by the chief financial officer of the Borrower;

          (b) As soon as available, and in any event within ninety (90) days after the end of each fiscal year, audited consolidated annual financial statements of the Borrower and its consolidated Subsidiaries, including consolidated balance sheets, consolidated income statements and consolidated statements of cash flow for the fiscal year then ended, prepared in accordance with GAAP, in comparative form and accompanied by the unqualified opinion of a nationally recognized firm of independent certified public accountants retained by the Borrower and its Subsidiaries and acceptable to the Administrative Agent and the Majority Lenders;

          (c) Together with the annual financial statements referred to in clause (b) above, a statement from such independent certified public accountants that, in making their examination of such financial statements, they obtained no knowledge of any Default or Event of Default or, in lieu thereof, a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their examination;

          (d) Not later than the first day of each fiscal year, (i) a projected operating budget for Borrower and its Subsidiaries for such fiscal year, consisting of projected monthly balance sheets, income statements and a statement of cash flows and (ii) a list of the beginning and ending dates of each monthly and quarterly accounting periods of such fiscal year;

          (e) Together with the financial statements referred to in clauses (a) and (b) above, (i) a compliance certificate of the chief financial officer of the Borrower, in substantially the forms of Exhibit J hereto (the "Compliance Certificate"), setting forth the calculations for determining compliance with the financial covenants set forth in Article 8 hereof and certifying that such calculations are true and accurate and that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (ii) a Borrowing Availability Certificate, in substantially the form of Exhibit K attached hereto (a "Borrowing Availability Certificate"), setting forth the Adjusted Cash Flow of the Borrower as of the end of the immediately preceding month and signed by the chief financial officer of the Borrower; provided, however, that the Borrower may, at its option, in connection with its request for approval of an Acquisition pursuant to Section 7.5 hereof, deliver to the Administrative Agent a Borrowing Availability Certificate, prepared on a pro forma basis, giving effect to such Acquisition;

          (f) As soon as available, and in any event within thirty (30) days after the end of each month, an accounts receivable aging, showing separately for the Borrower and each Subsidiary, in summary form the aggregate dollar value of the Accounts of each and indicating the aggregate value of the Accounts that are past due and whether such Accounts are thirty (30), sixty
(60) or ninety (90) or more days past due and containing such other information regarding such Accounts as the Lender may request, all as of the last day of the preceding month;

          (g) Promptly after the sending or filing thereof, as the case may be, copies of any definitive proxy statements, financial statements or reports which the Borrower sends to its shareholders and copies of any regular periodic and special reports or registration statements which the Borrower files with the Securities and Exchange Commission (or any Governmental Authority substituted therefor), including, but not limited to, all Form 10-K and Form 10-Q reports, if any, or any report or registration statement which the Borrower files with any national securities exchange;

          (h) At least fifteen (15) Business Days prior to the time any consent by the Majority Lenders will be necessary, the Borrower shall furnish to the Agents and the Lenders all pertinent information regarding any proposed Acquisition by the Borrower hereunder which is reasonably necessary or appropriate to permit the Lenders to evaluate such Acquisition in a manner consistent with prudent banking standards; and

          (i) Such other information respecting the condition or operations, financial or otherwise, of the Borrower and its Subsidiaries as the Lenders may from time to time reasonably request.

          6.3 Tax Returns. The Borrower shall, and shall cause each of its Subsidiaries to, file all federal, state and local tax returns and other reports that the Borrower and its Subsidiaries are required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon its income, or its profits, or upon any property belonging to it, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same may be contested in good faith by appropriate proceedings and for which adequate reserves have been established.

          6.4 Compliance With Laws. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all laws, statutes, rules, regulations and ordinances of any Governmental Authority applicable to the Borrower or its Subsidiaries, including, without limitation, any such laws, statutes, rules, regulations or ordinances regarding the collection, payment, and deposit of employees' income, unemployment, and Social Security taxes and with respect to pension liabilities, the violation of which might have a Material Adverse Effect.

          6.5 Environmental Laws. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all Environmental Laws and, in the event of any "release" or "threatened release" of any Hazardous Substance onto, at or under the property of any the Borrower or any of its Subsidiaries which requires or may require notification, response, assessment, investigation or remedial action pursuant to any Environmental Law, notify the Lender and all appropriate Governmental Authorities thereof, and proceed with due diligence and, at the cost and expense of the Borrower or such Subsidiary, to respond appropriately, in accordance with all requirements of the Environmental Laws.

          6.6  ERISA.  The Borrower shall, and shall cause each ERISA
Affiliate to:

          (a) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of ERISA with respect to each Plan and otherwise comply with ERISA and all rules and regulations promulgated thereunder;

          (b) Promptly after the occurrence thereof with respect to any Plan, or any trust established thereunder, notify the Administrative Agent and the Lenders of (i) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (ii) any other event which could subject the Borrower or any ERISA Affiliate to any material tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code;

          (c) At the same time and in the same manner as such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, give the Administrative Agent and the Lenders any notice required under
Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) or ERISA
or under Section 401(a)(29) or 412 of the Code with respect to any Plan;

          (d) Furnish to the Administrative Agent or any Lender, promptly upon the request of the Administrative Agent or such Lender, (i) true and complete copies of any and all documents, government reports and determination or opinion letters for any Plan; and (ii) a current statement of withdrawal liability, if any, for each Multiemployer Plan; and

          (e) Furnish to the Administrative Agent or any Lender, promptly upon the request of the Administrative Agent or such Lender therefor, such additional information concerning any Plan as may be reasonably requested.

          6.7 Books and Records. The Borrower shall, and shall cause each of its Subsidiaries to, keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

          6.8  Notifications to the Administrative Agent and the Lenders.
The Borrower shall notify the Administrative Agent and the Lenders immediately by telephone (with each such notice to be confirmed in writing within three
(3) Business Days): (a) upon the Borrower's learning thereof, of any litigation affecting the Borrower or any of its Subsidiaries claiming damages of $100,000 or more, individually or when aggregated with other litigation pending against the Borrower or its Subsidiaries, whether or not covered by insurance, and of the threat or institution of any suit or administrative proceeding against the Borrower or any of its Subsidiaries which, if adversely determined, might have a Material Adverse Effect, and establish such reasonable reserves with respect thereto as the Majority Lender may request in accordance with GAAP; (b) upon occurrence thereof, of any Default or Event of Default hereunder; (c) upon occurrence thereof, of any event or condition which could have a Material Adverse Effect; and (d) upon the occurrence thereof, of the Borrower's or any of its Subsidiaries' default under (i) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to any Indebtedness of the Borrower or such Subsidiary or
(ii) any other instrument, document or agreement to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties is bound, the default of which could have a Material Adverse Effect.

          6.9 Insurance. The Borrower shall, and shall cause each of its Subsidiaries to:

          (a) keep all of its property insured by insurance companies (i) acceptable to the Majority Lenders; and (ii) licensed to do business in all jurisdictions in which the Collateral is located against loss or damage by fire or other risk usually insured against under extended coverage endorsement and theft, burglary, and pilferage, together with such other hazards as the Majority Lenders may reasonably from time to time request, in amounts satisfactory to the Majority Lenders and naming the Collateral Agent as loss payee thereon pursuant to a loss payee clause satisfactory to the Collateral Agent;

          (b) maintain at all times liability insurance coverage against such risks and in such amounts as are customarily maintained by others in similar businesses, such insurance to be carried by insurance companies (i) acceptable to the Majority Lenders and (ii) licensed to do business in the states in which the Borrower and its Subsidiaries conduct business; and

          (c) deliver certificates of insurance for such policy or policies to the Collateral Agent, containing endorsements, in form satisfactory to the Lenders, providing that the insurance shall not be cancelable, except upon thirty (30) days' prior written notice to the Collateral Agent. In the event of any termination or notice of non-payment by any insurer with respect to any policy or any lapse in the coverage thereunder, the Borrower shall cause such insurer to give prompt written notice to Johanna Connor, Senior Vice President, Creditanstalt Corporate Finance, Inc., 2 Greenwich Plaza, 4th Floor, Greenwich, Connecticut 06830 of the occurrence of such termination, nonpayment or lapse.

          6.10 Maintenance of Intellectual Property. The Borrower shall, and shall cause each of its Subsidiaries to, keep all General Intangibles in full force and effect except for immaterial General Intangibles allowed to lapse by the Borrower or any of its Subsidiaries in the ordinary course of its business and any other General Intangible for which the Borrower or any of its Subsidiaries has obtained a substantially similar substitution or the lapse of which, because of such substitution, will not have a Material Adverse Effect on the business or operations of the Borrower or such Subsidiary, as the case may be, and maintain all of its other property necessary or useful in the proper conduct of its respective business in good working condition, ordinary wear and tear excepted.

          6.11 Preservation of Corporate Existence. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties.

          6.12 Equipment. The Borrower shall, and shall cause each of its Subsidiaries to, keep and maintain the Equipment in good operating condition, reasonable wear and tear excepted, repair and make all necessary replacements, renewals, additions or improvements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved and not permit any item of Equipment to become a fixture to real estate or accession to other personal property unless the Collateral Agent has a first priority Lien on such real estate or other personal property. The Borrower shall, immediately on demand therefor by the Collateral Agent, deliver to the Collateral Agent any and all existing evidence of ownership of any of the Equipment (including, without limitation, certificates of title and applications for title, together with any necessary applications to have the Collateral Agent's Lien noted thereon, in the case of vehicles).

          6.13 Other Indebtedness. The Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its Indebtedness in whatsoever manner incurred, including, but not limited to, Indebtedness for borrowed money or for services or goods purchased, in a current status.

          6.14 Year 2000 Compliance. Borrower and each of its Subsidiaries shall cause, on or prior to December 31, 1998 and at all times thereafter, all software and other processing capabilities of Borrower and its Subsidiaries to have the ability to correctly interpret and manipulate all data, in whatever form, including, but not limited to, printed form, screen displays, financial records, calculations and loan-related data, so as to avoid errors in processing that may otherwise occur because of the inability of the software or other processing capabilities to recognize accurately the year 2000 or subsequent dates, except to the extent the failure to have such ability would not be reasonably expected to have a Material Adverse Effect.

          6.15 Assignment of Leasehold Interests. Upon request of the Collateral Agent, execute and deliver to the Collateral Agent (a) such fee mortgages, leasehold mortgages or other appropriate security instruments, as and in such form as the Collateral Agent requests, in respect of any real property owned or leased by the Borrower or any Subsidiary, and (b) any and all environmental assessments, surveys, title insurance policies, opinions, certificates, instruments, documents and agreements as the Collateral Agent or the Majority Lenders may reasonably request in connection therewith.

          6.16 Additional Documents. Upon formation or Acquisition by the Borrower or any Subsidiary of the Borrower of any new Subsidiary, the Borrower shall deliver, or cause to be delivered to the Collateral Agent, for the benefit of the Lenders, each in form and substance satisfactory to the Collateral Agent, (a) an addendum to the Master Subsidiary Guaranty executed by such new Subsidiary, guaranteeing the Obligations, (b) an amendment to the Stock Pledge Agreement or an addendum to the Master Subsidiary Pledge Agreement, as applicable, pledging the ownership interest in such new Subsidiary, (c) an addendum to the Master Subsidiary Security Agreement executed by such new Subsidiary, and (d) all other instruments, documents or agreements reasonably necessary or desirable to create, evidence or perfect a lien on or security interest in favor of the Collateral Agent, for the benefit of the Lenders, in the assets of such new Subsidiary and/or to reaffirm the obligations of the Borrower and its Subsidiaries; provided, however, that the Borrower may cause any newly-formed Subsidiary to delay executing and delivering the documents required by this Section 6.16 until the closing of an Acquisition by such Subsidiary so long as (i) such Subsidiary was formed for the sole purpose of consummating an Acquisition that is subject to the terms of Section 7.5 hereof; (ii) such Subsidiary has no material assets or properties; and (iii) such Subsidiary conducts no business and engages in no activities other than the business of negotiating and closing an Acquisition.

          6.17 Upstream Payment of Dividends and Distributions. In the event that any wholly owned Subsidiary receives a dividend or other distribution (other than a dividend paid in stock) from a Subsidiary of such Subsidiary, the Subsidiary receiving such dividend or other distribution shall promptly, and in any event within ten (10) days of its receipt of such dividend or distribution, pay such dividend or distribution to the Borrower.

7.  NEGATIVE COVENANTS

     The Borrower hereby covenants with the Agents and the Lenders that from and after the date hereof and until the termination of this Agreement in accordance with Section 2.7 hereof, without the prior written consent of the Majority Lenders:

          7.1 Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist any Lien of any kind in any of the Collateral or their other assets other than Permitted Liens.

          7.2 Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, assume, or suffer to exist any Indebtedness except for (a) the Obligations; (b) Indebtedness listed on Schedule 5.22; (c) other purchase money Indebtedness or unsecured Indebtedness in an aggregate principal amount which, when aggregated with the aggregate outstanding principal amount of the Indebtedness on Schedule 5.22 which is not Subordinated Debt, does not exceed $3,500,000; and (d) the Subordinated Debt.

          7.3 Asset Sales. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any or all of the Collateral or any interest therein or any of their other assets other than (a) the sale of Inventory in the ordinary course of business; and
(b) the sale of other assets no longer used or usable in the business of the Borrower or such Subsidiary and which have a value which does not exceed $250,000 in the aggregate for all such assets so sold.

          7.4 Guaranties. The Borrower shall not, and shall not permit any of its Subsidiaries to, Guarantee the obligations of any other Person except (a) pursuant to the Master Subsidiary Guaranty and the Intercompany Guaranties and (b) by endorsement of negotiable instruments for deposit or collection and similar transactions in the ordinary course of business.

          7.5 Investments and Acquisitions. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Investment or Acquisitions except for the following:

          (a) The Borrower may make Intercompany Loans to any Subsidiary of the Borrower pursuant to an Intercompany Loan and Security Agreement, in accordance with the terms of such Intercompany Loan and Security Agreement, for the working capital purposes of such Subsidiary; provided, that, as a condition to the making of any such advance to a Subsidiary pursuant to an Intercompany Loan Agreement, all requirements of Section 2.4 hereof are satisfied to the satisfaction of the Administrative Agent and the Collateral Agent; provided, further, that at the time of each such Intercompany Loan, both before and after giving effect thereto, there does not exist a Default or an Event of Default hereunder.

          (b) Borrower or any Subsidiary of Borrower may make intercompany loans to other Subsidiaries of Borrower other than out of proceeds from Loans.

The Borrower acknowledges and agrees that, without limiting any right of approval granted to the Agents or the Lenders or any of them elsewhere in this Agreement or the Loan Documents, any approval to an Acquisition required of the Majority Lenders may be given or withheld by the Majority Lenders in their discretion. The Agents and the Lenders agree to respond to any request by the Borrower for approval of any proposed Acquisition as promptly as practical after receiving all pertinent information regarding such proposed Acquisition and the completion of all due diligence deemed necessary by the Lenders in order to evaluate such Acquisition in a manner consistent with prudent banking standards.

          7.6 Prohibition of Fundamental Changes. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or make any substantial change in the basic type of business conducted by the Borrower or such Subsidiary as of the date hereof except that:

          (a) The Borrower may merge with any Person to consummate an Acquisition permitted by, or consented to by the Majority Lenders pursuant to,
Section 7.5 hereof; provided, however, that (i) the Borrower is the corporation surviving such merger and (ii) there then exists no Default or Event of Default nor any event or conditions which, with the consummation of such merger, would constitute a Default or Event of Default.

          (b) Any Subsidiary of the Borrower may be merged or consolidated with or into: (i) the Borrower if the Borrower shall be the continuing or surviving corporation; or (ii) any other Person to consummate an Acquisition permitted, or consented to by the Majority Lenders pursuant to, by Section 7.5 hereof; provided that, after giving effect to such merger or consolidation, the Person surviving the merger or consolidation is a wholly-owned Subsidiary of Borrower; or (iii) any other Subsidiary; provided that if any such transaction shall be between a Subsidiary and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving corporation;

          (c) Any wholly-owned Subsidiary of Borrower may be dissolved into its parent corporation.

          7.7 Issuance of Stock. The Borrower shall not, and shall not permit any of its Subsidiaries to, issue any shares of Capital Stock or other ownership interests in the Borrower or any of its Subsidiaries, except that the Borrower may issue (a) shares of common stock of a class currently authorized by Borrower's Certificate of Incorporation; (b) shares of Series B Preferred Stock of the Borrower; and (c) additional shares of Borrower's Series A Preferred Stock as dividends on outstanding shares of Series A Preferred Stock as provided in the terms of said Series A Preferred Stock as in effect on the date hereof.

          7.8 Fiscal Year. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year end from December 31.

          7.9 ERISA. The Borrower shall not, and shall not permit any of its Subsidiaries to, take, or fail to take, or permit any ERISA Affiliate to take, or fail to take, any action with respect to a Plan including, but not limited to, (a) amending any Plan, (b) terminating or withdrawing from any Plan, or (c) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, where such action or failure could have a Material Adverse Effect, result in a Lien on the property of the Borrower or any of its Subsidiaries or require the Borrower or any of its Subsidiaries to provide any security.

          7.10 Relocations; Use of Name. The Borrower shall not, and shall not permit any of its Subsidiaries to, relocate its executive offices, open new places of business or relocate existing places of business; maintain any Collateral or records with respect to Collateral at any other locations than those locations presently kept or maintained, as set forth on Schedule 5.15 hereto; or use any corporate name (other than its own) or any fictitious name, in each case, except upon thirty (30) days prior written notice to the Collateral Agent and after the delivery to the Collateral Agent of financing statements, if required by the Collateral Agent, in form satisfactory to the Collateral Agent.

          7.11 Arm's-Length Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service or the payment of management or other service fees, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to the Administrative Agent and the Lenders in writing and which are no less favorable to the Borrower than those which would prevail in a comparable arm's-length transaction with a Person not an Affiliate.

          7.12 Amendments. The Borrower shall not (a) amend, supplement or otherwise modify the Preferred Stock and Warrant Purchase Agreement or the Subordinated Seller Notes or (b) prepay any Subordinated Debt; provided, however, that Borrower may prepay not more than $11,000,000 of Subordinated Seller Notes concurrently with the closing of a offering of its common stock, registered under the Securities Act of 1933, as amended, resulting in cash proceeds, net of underwriter commissions and discounts, to the Company of not less than $80,000,000.

8.  FINANCIAL COVENANTS

     The Borrower hereby covenants with the Agents and the Lenders that from and after the date hereof and until the termination of this Agreement in accordance with Section 2.7 hereof unless the Majority Lenders otherwise consent in writing:

          8.1 Net Worth. The Borrower shall maintain a Net Worth at all times of not less than the sum of (i) $6,427,526, plus (ii) one hundred percent (100%) of the amount by which the Borrower's shareholders' equity is increased as a result of the issuance of equity securities, plus (iii) seventy-five percent (75%) of Net Income from the period beginning on January 1, 1998 through the date of determination.

          8.2 Leverage Ratio. Borrower and its consolidated Subsidiaries shall maintain, on a consolidated basis, as of the end of each fiscal quarter of Borrower during the applicable periods set forth below a Leverage Ratio for each such quarter of not greater than the ratio set forth below opposite the applicable period during which such quarter occurs:

          Applicable Period                  Ratio
          Effective Date -  06/30/98              6.0:1.0
          07/01/98 -06/30/99                 5.5:1.0
          At all times thereafter                 5.0:1.0

          8.3 Senior Debt Leverage Ratio. Borrower and its consolidated Subsidiaries shall maintain, on a consolidated basis, as of the end of each fiscal quarter of Borrower during the applicable periods set forth below a Senior Debt Leverage Ratio for each such quarter of not greater than the ratio set forth below opposite the applicable period during which such quarter occurs:

          Applicable Period                  Ratio
          Effective Date -  06/30/98              4.0:1.0
          07/01/98 - 06/30/99                3.5:1.0
          At all times thereafter                 3.0:1.0

          8.4 Interest Coverage Ratio. Borrower and its consolidated Subsidiaries shall maintain, on a consolidated basis, as of the end of each fiscal quarter of Borrower during the applicable periods set forth below, an Interest Coverage Ratio for such fiscal quarter of not less than the ratio set forth below opposite each such applicable period:

          Applicable Period                     Ratio
          Effective Date -  06/30/98              2.00:1.00
          07/01/98 - 06/30/99                2.50:1.00
          07/01/98 - 12/31/00                2.75:1:00
          At all times thereafter                 3.00:1.00

          8.5  Dividends.     Neither the Borrower nor any of its Subsidiaries
shall declare or pay any dividends on, or make any distribution with respect to, the shares of any class of their Capital Stock, or purchase, redeem, acquire, defease or retire any shares of their Capital Stock, or take any action having an effect equivalent to the foregoing except (i) Borrower may declare and pay dividends to holders of Series A Preferred Stock payable solely in additional shares of Series A Preferred Stock and (ii) any Subsidiary of the Borrower may declare and pay dividends to the Borrower or to any wholly-owned Subsidiary of the Borrower.

9.  EVENTS OF DEFAULT

     The occurrence of any of the following events or conditions shall constitute an Event of Default hereunder:

          9.1 Obligations. The Borrower shall fail to make any payments of principal of or interest on any Loan or any other Obligation when due.

          9.2 Misrepresentations. The Borrower or any of its Subsidiaries shall make any representation or warranty in this Agreement or any of the other Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with this Agreement or any of the other Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished and which continues to be untrue or misleading in any material respect.

          9.3 Covenants. The Borrower or any of its Subsidiaries shall default in the observance or performance of any covenant in Article 6 hereof (other than Section 6.8 hereof) applicable to the Borrower or such Subsidiary and such default continues for thirty (30) days after notice thereof.

          9.4 Other Covenants. The Borrower or any of its Subsidiaries shall default in observance or performance of any other covenant applicable to the Borrower or such Subsidiary under this Agreement or any of the other Loan Documents.

          9.5 Other Debts. (a) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Indebtedness, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace or cure period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness; or (b) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Indebtedness and shall continue after the applicable grace or cure period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (c) any such Indebtedness shall be accelerated or otherwise declared to be due and payable prior to the stated maturity thereof, or (d) any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.

          9.6 Tax Lien. A notice of Lien, levy or assessment is filed of record with respect to all or any assets of the Borrower or any of its Subsidiaries by the United States or any other Governmental Authority, including, without limitation, the PBGC, which adversely affects the priority of the Liens granted to the Collateral Agent hereunder or under any of the other Loan Documents.

          9.7 ERISA. The occurrence of any of the following events: (a) the happening of a Reportable Event with respect to any Plan; (b) the disqualification or involuntary termination of a Plan for any reason; (c) the voluntary termination of any Plan while such Plan has a funding deficiency (as determined under Section 412 of the Code); (d) the appointment of a trustee by an appropriate United States district court to administer any such Plan; (e) the institution of any proceedings by the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan; (f) the failure of the Borrower to notify the Administrative Agent promptly upon receipt by the Borrower or any of its ERISA Affiliates of any notice of the institution of any proceeding or other actions which may result in the termination of any such Plan.

          9.8  Voluntary Bankruptcy.  The Borrower or any of its
Subsidiaries shall: (a) file a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal, or foreign, now or hereafter existing; (b) enter into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding; (c) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of itself or themselves or for all or a substantial part of its or their property; (d) make an assignment for the benefit of creditors; or (e) be unable or shall fail to pay its or their debts generally as such debts become due, admit in writing its or their inability or failure to pay its or their debts generally as such debts become due, or otherwise cease to be Solvent.

          9.9 Involuntary Bankruptcy. There occurs (a) a filing or issuance against the Borrower or any of its Subsidiaries an involuntary petition in bankruptcy or seeking liquidation of the Borrower or such Subsidiary, reorganization, arrangement, readjustment of its or their debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing and either such proceeding shall continue in effect for a period of sixty (60) days or more or an order for relief against the Borrower or any of its Subsidiaries shall be entered therein; (b) the involuntary appointment of a receiver, liquidator, custodian or trustee of the Borrower or any of its Subsidiaries or for all or a substantial part of its or their property; or (c) the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of the Borrower or any of its Subsidiaries.

          9.10 Suspension of Business. The suspension of the transaction of the usual business of the Borrower or any of its Subsidiaries or the dissolution of the Borrower.

          9.11 Judgments. Any judgment, decree or order for the payment of money which, when aggregated with all other judgments, decrees or orders for the payment of money pending against the Borrower or any of its Subsidiaries exceeds the sum of One Hundred Thousand Dollars ($100,000), shall be rendered against the Borrower or any of its Subsidiaries and remain unsatisfied and in effect for a period of sixty (60) consecutive days or more without being vacated, discharged, satisfied or stayed or bonded pending appeal.

          9.12 RICO. The Borrower, any of its Subsidiaries, or any of their respective directors, shareholders or executive officers shall be indicted under the Racketeer Influenced and Corrupt Organizations Act of 1970 (18 U.S.C. Section 1961 et seq.) or the Majority Lenders otherwise reasonably believe in good faith that all or any portion of the Borrower's or any of its Subsidiaries' assets are subject to forfeiture pursuant to Applicable Law.

          9.13 Failure of Security. At any time (a) Liens in favor of the Collateral Agent contemplated by the Loan Documents shall, at any time, for any reason (except by reason of an affirmative act or omission of the Collateral Agent), be invalidated or otherwise cease to be in full force and effect; (b) such Liens shall be subordinated or shall not have the priority contemplated by this Agreement or the other Loan Documents; or (c) the Borrower or other Borrower under any such Loan Document seeks to repudiate its or his obligations thereunder.

          9.14 Guaranty. At any time, for any reason other than the consent of the Majority Lenders, any guaranty of the Obligations ceases to be in full force and effect in any material respect or guarantor thereunder seeks to repudiate its obligations thereunder and the Liens intended to be created thereby or in connection therewith are, or such guarantor seeks to render such Liens, invalid and unperfected.

          9.15 Intercompany Loan Documents. There shall occur any event of default under any one or more of the Intercompany Loan and Security Agreements or Intercompany Guaranties or any other Intercompany Loan Document, or the Borrower shall amend, modify, or otherwise change any Intercompany Loan and Security Agreement, Intercompany Guaranty or any other Intercompany Loan Document, fail to exercise any of its rights, privileges or option thereunder, release any party thereto from the performance of such party's obligations thereunder, or grant any waiver, consent or indulgence thereunder to any other party thereto, except where such amendment, modification or change would not have an adverse effect upon the Collateral Agent's rights therein.

          9.16 Management. Daniel J. Klein and Jamie E. Blech cease to be the chief executive officer and president, respectively, of the Borrower and the vacancy so created is not filled by another Person reasonably acceptable to the Majority Lenders.

          9.17 Change of Control. Either (a) a Person or "group" (within the meaning of the Securities Exchange Act of 1934), other than Daniel J. Klein and Jamie E. Blech, acquires or obtains beneficial ownership of securities (including options) of the Borrower representing a percentage of the ordinary voting power of the Borrower that is greater than the percentage of the ordinary voting power represented by the shares of Capital Stock owned, beneficially and of record, with power to vote, by Daniel J. Klein and Jamie
E. Blech, or (b) there shall occur a change in the composition of the Board of Directors of the Borrower such that the current directors (or directors designated or approved by such directors) shall not have a majority of the ordinary voting power of the Borrower.

          9.18 Exercise of Put Option. The Borrower (a) shall default in the observance or performance of any covenant applicable to Borrower under the Preferred Stock and Warrant Purchase Agreement, and (b) such default results in the exercise of or an attempt at exercising any Put Option (as such term is defined in Section 4.05 of the Stockholder Agreement).

10.  REMEDIES

     Upon the occurrence or existence of any Event of Default, and during the continuation thereof, without prejudice to the rights of the Agents or the Lenders to enforce their claims against the Borrower for damages or failure by the Borrower to fulfill any of the obligations hereunder, the Agents and the Lenders shall have the following rights and remedies, in addition to any other rights and remedies available to the Agents and the Lenders at law, in equity or otherwise:

          10.1 Default Rate. At the election of the Administrative Agent, evidenced by written notice to the Borrower, the outstanding principal balance of the Obligations, and to the extent permitted by Applicable Law, accrued and unpaid interest thereon, shall bear interest at the Default Rate until paid in full.

          10.2 Termination; Acceleration of the Obligations. In the event of an Event of Default set forth in Sections 9.8 or 9.9 hereof, the Commitment shall automatically and immediately terminate and in the event of any other Event of Default, the Majority Lenders, at their option, may terminate the Commitment, whereupon in either case all of the Obligations shall become immediately due and payable, without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

          10.3 Set-Off. The right of each Lender to set-off, without notice to the Borrower or any of its Subsidiaries, any and all deposits at any time credited by or due from such Lender to the Borrower or such Subsidiary, whether in a general or special, time or demand, final or provisional account or any other account or represented by a certificate of deposit and whether or not unmatured or contingent against any or all of the Obligations of the Borrower or such Subsidiary, now existing or hereafter arising, whether or not such Lender shall have made any demand under this Agreement or any of the Loan Documents.

          10.4 Rights and Remedies of a Secured Party. All of the rights and remedies of a secured party under the UCC or under other Applicable Law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement, and in any of the other Loan Documents.

          10.5 Take Possession of Collateral. The right of the Collateral Agent's to (a) enter upon the premises of the Borrower or any of its Subsidiaries, or any other place or places where the Collateral is located and kept, through self-help and without judicial process, without first obtaining a final judgment or giving the Borrower or any of its Subsidiaries notice and opportunity for a hearing on the validity of the Collateral Agent's claim and without any obligation to pay rent to the Borrower or any of its Subsidiaries, and remove the Collateral therefrom to the premises of the Collateral Agent or any agent of the Collateral Agent, for such time as the Collateral Agent may desire, in order to effectively collect or liquidate the Collateral; and/or
(b) require the Borrower to assemble the Collateral and make it available to the Collateral Agent at a place to be designated by the Collateral Agent, in its sole discretion.

          10.6 Sale of Collateral. The right of the Collateral Agent to sell or to otherwise dispose of all or any of the Collateral, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as the Collateral Agent, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Collateral Agent shall have the right to conduct such sales on the premises of the Borrower or any of its Subsidiaries or elsewhere and shall have the right to use the premises of the Borrower or any of its Subsidiaries, without charge for such sales for such time or times as the Collateral Agent may see fit. The Collateral Agent is hereby granted a license or other right to use, without charge, the labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, whether owned by the Borrower or with respect to which the Borrower has rights under license, sublicense or other agreements, as it pertains to the Collateral, in preparing for sale (including, without limitation, finishing any unfinished Inventory of the Borrower), advertising for sale and selling any Collateral and the rights of the Borrower under all licenses and all franchise agreements shall inure to the benefit of the Agents and the Lenders. The Collateral Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and the Collateral Agent or any Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied first to the costs, expenses and attorneys' fees and expenses incurred by the Collateral Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Obligations; and third to the principal of the Obligations. Any remaining proceeds shall be remitted to the Borrower or other Person legally entitled thereto. If any deficiency shall arise, the Borrower shall remain liable to the Lenders therefor.

          10.7 Judicial Proceedings.    The right to proceed by an action or
actions at law or in equity to obtain possession of the Collateral, to recover the Obligations and amounts secured hereunder or to foreclose under this Agreement and sell the Collateral or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction, all without the necessity of posting any bond.

          10.8 Actions in Respect of the Letters of Credit Upon Default.
If any Event of Default shall have occurred and be continuing, the LC Issuer may, irrespective of whether the Agents or the Lenders are taking any of the other actions described in this Article 10 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the LC Issuer in accordance with Section 2.8, for deposit in a cash collateral account, an amount equal to the aggregate face amount of all Letters of Credit then outstanding. If at any time the LC Issuer determines that any funds held in any such cash collateral account are subject to any right or claim of any Person other than the LC Issuer or that the total amount of such funds is less than the aggregate face amount of all Letters of Credit, the Borrower will, forthwith upon demand by the LC Issuer, pay to the LC Issuer, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate face amount of all outstanding Letters of Credit over (b) the total amount of funds, if any, then held in such cash collateral account that the LC Issuer determines to be free and clear of any such right and claim.

          10.9 Notice. Any notice required to be given by the Collateral Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Lender, given to the Borrower in the manner set forth in Section 13.7 below, at least ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

          10.10     Appointment of the Collateral Agent as the Borrower's
Lawful
Attorney. The Borrower irrevocably designates, makes, constitutes and appoints the Collateral Agent (and all persons designated by the Collateral Agent) as the true and lawful attorney of the Borrower and the Collateral Agent or the Collateral Agent's Agent, may, without notice to the Borrower and at such time or times following an Event of Default as the Collateral Agent or said Collateral Agent, in its sole discretion, may determine, in the name of the Borrower or in the Collateral Agent's name:(a) demand payment of the Accounts; (b) enforce payment of the Accounts, by legal proceedings or otherwise; (c) exercise all of the rights and remedies of the Borrower with respect to the collection of the Accounts; (d) settle, adjust, compromise, extend or renew the Accounts; (e) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (f) notify the postal authorities to change the address and delivery of mail addressed to the Borrower to such address as the Collateral Agent may designate; (g) if permitted by Applicable Law, sell or assign the Accounts upon such terms, for such amounts and at such time or times as the Collateral Agent deems advisable; (h) discharge and release the Accounts; (i) take control, in any manner, of any item of payment or proceeds on the Accounts; (j) prepare, file and sign the names of the Borrower on a Proof of Claim in Bankruptcy or similar document against any Account Debtor; (k) prepare, file and sign the names of the Borrower on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; (l) do all acts and things necessary, in the Collateral Agent's sole discretion, to fulfill the obligations of the Borrower under this Agreement; (m) endorse the name of the Borrower upon any of the items of payment or proceeds on any Account, and deposit the same to the account of the Lenders on account of the Obligations; (n) endorse the name of the Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts or Inventory; (o) use the stationery of the Borrower and sign the name of the Borrower to verifications of the Accounts and notices thereof to Account Debtors; and (p) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts and Inventory to which the Borrower has access.

11.  CONDITIONS PRECEDENT

          11.1 Conditions Precedent to Effectiveness. Notwithstanding any other provision of this Agreement, it is understood and agreed that this Agreement shall not be effective unless and until the following conditions have been met, to the sole and complete satisfaction of the Lenders, the Agents and their respective counsel:

          (a) Litigation. No action, suit, litigation, proceeding, investigation, regulation or legislation, including, but not limited to, any arising under the Environmental Laws, shall have been instituted, threatened or proposed before any court, governmental agency or legislative body which
(i) seeks to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the making of any Loan hereunder; or (ii) if decided adversely to the Borrower or any of its Subsidiaries may result in a Material Adverse Effect.

          (b) -Equity Transaction. The Agents shall have received evidence satisfactory to them that Borrower has received, on or immediately prior to the Effective Date, not less than $5,000,000 in cash proceeds from the sales of shares of Borrower's common stock and/or Series B Preferred Stock.

          (c) Subordinated Seller Notes. The Agents shall have received evidence satisfactory to them that any and all promissory notes issued on or prior to the Effective Date in connection with Acquisitions are unsecured and have been subordinated in right of payment to the Obligations on terms and conditions satisfactory to the Agents and the Lenders and otherwise are on terms and conditions satisfactory to the Lenders and the Agents.

          (d) Financial Reports. The Agents shall have received each of the following: (i) the Audited Financial Statements and (ii) the Projections.

          (e)  Loan Conditions.  All conditions precedent set forth in
Section 11.2 hereof have been fulfilled.

          (f) Fee Letter. All amounts required to be paid on the Effective Date pursuant to the Fee Letter have either been paid or arrangements for the payment thereof have been made to the satisfaction of the Administrative Agent and the Collateral Agent.

          (g) Documentation. The Administrative Agent and the Lenders shall have received the following documents, each dated the Effective Date (unless otherwise specified), each duly executed and delivered to the Administrative Agent and the Lenders, and each to be satisfactory in form and substance to the Administrative Agent and their respective and its counsel:

               (i)  this Agreement;

               (ii) the Notes;

               (iii) the Amendment to the Master Agreements, executed by each of the Subsidiaries of Borrower;

               (iv) an Amended & Restated Collateral Assignment of Rights Agreement executed by the Borrower in favor of the Collateral Agent with respect to the Intercompany Loan Documents;

               (v) a certificate signed by the President or chief financial officer of the Borrower certifying that (A) the representations and warranties set forth in Article 5 hereof are true and correct in all respects on and as of such date with the same effect as though made on and as of such date; (B) the Borrower is on such date in compliance with all the terms and conditions set forth in this Agreement on its part to be observed and performed; and (C) on the Effective Date, after giving effect to the making of the initial Loan, no Default or Event of Default has occurred or is continuing;

               (vi) a certificate executed by the President or chief financial officer of the Borrower certifying as to the Equipment owned by the Borrower and the locations at which such Equipment is maintained;

               (vii) a certificate of the Secretary of the Borrower certifying (A) that attached thereto is a true and complete copy of the By-Laws of the Borrower, as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of Resolutions adopted by the Board of Directors of the Borrower, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents; and (C) as to the incumbency and genuineness of the signatures of the officers of the Borrower executing this Agreement or any of the other Loan Documents;

               (viii)    a certificate of the Secretary of each
Subsidiary the Borrower certifying (A) that attached thereto is a true and complete copy of the By-Laws of each Subsidiary of the Borrower, as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of Resolutions adopted by the Board of Directors of each Subsidiary of the Borrower, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents; and (C) as to the incumbency and genuineness of the signatures of the officers of each Subsidiary of the Borrower executing this Agreement or any of the other Loan Documents;

               (ix) a Borrowing Availability Certificate completed and signed by the chief financial officer of the Borrower and satisfactory to the Administrative Agent;

               (x) a copy of the Articles or Certificate of Incorporation of the Borrower and its Subsidiaries, and all restatements thereof or amendments thereto, certified as of a date close to the Effective Date by the Secretary of State of the State of each Person's incorporation;

               (xi) good standing certificates for the Borrower, certified as to a date close to the Effective Date, issued by the Secretaries of State of those states listed on Schedule 5.1 hereof in respect of Borrower;

               (xii) good standing certificates for the Subsidiaries of the
Borrower, certified as of a date close to the Effective Date, and issued in each case by the Secretary of State of the states set forth on Schedule 5.15 hereto.

               (xiii) the written opinion of Swidler & Berlin, Chartered, counsel to the Borrower and its Subsidiaries, in the form attached hereto as Exhibit L, as to the transactions contemplated by this Agreement;

          (xiv) such other documents, instruments and agreements with respect to the transactions contemplated by this Agreement, in each case in such form and containing such additional terms and conditions as may be satisfactory to the Administrative Agent, the Collateral Agent and the Majority Lenders, containing, without limitation, representations and warranties which are customary and usual in such documents.

          11.2 All Loans. The obligation of each Lender to make any Loan hereunder (including the initial Loan) and to issue any Letter of Credit (including the initial Letter of Credit) shall be subject to fulfillment of the following conditions:

          (a) No Injunction. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement, such Loan or such Letter of Credit or which in the sole discretion of the Administrative Agent and the Majority Lenders, would make it inadvisable to make such Loan or such Letter of Credit;

          (b) No Material Adverse Change. Since December 31, 1997, there shall not have occurred any material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of the Borrower, or any event, condition, or state of facts which would be expected materially and adversely to affect the prospects of the Borrower or any of its Subsidiaries subsequent to the making of such Loan to the Borrower, as determined by the Administrative Agent and the Lenders in their sole discretion.

          (c) Solvency. The Lenders and the Administrative Agent shall be satisfied that, giving effect to the making of such Loan, or the issuance of such Letter of Credit, the Borrower and each of its Subsidiaries will be Solvent.

          (d)  No Default or Event of Default.  There shall exist no
Default or Event of Default or any event or condition which, with the making of such Loan or the issuance of such Letter of Credit, would constitute a Default or Event of Default.

          (e) Representations and Warranties. All representations and warranties made by the Borrower and its Subsidiaries hereunder shall be true and correct in all respects as of the date of such Loan or Letter of Credit with the same force and effect as if made on and as of such date.

          (f) Regulatory Restrictions. Neither the Borrower nor any of its Subsidiaries shall be subject to any statute, rule, regulation, order, writ or injunction of any Governmental Authority which would restrict or hinder the conduct of the Borrower's or such Subsidiary's business as conducted or proposed to be conducted and which could have a Material Adverse Effect. In addition, the Administrative Agent, Collateral Agent and the Majority Lenders shall have reasonably satisfied itself that the Borrower and each of its Subsidiaries is in compliance with all Applicable Laws of any Governmental Authority the failure to comply with which, in the opinion of the Lender, could have a Material Adverse Effect.

          (g) Regulatory Approvals. The Borrower shall have received all required regulatory and other approvals or consents with regard to this Agreement and the other Loan Documents, such Loan or in respect of any Collateral being pledged in connection with such Loan.

          11.3 Delay in Satisfaction of Conditions Precedent.  If the
Lenders make a Loan or issue a Letter of Credit prior to the fulfillment of any condition precedent set forth in this Article 11, the making of such Loan or issuance of such Letter of Credit shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof. The failure of the Borrower, for any reason, to satisfy or cause to be satisfied any such condition precedent within thirty (30) days after the date thereof shall constitute an Event of Default for all purposes under this Agreement and the other Loan Documents, unless such failure is waived in writing by the Lenders.

12.  THE AGENT

          12.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes each of the Agents to each act as its agent hereunder with such powers as are specifically delegated to such Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. No Agent (which term as used in this sentence and in Section 12.5 hereof and the first sentence of Section 12.6 hereof shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have any duties or responsibilities except those expressly set forth in this Agreement with respect to such Agent, and shall not by reason of this Agreement be a trustee for any Lender; (b) shall be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any of the other Loan Documents, or in any certificate or other instrument, document or agreement referred to or provided for in, or received by any of them under, this Agreement or any of the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any of the other Loan Documents or for any failure by either Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) subject to Section 12.3 hereof, shall be required to initiate or conduct any litigation or collection proceedings hereunder; and
(d) shall be responsible for any action taken or omitted to be taken by it hereunder or under any other agreement, document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Administrative Agent and Collateral Agent may each employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer complying with the terms and conditions of Section 13.3 hereof.

          12.2 Reliance by Agents. Each Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Lenders (unless the instructions of or consent of all of the Lenders is required hereunder), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, no Agent shall be required to take any action which (a) such Agent reasonably believes will expose it to personal liability unless such Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (b) is contrary to this Agreement, the Notes, the other Loan Documents or Applicable Law.

          12.3 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans or of Commitment Fees) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 12.7 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Majority Lenders (unless the directions of or consent of all of the Lenders is required hereunder), provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

          12.4 Rights as a Lender. With respect to its Commitment and the Loans made by it, CCF (and any successor acting as Administrative Agent or Collateral Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent and/or Collateral Agent, and the term "the Lender" or "the Lenders" shall, unless the context otherwise indicates, include each in its individual capacity. CCF (and any successor acting as Administrative Agent or Collateral Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Administrative Agent or Collateral Agent, and CCF and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          12.5 Indemnification. The Lenders agree to indemnify the Administrative Agent, Collateral Agent, Co-Agent and the LC Issuer (to the extent not reimbursed under Sections 13.5 or 3.10 hereof, but without limiting the obligations of the Borrower under said Sections 13.5 and 3.10), for their respective Commitment Percentages of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, Collateral Agent, Co-Agent or the LC Issuer in any way relating to or arising out of this Agreement or any other instruments, documents or agreements contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Borrower is are obligated to pay under Section 13.5 hereof but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses of the Administrative Agent, the Collateral Agent and the Co-Agent incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other instruments, documents or agreements, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this Section 12.5 shall survive the termination of this Agreement.

          12.6 Non-Reliance on Administrative Agent and the other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent, the Collateral Agent, the Co-Agent, the LC Issuer or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the Subsidiaries of the Borrower and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Co-Agent, the LC Issuer or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Neither the Administrative Agent, the Collateral Agent nor the Co-Agent shall be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other instrument, document or agreement referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notice, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder, neither the Administrative Agent, the Collateral Agent, any Co-Agent nor the LC Issuer shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent, the Collateral Agent, any Co-Agent nor the LC Issuer or any of their respective Affiliates.

          12.7 Failure to Act. Except for action expressly required of the Administrative Agent, Collateral Agent, Co-Agent or LC Issuer hereunder, such Administrative Agent, Collateral Agent, Co-Agent or LC Issuer, as applicable shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          12.8 Resignation or Removal of an Agent.

     (a) Subject to the appointment and acceptance of a successor Agent as provided below, an Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and an Agent may be removed at any time with cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment with thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lender's removal of the retiring Agent, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which has a combined capital and surplus of at least Three Hundred Million Dollars ($300,000,000). Upon the acceptance of any appointment as Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 12.8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

     (b) In the event that Applicable Law imposes any restrictions on the identity of an agent such as the Administrative Agent or Collateral Agent or requires the appointment of any co-agent in connection therewith, the Administrative Agent or Collateral Agent, as the case may be, may, in its discretion, for the purpose of complying with such restrictions, appoint one or more subagents or co-agents hereunder. Any such subagent(s) or co-agent(s) shall have the same rights, powers, privileges and obligations as the Administrative Agent or Collateral Agent, as the case may be, and shall be subject to and entitled to the benefits of all provisions of this Agreement and the Loan Documents relative to such Agent. In addition to any rights of the Majority Lenders set forth in subsection (a) above, any such subagent or co-agent may be removed at any time by Agent which appointed such subagent or co-agent.

          12.9 Collateral Matters.

          (a) Authority. Each Lender authorizes and directs the Collateral Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders. Each Lender agrees that any action taken by the Collateral Agent or the Majority Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Collateral Agent or the Majority Lenders (or, where so required, such greater proportion) of the powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries; (iii) act as collateral agent for the Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, the Collateral Agent hereby appoints, authorizes and directs the Lenders to act as collateral sub-agents for the Collateral Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Subsidiaries' respective deposit accounts maintained with, and cash and other property held by, such Lender;
(iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interest and Liens created or purported to be created by the Loan Documents, and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Collateral Agent or the Lenders with respect to the Collateral under the Loan Documents, Applicable Law or otherwise.

          (b) Each Lender hereby directs, in accordance with the terms of this Agreement, the Collateral Agent to release or to subordinate any Lien held by the Collateral Agent for the benefit of the Lenders:

               (i) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement;

               (ii) against any part of the Collateral sold or disposed of by the Borrower or any of its Subsidiaries, if such sale or disposition is permitted by Section 7.3 hereof or is otherwise consented to by the Majority Lenders, as certified to the Collateral Agent by the Borrower in an Officer's Certificate;

               (iii) against any part of the Collateral constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or

               (iv) if approved, authorized or ratified in writing by the Collateral Agent at the direction of Majority Lenders.

Each Lender hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to Section 12.9(b) hereof promptly upon the effectiveness of any such release.

          (c) Each Lender hereby directs, in accordance with the terms of this Agreement, the Collateral Agent to release any Subsidiary of Borrower from any Guarantee provided by such Subsidiary in favor by the Collateral Agent for the benefit of the Lenders:

               (i) upon final and indefeasible payment in full of the Obligations and termination of this Agreement;

               (ii) upon the sale or other disposition of all of the issued and outstanding shares of capital stock of such Subsidiary if such sale or disposition is permitted by Section 7.3 hereof or is otherwise consented to by the Majority Lenders, as certified to the Collateral Agent by the Borrower in an Officer's Certificate;

               (iii) if approved, authorized or ratified in writing by the Collateral Agent at the direction of Majority Lenders.

Each Lender hereby directs the Collateral Agent to execute and deliver or file such releases and do such other things as are necessary to release Guarantees to be released pursuant to Section 12.9(c) hereof promptly upon the effectiveness of any such release.

          (d) Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by Majority Lenders (as set for in Sections 12.9(b) or (c) hereof), each Lender agrees to confirm in writing, upon request by the Borrower, the authority to release Collateral conferred upon the Collateral Agent under clauses (i) through (iv) of Section 12.9(b) hereof or the authority to release Guarantees conferred upon the Collateral Agent under clause (i) through (iii) of Section 12.9(c) hereof. So long as no Default or Event of Default is then continuing, upon receipt by the Collateral Agent of any such written confirmation from the Majority Lenders of its authority to release any particular items or types of Collateral, and in any event upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders herein or pursuant hereto upon such Collateral; provided, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other that the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including without limitation the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (e) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to the Collateral Agent pursuant to this Agreement or any of the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.9 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or in any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given its own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any Lender.

          12.10     The Borrower Not a Beneficiary.  The provisions of this
Article 12 are solely for the benefit of the Agents, the LC Issuer and the Lenders and neither the Borrower nor any Subsidiary of the Borrower shall have any right to rely on or enforce any of the provisions hereof. In performing their functions and duties under this Agreement, the Agents shall act solely as the Agents of the Lenders and do not assume and shall not be deemed to have assumed any obligations or relationship of agency, trustee or fiduciary with or for the Borrower or any Subsidiary of the Borrower.

13.  MISCELLANEOUS

          13.1 Waiver. Each and every right and remedy granted to the Agents, the LC Issuer and the Lenders under this Agreement, the other Loan Documents or any other document delivered hereunder or in connection herewith or allowed them by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agents, the LC Issuer or any Lender to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Agents or any Lender of any right or remedy preclude any other or future exercise thereof or the exercise of any other right or remedy. No waiver by the Agents or the Lenders of any Default or Event of Default shall constitute a waiver of any subsequent Default or Event of Default.

          13.2 Survival. All representations, warranties and covenants made herein shall survive the execution and delivery of all of the Loan Documents. The terms and provisions of this Agreement shall continue in full force and effect until the termination of this Agreement in accordance with
Section 2.7 hereof; provided, further, that the Borrower's obligations under Sections 2.9(b), 3.9, 3.10, 13.5 and 13.13 shall survive the repayment of the Obligations and the termination of this Agreement.

          13.3 Assignments; Successors and Assigns.

          (a) This Agreement is a continuing obligation and binds, and the benefits hereof shall inure to, the Borrower, the Agents, the LC Issuer and each Lender and their respective successors and assigns; provided, that the Borrower may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of all of the Lenders.

          (b) Any Lender may, in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loans owing to such Lender, any of the Notes held by such Lender, any Commitment held by such Lender hereunder or any other interests of such Lender hereunder. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9(b), 3.9, 3.10 and 13.13 hereof with respect to its participation; provided that no Participant shall be entitled to receive any greater amount pursuant to such Section than such Lender would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such Participant had no such transfer occurred.

     (c) Each Lender may, with the Administrative Agent's consent and in accordance with Applicable Law, at any time assign, pursuant to an assignment substantially in the form of Exhibit M attached hereto and incorporated herein by reference, without the Borrower's consent to one or more banks having unimpaired capital and surplus of Two Hundred Fifty Million Dollars ($250,000,000) or more or may assign with the Borrower's consent (which shall not be unreasonably withheld) to any other financial institution (in either case, "Eligible Assignees") all or any part of any Loans owing to such Lender, any of the Notes held by such Lender, such Lender's reimbursement and other rights and obligations in connection with any Letter of Credit issued hereunder, the portion of the Commitment held by such Lender or any other interest of such Lender hereunder; provided, however, that (i) unless Borrower and the Administrative Agent consent otherwise, and except in the case of an assignment to another Lender, any such partial assignment shall be in a minimum principal amount of Five Million Dollars ($5,000,000) and (ii) each such assignment by a Lender of its Loans, Notes, Commitment, or Letter of Credit Obligations shall be made in such manner so that the same portion of its Loans, Notes, Commitment, and Letter of Credit Obligations is assigned to the respective assignee. The Borrower and the Lenders agree that to the extent of any assignment the Assignee shall be deemed to have the same rights and benefits with respect to the Borrower under this Agreement and any of the Notes and any Letter of Credit as it would have had if it were a Lender hereunder on the Effective Date and the assigning Lender shall be released from its Commitment and other obligations hereunder, to the extent of such assignment. Upon the making of an assignment, the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 13.3, any Lender may assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) The Borrower authorizes each Lender to disclose to any Participant or Eligible Assignee ("Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower or any of its Subsidiaries which has been delivered to such Lender by the Borrower or the Administrative Agent pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement.

          (f) Any Lender shall be entitled to have any Note held by it subdivided in connection with a permitted assignment of all or any portion of such Note and the respective Loans evidenced thereby pursuant to Section 13.3(c) above. In the case of any such subdivision, the new Note (the "New Note") issued in exchange for a Note (the "Old Note") previously issued hereunder (i) shall be substantially in the form of Exhibit F hereto, as appropriate, (ii) shall be dated the date of such assignment, (iii) shall be otherwise duly completed and (iv) shall bear a legend, to the effect that such New Note is issued in exchange for such Old Note and that the indebtedness represented by such Old Note shall not have been extinguished by reason of such exchange. Without limiting the obligations of the Borrower under Section
13.5 hereof, the Lenders shall use reasonable best efforts to ensure that any such assignment does not result in the imposition of any intangibles, documentary stamp and other taxes, if any, which may be payable in connection with the execution and delivery of any such New Note.

          (g) Anything in this Section 13.3 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its respective Affiliates or Subsidiaries without the prior written consent of each Lender.

          13.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement. Any signature page to this Agreement may be witnessed by a telecopy or other facsimile of any original signature page and any signature page of any counterpart hereof may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

          13.5 Expense Reimbursement. The Borrower agrees to reimburse the Administrative Agent, the Collateral Agent and the Co-Agent for all of their respective expenses incurred in connection with the negotiation, preparation, execution, delivery, modification, and enforcement of this Agreement, the Notes and the other Loan Documents, including, without limitation, audit costs, appraisal costs, the cost of searches, filings and filing fees, taxes and the fees and disbursements of the Agents' counsel, and all costs and expenses incurred by the Administrative Agent, Collateral Agent, the Co-Agent and the Lenders (including, without limitation, attorneys' fees and disbursements) to: (a) commence, defend or intervene in any court proceeding;
(b) file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Collateral, any Letter of Credit or this Agreement, the Notes or any of the other Loan Documents; (c) protect, collect, lease, sell, take possession of, or liquidate any of the Collateral; (d) attempt to enforce any Lien in any of the Collateral or to seek any advice with respect to such enforcement; and (e) enforce any of the Agents' and the Lenders' rights to collect any of the Obligations. The Borrower also agrees to pay, and to save harmless the Agents and the Lenders from any delay in paying, any intangibles, documentary stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement, the Notes, or any of the other Loan Documents, or the recording of any thereof, the issuance of any Letter of Credit or in any modification hereof or thereof. Additionally, the Borrower agrees to pay to the Lender on demand any and all fees, costs and expenses which the Administrative Agent or such Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to the Borrower or any other Person, on behalf of the Borrower, by the

Administrative Agent or such Lender of proceeds of any Loan and (ii) the depositing for collection by the Administrative Agent and each Lender of any check or item of payment received by or delivered to the Administrative Agent or such Lender on account of the Obligations. All fees, costs and expenses provided for in this Section 13.5 may, at the option of the Majority Lenders, be charged as Loans to the loan account of the Borrower with the Administrative Agent provided for in Section 2.3 hereof. The Borrower's obligations under this Section 13.5 shall survive the termination of this Agreement and the repayment of the Obligations.

          13.6 Severability. If any provision of this Agreement or any of the other Loan Documents or the application thereof to any party thereto or circumstances shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such Loan Document and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          13.7 Notices. Except as otherwise provided herein, all notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered by hand, (b) sent by telex or facsimile transmitter (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or
(c) when received by the addressee, if sent by Express Mail, Federal Express or other overnight delivery service (receipt requested), in each case to the appropriate addresses, telex numbers, facsimile numbers designated for a party at the "Address for Notices" specified below its name on the signature pages hereto or to such other addresses as may be designated hereafter in writing by the respective parties hereto.

          13.8 Entire Agreement; Amendment.  This Agreement and the other
Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings and agreements between such parties in respect of such subject matter. Neither this Agreement nor any provision hereof may be changed, waived, discharged, modified or terminated except pursuant to a written instrument signed by the Borrower, the Administrative Agent and the Majority Lenders or by the Borrower and the Administrative Agent acting with the consent of the Majority Lenders; provided, however, that no such amendment, waiver, discharge, modification or termination shall, except pursuant to an instrument signed by the Borrower, the Agents and all of the Lenders or by the Borrower and the Administrative Agent acting with the consent of all of the Lenders, (a) increase the amount of, extend the term of, or extend the time or waive any requirement for the termination of the Commitments; (b) extend the date fixed for the scheduled payment of principal of, or interest on, any Loan; (c) reduce the amount of any scheduled payment of principal of, or the rate of interest on, any Loan; (d) reduce any fee payable hereunder; (e) alter the terms of this Section 13.8; (f) except as permitted by Section 12.9(c) hereof, release any guarantor of the Obligations; (g) reduce the Commitment of any Lender in any manner which would change such Lender's Commitment Percentage; or (h) amend the definitions of the term "Majority Lenders" or "Borrowing Availability" set forth in Section 1.1 hereof; provided, further, that any amendment, waiver, discharge modification or termination of any provision of Section 12 hereof, or which increases the obligations of any Agent hereunder and under the Loan Documents, shall require the written consent of the such Agent.

          Anything in this Agreement to the contrary notwithstanding, if any Lender shall fail to fulfill its obligations to make any Loan hereunder then, for so long as such failure shall continue, such Lender shall (unless the Majority Lenders, determined as if such Lender were not a " Lender" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or the Notes (including, without limitation, under this Section 13.8) to have no Loans, no Commitment, shall not be treated as a "Lender" hereunder when performing the computation of Majority Lenders, and shall have no rights under the preceding paragraph of this Section 13.8; provided that any action taken by the other Lenders with respect to the matters referred to in clauses (a) through (h) of the preceding paragraph shall not be effective as against such Lender.

          13.9 Time of the Essence. Time is of the essence in this Agreement and the other Loan Documents.

          13.10 Interpretation. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other Governmental Authority by reason of such party having or being deemed to have structured or dictated such provision.

          13.11 Lenders Not Joint Venturers. Neither this Agreement, the other Loan Documents, any agreements, instruments, documents executed and delivered pursuant hereto or thereto or in connection herewith or therewith, nor any of the transactions contemplated hereby or thereby shall in any respect be interpreted, deemed or construed as making any Agent or any Lender a partner or joint venturer with the Borrower or any of its Subsidiaries or as creating any similar relationship or entity, and the Borrower agrees that it will not make, and will not permit any of its Subsidiaries to make, any assertion, contention, claim or counterclaim to the contrary in any action, suit or other legal proceeding involving an Agent or the Lenders and the Borrower or any of its Subsidiaries.

          13.12 Cure of Defaults by Lenders. If, hereafter, the Borrower or any of its Subsidiaries defaults in the performance of any duty or obligation to any third party, any Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by such Lender in connection therewith including, without limitation, for payment on mortgage or note obligations, for the purchase of insurance, the payment of taxes and the removal or settlement of Liens and claims, and such costs, fees and expenses shall be included in the Obligations and be secured by the Collateral.

          13.13 Indemnity. In addition to any other indemnity provided for herein, the Borrower hereby indemnifies the Agents, the LC Issuer and each Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agents, the LC Issuer or such Lender in any litigation, proceeding or investigation instituted or conducted by any Governmental Authority or any other Person (other than the Borrower) with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the other Loan Documents, whether or not the Agents, the LC Issuer or such Lender is a party thereto, except to the extent that any of the foregoing arises out of gross negligence, willful misconduct or a material breach of this Agreement by the Agents, the LC Issuer or such Lender, as the case may be. Additionally, the Borrower hereby indemnifies and holds the Agents, the LC Issuer and each Lender harmless from all loss, cost (including, without limitation, fees and disbursements of counsel), liability and damage whatsoever incurred by the Agents, the LC Issuer or such Lender by reason of any violation of any applicable Environmental Laws for which the Borrower, any of its Subsidiaries or any of their respective predecessors has any liability or which occurs upon any real estate owned by or under the control of the Borrower or any of its Subsidiaries, or by reason of the imposition of any governmental Lien for the recovery of environmental cleanup costs expended by reason of such violation. The Borrower's obligations under this Section 13.13 shall survive the termination of this Agreement and the repayment of the Obligations.

          13.14     Consequential Damages.   NEITHER ANY AGENT, THE LC ISSUER
NOR
ANY LENDER SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWER, ANY OF ITS SUBSIDIARIES, OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.15 Attorney-in-Fact. The Borrower hereby designates, appoints and empowers the Administrative Agent irrevocably as its attorney-in-fact, at the Borrower's cost and expense, to do in the name of the Borrower any and all actions which the Administrative Agent may deem necessary or advisable to carry out the terms hereof upon the failure, refusal or inability of the Borrower to do so, and the Borrower hereby agrees to indemnify and hold the Administrative Agent harmless from any costs, damages, expenses or liabilities arising against or incurred by the Administrative Agent in connection therewith except to the extent that any of such costs, damages, expenses or liabilities arise out of the Administrative Agent's gross negligence or willful misconduct.

          13.16     Financing Statements.

          (a) Borrower hereby ratifies and confirms that all financing statements filed under the Uniform Commercial Code in connection with the Original Loan Agreement, showing "IT Partners, Inc." as the debtor and CCF, as agent, as the secured party, shall be sufficient to perfect the Liens continued and granted to the Collateral Agent pursuant to this Agreement and the Loan Documents, to the extent such Liens may be perfected by the filing of financing statements and Borrower hereby agrees that it shall not make any assertion, contention, claim or counterclaim to the contrary in any action, suit or other legal proceeding involving any Agent or the Lenders and Borrower.

          (b) The Borrower acknowledges and agrees that it is the Borrower's intent that all financing statements filed against the Borrower or any of its Subsidiaries in connection with this Agreement or the Original Loan Agreement shall remain in full force and effect until the Commitment shall have been terminated in accordance with the provisions hereof, even if, at any time or times prior to such termination, no Loans or Letters of Credit shall be outstanding hereunder. Accordingly, the Borrower waives any right which it may have under Section 9-404(1) of the UCC to demand the filing of termination statements with respect to the Collateral, and agrees that the Collateral Agent shall not be required to send such termination statements to the Borrower or any of its Subsidiaries, or to file them with any filing office, unless and until the Commitment shall have been terminated in accordance with the terms of this Agreement and all Obligations paid in full in immediately available funds and until the termination or expiration of all Letters of Credit. Upon such termination and payment in full, the Collateral Agent shall execute appropriate termination statements and deliver the same to the Borrower.

          13.17 Governing Law; Jurisdiction. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
THE BORROWER, THE AGENTS, THE LC ISSUER AND EACH LENDER HEREBY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LETTERS OF CREDIT, THE NOTES, OR THE OTHER LOAN DOCUMENTS; (B) AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT AND THE LOAN DOCUMENTS; AND (C) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

          13.18 Waiver of Jury Trial. AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS RESPECTIVE COUNSEL, THE BORROWER, EACH AGENT, THE LC ISSUER AND EACH LENDER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS AGREEMENT, THE LETTERS OF CREDIT, ANY OF THE NOTES, ANY OF THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE BORROWER, ANY AGENT OR ANY LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS TO MAKE THE LOANS TO THE BORROWER.

     DK
        ------
     Initials
     IN WITNESS WHEREOF, the Borrower, the Administrative Agent, the Collateral Agent, the Co-Agent, the LC Issuer and the Lenders have caused their duly authorized officers to set their hands and seals as of the day and year first above written.

     "Borrower"

     IT PARTNERS, INC.


     By: /s/ Daniel J. Klein
            -------------------
           Daniel J. Klein
           Chairman and Chief Executive Officer


     Attest: /s/ Jamie E. Blech
               ------------------
           Jamie E. Blech
           Secretary

                    [CORPORATE SEAL]

     Address for Notices:

     IT Partners, Inc.
     9881 Broken Land Parkway
     Suite 102
     Columbia, MD  21046
     Attn.: Daniel J. Klein
     Facsimile:  (410) 309-9801
     Telephone: (410) 309-9800

     with a copy to:

     Swidler & Berlin, Chartered
     3000 K Street
     Washington, DC  20007
     Attn.: Andrew M. Ray, Esq.
     Facsimile:  (202) 424-7643
     Telephone: (202) 424-7585

[Signatures continued on following page]

[Signatures continued from previous page]

     "Administrative Agent"

     CREDITANSTALT CORPORATE FINANCE, INC.


     By: /s/ Robert M. Biringer
                ------------------
          Robert M. Biringer
          Executive Vice President


     By:  /s/ Carl G. Drake
                ------------------
             Carl G. Drake
          Vice President


     Address for Notices:
     Creditanstalt Corporate Finance, Inc.
     Two Greenwich Plaza
     Greenwich, Connecticut   06830
     Attn:  Lisa Bruno
     Facsimile No: (203) 861-6594

     with copies to:

     Creditanstalt Corporate Finance, Inc.
     Two Ravinia Drive
     Suite 1680
     Atlanta, Georgia  30346
     Attn: Robert M. Biringer
          Carl G. Drake
     Facsimile No: (770) 390-1851

     and

     Troutman Sanders LLP
     600 Peachtree Street, N.W.
     Suite 5200
     Atlanta, Georgia  30308-2216
     Attn:  Hazen H. Dempster, Esq.
     Facsimile No: (404) 885-3900

[Signatures continued on following page]

[Signatures continued from previous page]

     "Collateral Agent"

     CREDITANSTALT CORPORATE FINANCE, INC.



     By: /s/ Robert M. Biringer
                ------------------
          Robert M. Biringer
          Executive Vice President


     By:  /s/ Carl G. Drake
                ------------------
             Carl G. Drake
          Vice President



     Address for Notices:
     Creditanstalt Corporate Finance, Inc.
     Two Greenwich Plaza
     Greenwich, Connecticut   06830
     Attn:  Lisa Bruno
     Facsimile No: (203) 861-6594

     with copies to:

     Creditanstalt Corporate Finance, Inc.
     Two Ravinia Drive
     Suite 1680
     Atlanta, Georgia  30346
     Attn: Robert M. Biringer
          Carl G. Drake
     Facsimile No: (770) 390-1851

     and

     Troutman Sanders LLP
     600 Peachtree Street, N.W.
     Suite 5200
     Atlanta, Georgia  30308-2216
     Attn:  Hazen H. Dempster, Esq.
     Facsimile No: (404) 885-3900

[Signatures continued on following page]

[Signatures continued from previous page]

     "Co-Agent"

     CREDIT AGRICOLE INDOSUEZ


     CREDIT AGRICOLE INDOSUEZ


     By: /s/ Mitchell Goldstein
            --------------------------
          Name:Mitchell Goldstein
          Title:Vice President


     By: /s/ Patricia Frankel
            ---------------------------
                Name:Patricia Frankel
           Title:First Vice President



     Address for Notices:
     Credit Agricole Indosuez
     1211 6th Avenue, 7th Floor
     New York, NY  10036
     Attn:  Michael Arougheti
     Facsimile No: (212) 278-2254

     with copies to:

     Cahill Gordon & Reindel
     80 Pine Street
     New York, New York  10005-1720
     Attn: John Schuster, Esq.
     Facsimile No: (212) 269-5420

[Signatures continued on following page]

[Signatures continued from previous page]

     "Lenders"

Commitment:    CREDITANSTALT CORPORATE FINANCE, INC.
$35,000,000

CREDITANSTALT CORPORATE FINANCE, INC.


     By: /s/ Robert M. Biringer
                ------------------
          Robert M. Biringer
          Executive Vice President


     By:  /s/ Carl G. Drake
                ------------------
             Carl G. Drake
          Vice President


     Address for Notices:
     Creditanstalt Corporate Finance, Inc.
     Two Greenwich Plaza
     Greenwich, Connecticut   06830
     Attn:  Lisa Bruno
     Facsimile No: (203) 861-6594

     with copies to:

     Creditanstalt Corporate Finance, Inc.
     Two Ravinia Drive
     Suite 1680
     Atlanta, Georgia  30346
     Attn: Robert M. Biringer
          Carl G. Drake
     Facsimile No: (770) 390-1851

     and

     Troutman Sanders LLP
     600 Peachtree Street, N.W.
     Suite 5200
     Atlanta, Georgia  30308-2216
     Attn:  Hazen H. Dempster, Esq.
     Facsimile No: (404) 885-3900

[Signatures continued on following page]

[Signatures continued from previous page]


Commitment:    CREDIT AGRICOLE INDOSUEZ
$35,000,000



     By: /s/ Mitchell Goldstein
            --------------------------
          Name:Mitchell Goldstein
          Title:Vice President


     By: /s/ Patricia Frankel
            ---------------------------
                Name:Patricia Frankel
           Title:First Vice President




     Address for Notices:
     Credit Agricole Indosuez
     1211 6th Avenue, 7th Floor
     New York, NY  10036
     Attn:  Michael Arougheti
     Facsimile No: (212) 278-2254

     with copies to:

     Cahill Gordon & Reindel
     80 Pine Street
     New York, New York  10005-1720
     Attn: John Schuster, Esq.
     Facsimile No: (212) 269-5420

[Signatures continued on following page]

[Signatures continued from previous page]

     "LC Issuer"

     CREDITANSTALT CORPORATE FINANCE, INC.


     By:/s/ Robert M. Bitiringer
           Robert  M. Biringer
           Executive Vice President


     By:/s/ Carl G. Drake
           Carl G. Drake
           Vice President


     Address for Notices:
     Creditanstalt Corporate Finance, Inc.
     Two Greenwich Plaza
     Greenwich, Connecticut   06830
     Attn:  Lisa Bruno
     Facsimile No: (203) 861-6594

     with copies to:

     Creditanstalt Corporate Finance, Inc.
     Two Ravinia Drive
     Suite 1680
     Atlanta, Georgia  30346
     Attn: Robert M. Biringer
          Carl G. Drake
     Facsimile No: (770) 390-1851

     and

     Troutman Sanders LLP
     600 Peachtree Street, N.W.
     Suite 5200
     Atlanta, Georgia  30308-2216
     Attn:  Hazen H. Dempster, Esq.
     Facsimile No: (404) 885-3900

                               FIRST AMENDMENT TO
                    AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "First Amendment") is made and entered into as of the 2nd day of July, 1998, by and among IT PARTNERS, INC., a Delaware corporation (the "Borrower"), each of the Lenders signatory hereto (hereinafter referred to individually as a "Lender" and collectively as the "Lenders"), CREDITANSTALT CORPORATE FINANCE, INC., as the letter of credit issuer (in such capacity, the "LC Issuer"), CREDIT AGRICOLE INDOSUEZ, as co-agent for the Lenders (in such capacity, together with its successors and assigns, the "Co-Agent") and CREDITANSTALT CORPORATE FINANCE, INC., as collateral agent for the Lenders (in such capacity, together with its successors and assigns, the "Collateral Agent") and administrative agent for the Lenders (in such capacity, together with its successors and assigns, the "Administrative Agent"; the Co-Agent, Collateral Agent and Administrative Agent are collectively referred to as the "Agents" and individually referred to as an "Agent").

                              W I T N E S S E T H:

     WHEREAS, Borrower, the Lenders, LC Issuer and the Agents are parties to that certain Amended and Restated Loan and Security Agreement dated as of March 31, 1998 (as the same may be amended, restated and supplemented from time to time, the "Loan Agreement"), which currently provides for a revolving credit facility (the "Loan" or "Loans") in the aggregate principal amount of up to Seventy Million Dollars ($70,000,000) at any one time outstanding; and

     WHEREAS, the Borrower has requested that the Lenders, LC Issuer and the Agents amend the Loan Agreement in order to amend certain definitions and covenants, and to make certain other changes as provided herein; and

     WHEREAS, the Lenders, LC Issuer and the Agent are willing to agree to such request, subject to the terms and conditions of this First Amendment;

     NOW, THEREFORE, for and in consideration of the premises, the terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Defined terms used herein, as indicated by the initial capitalization thereof, shall have the same respective meanings ascribed to such terms in the Loan Agreement unless otherwise specifically defined herein.

     2.   Amendments.

     2.1. The definition of "Applicable Margin" contained in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof a new definition of "Applicable Margin" to read as follows:


     "Applicable Margin" shall mean (a) with respect to Eurodollar Loans, four percent (4%) per annum and (b) with respect to Base Rate Loans, two percent (2%) per annum; provided however, that if on the last day of any fiscal quarter, commencing with the earlier of (i) the fiscal quarter during which Borrower completes a registered public offering of shares of its common stock which results in the repayment of not less than $25,000,000 in principal amount of Loans from the proceeds of such offering and (ii) the fiscal quarter ending December 31, 1998, Borrower's Senior Debt Leverage Ratio shall fall within any of the ranges set forth below, then, subject to delivery by a senior financial officer of Borrower of financial statements for that quarter, together with a Compliance Certificate of the chief financial officer of Borrower certifying as to Borrower's Senior Debt Leverage Ratio, in each case as required pursuant to Section 6.2(e) hereof, the Applicable Margin payable on the Loans shall be adjusted, from the date of Administrative Agent's receipt of such financial statements and Compliance Certificate until the date on which the next following quarterly financial statements are required to be delivered to the Administrative Agent, to the rate, calculated daily on the basis of a 360-day year and actual days elapsed, for the applicable type of Loan set forth opposite such range in the schedule below:

Senior Debt                Base               Eurodollar Rate    Letter of
Leverage Ratio         Rate Loans                Loans            Credit
-------------------------------------------------------------------------
Less than 3.50:1.00       1.50%                  3.50%           3.50%
but greater than or
equal to 3.00:1.00

-------------------------------------------------------------------------
Less than 3.00:1.00       1.25%                  3.25%          3.25%
but greater than or
equal to 2.50:1.00

------------------------------------------------------------------------
Less than 2.50:1.00       1.00%                  3.00%          3.00%
but greater than or
equal to 2.00:1.00

------------------------------------------------------------------------

Less than 2.00:1.00        0.75%                  2.75%       2.75%

If Borrower does not qualify for an adjustment in interest rates as set forth above for any given fiscal quarter of Borrower or if no Compliance Certificate and quarterly financial statements are delivered by the required date, the Applicable Margin shall be those set forth in clauses (a) and (b) above.

     2.2. The definition of "Borrowing Availability" contained in Section
1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof a new definition of "Borrowing Availability" to read as follows:

     "Borrowing Availability" shall mean, for any Person, an amount equal to
(a) (i) for the period beginning on the Effective Date and ending on the earlier of (A) December 31, 1998, and (B) the date immediately preceding the closing of a public offering of shares of common stock of the Borrower registered under the Securities Act of 1933, as amended, an amount equal to such Person's Adjusted Cash Flow for the twelve (12) month period most recently ended multiplied by 4.0; (ii) for the period beginning on the earlier of (A) January 1, 1999, and (B) the closing of a public offering of shares of common stock of the Borrower registered under the Securities Act of 1933, as amended, and ending on May 31, 1999, an amount equal to such Person's Adjusted Cash Flow for the twelve (12) month period most recently ended multiplied by 3.5; and (iii) thereafter, an amount equal to such Person's Adjusted Cash Flow for the twelve-month period most recently ended multiplied by 3.0; minus (b) the currently outstanding aggregate amount of Indebtedness permitted pursuant to Section 7.2(c) hereof.

     2.3. The definition of "Cash Flow" contained in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof a new definition of "Cash Flow" to read as follows:

          "Cash Flow" shall mean, for any Person, for any period for which the same is computed, the sum of (a) such Person's net income (loss) for such period, plus (b) such Person's Interest Expense for such period, plus (c) such Person's depreciation and amortization for financial reporting purposes for such period, plus (d) income tax expense for such period, plus (e) with respect to the Borrower, to the extent deducted from the Borrower's net income
(loss) for such period, any costs, not to exceed One Million Two Hundred Fifty-Two Thousand One Hundred Forty-Five Dollars ($1,252,145) in the aggregate, related to Information Technology Partners, Inc., which was merged with and into a Subsidiary of the Borrower, computed in each case on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

     2.4. The definition of "Calculation Period" contained in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof a new definition of "Calculation Period" to read as follows:

          "Calculation Period" shall mean the twelve month period most recently ended.

     2.5. The definition of "Indebtedness" contained in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof a new definition of "Indebtedness" to read as follows:

          "Indebtedness" shall mean, as applied to any Person at any time,
(a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto; (ii) under profit payment agreements or similar agreements;
(iii) with respect to letters of credit issued for such Person's account; (iv) to pay the deferred purchase price of property or services, except (A) unsecured accounts payable and accrued expenses arising in the ordinary course of business which are less than sixty (60) days past due; and (B) the deferred portion of the purchase price, in connection with Acquisitions, which is contingent on the post-acquisition financial performance of the Person that is the subject of such Acquisition; or (v) Capital Lease Obligations; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of any foreign exchange contract or Interest Hedge Agreement, net of liabilities owed to such Person by the counterparties thereon; (d) all Capital Stock (other than (i) Borrower's Series A Preferred Stock, (ii) Borrower's Series C Preferred Stock, or (iii) any warrants issued in connection with Borrower's Series A Preferred Stock or Borrower's Series C Preferred Stock or which are otherwise outstanding on July __, 1998) of such Person subject (upon the occurrence of any contingency or otherwise) to mandatory redemption prior to the first anniversary of the Maturity Date; and (e) indebtedness of others Guaranteed by such Person.

     2.6. The definition of "Interest Coverage Ratio" contained in Section
1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof a new definition of "Interest Coverage Ratio" to read as follows:

          "Interest Coverage Ratio" shall mean, as to any Person, for any period, the ratio of (a) such Person's Cash Flow for such period to (b) such Person's Interest Expense (excluding from Interest Expense any non-cash Interest Expense (whether positive or negative) resulting from (i) the imputation, for financial reporting purposes, of an interest rate to any Subordinated Seller Note that is higher than the applicable interest rate set forth in such Subordinated Seller Note; (ii) any adjustment, whether positive or negative, made for financial reporting purposes to the value of any warrant for the purchase of Capital Stock of the Borrower caused by a change in the value of the shares of common stock of the Borrower; (iii) any accretion to the value of the Series A Preferred Stock and the Series C Preferred Stock required in accordance with GAAP and resulting from a book value of such preferred stock that is less than the redemption price for such preferred stock; and (iv) non-cash Interest Expense associated with deferred financing fees of $710,000 paid to Credit Agricole Indosuez) for such period, in each case calculated in accordance with GAAP.

     2.7. Section 1.1 of the Loan Agreement is hereby amended by inserting, in appropriate alphabetical order, a new definition of "Series C Preferred Stock" to read as follows:

          "Series C Preferred Stock" shall mean the contemplated Series C Preferred Stock of Borrower.

     2.8. Section 2.6(a) of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof a new Section 2.6(a) to read as follows:

          2.6  Letters of Credit.

          (a) Subject to the terms and conditions hereof and provided that there exists no Default or Event of Default, at any time and from time to time from the Effective Date to (but not including) the Maturity Date, the LC Issuer agrees, in reliance upon the agreement of the Lenders set forth in
Section 2.6(c) below, to issue, for the account of the Borrower, such Letters of Credit as the Borrower may request by a Request for Letter of Credit (in the manner described in Section 2.6(b)), each in such form as may be requested from time to time by the Borrower and agreed to by the LC Issuer; provided, however, that after giving effect to the issuance of any such Letter of Credit, (i) the aggregate amount of all Letter of Credit Obligations of the Borrower outstanding at any one time does not exceed $2,500,000, and (ii) the aggregate amount of all outstanding Loans, together with all outstanding Letter of Credit Obligations, will not exceed the lesser of (A) the Commitment and (B) the Borrowing Availability of the Borrower. No Letter of Credit shall be issued by the LC Issuer under this Section 2.6(a) except to the extent reasonably necessary in connection with transactions in the ordinary course of business of the Borrower and its Subsidiaries. The expiration date of any such Letter of Credit shall not extend beyond the earliest of (i) one (1) year from the date of issuance thereof, (ii) the Maturity Date, and (iii) any date fixed for termination of the Commitment pursuant to Section 2.12 hereof.

     2.9. Section 8.1 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof a new Section
8.1 to read as follows:

     8.1 Net Worth. The Borrower shall maintain, commencing April 1, 1998 and at all times thereafter, a Net Worth of not less than the sum of (a) $27,500,000, plus (b) effective upon the closing of any issuance of equity securities of Borrower, eighty percent (80%) of the amount by which Borrower's shareholders' equity is increased as a result of such issuance of equity securities, plus (c) effective January 1 of each year, an amount equal to the greater of (A) zero, and (B) seventy-five percent (75%) of Net Income of Borrower and its consolidated Subsidiaries for the immediately preceding fiscal year.

     2.10. Section 8.2 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof a new Section
8.2 to read as follows:

      8.2 Leverage Ratio. Borrower and its consolidated Subsidiaries shall maintain, on a consolidated basis, as of the end of each fiscal quarter of Borrower during the applicable periods set forth below a Leverage Ratio for each such quarter of not greater than the ratio set forth below opposite the applicable period during which such quarter occurs:

          Applicable Period                  Ratio
          Effective Date - 12/31/98               6.0:1.0
          01/01/99 - 06/30/99                5.5:1.0
          At all times thereafter                 5.0:1.0

     2.11. Section 8.3 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof a new Section
8.3 to read as follows:

     8.3 Senior Debt Leverage Ratio. Borrower and its consolidated Subsidiaries shall maintain, on a consolidated basis, as of the end of each fiscal quarter of Borrower during the applicable periods set forth below a Senior Debt Leverage Ratio for each such quarter of not greater than the ratio set forth below opposite the applicable period during which such quarter occurs:

          Applicable Period                  Ratio
          Effective Date - 12/31/98               4.0:1.0
          01/01/99 - 06/30/99                3.5:1.0
          At all times thereafter            3.0:1.0

     2.12. Section 8.4 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof a new Section
8.4 to read as follows:

     8.4  Interest Coverage Ratio.  Borrower and its consolidated
Subsidiaries shall maintain, on a consolidated basis, as of the end of each fiscal quarter of Borrower during the applicable periods set forth below, an Interest Coverage Ratio for such fiscal quarter of not less than the ratio set forth below opposite each such applicable period:

          Applicable Period                     Ratio
          Effective Date - 12/31/98               2.00:1.00
          01/01/99 - 06/30/99                2.50:1.00
          07/01/99 - 12/31/00                2.75:1:00
          At all times thereafter            3.00:1.00

     3. Representations and Warranties; No Default. Borrower hereby represents and warrants to the Lenders and the Agents that all of Borrower's representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as fully as though such representations and warranties had been made on the date hereof (except for changes therein occurring since the Effective Date in the ordinary course of business which do not constitute a Default or Event of Default hereunder, which are not, individually or in the aggregate, materially adverse to the assets, liabilities, financial conditions or results of operations of Obligors, or either of them, and which have, to the extent required, been disclosed to the Agents and/or the Majority Lenders pursuant to Section 6.8 of the Loan Agreement or otherwise) and with specific reference to this First Amendment and any and all documents executed in connection herewith. To induce the Lenders and the Agents to enter into this First Amendment and to continue to make advances to Borrower pursuant to the Loan Agreement, as amended hereby, Borrower and hereby represents and warrants that, on and as of the date of this First Amendment, no Event of Default, nor any event or condition which, with notice, lapse of time, or both, would constitute an Event of Default has occurred and is continuing under the Loan Agreement. As a further inducement of the Lenders and the Agents to enter into this First Amendment and to continue to make advances to Borrower pursuant to the Loan Agreement, as amended hereby, Borrower hereby represents and warrants to the Agents and the Lenders as follows:

          (a) Borrower has the power and authority to enter into this First Amendment and the other instruments, documents or agreements executed by Borrower pursuant hereto or in connection herewith (the "Amendment Documents") and to perform all of its respective obligations hereunder and thereunder;

          (b) the execution and delivery of this First Amendment and the Amendment Documents to which it is a party have been duly authorized by all necessary action (corporate or otherwise) on the part of Borrower;

          (c) the execution and delivery of this First Amendment and the Amendment Documents and performance thereof by the Borrower does not and will not violate the Articles or Certificate of Incorporation, By-laws or other organizational documents of Borrower and does not and will not violate or conflict with any law, order, writ, injunction, or decree of any court, administrative agency or other governmental authority applicable to Borrower or its properties; and

          (d) the First Amendment and the Amendment Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

     4. Waiver. The Agents and Lenders hereby waive any Default or Event of Default arising under the Loan Agreement solely as a result of Borrower's failure for the period commencing January 1, 1998 through April 1, 1998, to maintain the Net Worth required by Section 8.1 of the Loan Agreement (as in effect prior to the First Amendment).

     5. Expenses. Borrower agrees to pay, immediately upon demand by Lenders and Agents, all costs, expenses, attorneys' fees, and other charges and expenses incurred by Lenders and Agents in connection with the negotiation, preparation, execution and delivery of this First Amendment.

     6. Defaults Hereunder. The breach of any representation, warranty or covenant contained herein or in any document executed in connection herewith, or the failure to observe or comply with any term or agreement contained herein or in any document executed in conjunction herewith, shall constitute an Event of Default under the Loan Documents and the Lenders and the Agents shall be entitled to exercise all rights and remedies they may have under the Loan Agreement, any of the other Loan Documents and applicable law.

     7. Conditions Precedent. Subject to the other terms and conditions of this First Amendment, the amendments and waivers set forth herein shall not become effective, and the Lenders shall have no obligation to fund any Loans, unless and until (a) the Administrative Agent shall have received this First Amendment, duly executed and delivered by Borrower, the Lenders, the Agents and the LC Issuer, and (b) the Administrative Agent shall have received a reaffirmation of each of the Loan Documents executed by each of the Subsidiaries and Affiliates of Borrower party to the Loan Documents, duly executed and delivered to the Lenders and the Agents, in form and substance satisfactory to the Administrative Agent and its counsel. Once all the conditions precedent set forth above have been fulfilled, this First Amendment will be deemed effective as of April 1, 1998.

     8.   References in Loan Documents.  All references in the Loan
Agreement and the other Loan Documents to the Loan Agreement shall hereafter be deemed to be references to the Loan Agreement as amended hereby and as the same may hereafter be amended from time to time.

     9. No Claims, Offset. Borrower hereby represents, warrants, acknowledges and agrees to and with the Lenders and the Agents that (a) Borrower does not hold or claim any right of action, claim, cause of action or damages, either at law or in equity, against the Lenders or the Agents which arises from, may arise from, allegedly arise from, is based upon or is related in any manner whatsoever to the Loan Agreement and the Loan Documents or which is based upon acts or omissions of the Lenders or the Agents in connection therewith and (b) the Obligations are absolutely owed to the Agents and the Lenders, without offset, deduction or counterclaim.

     10. No Novation. The terms of this First Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Loan Agreement. Instead, it is the express intention of the parties hereto to affirm the Loan Agreement and the security created pursuant thereto.

     11. Limitation of First Amendment. Except as expressly set forth herein, this First Amendment shall not be deemed to waive, amend or modify any term or condition of the Loan Agreement or any of the other Loan Documents, each of which is hereby ratified and reaffirmed in all respects, and which shall remain in full force and effect without modification or waiver, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

     12. Counterparts. This First Amendment may be executed in any number of counterparts, and any party hereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original and all of which, taken together, will be deemed to be but one and the same agreement.

     13. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. Notwithstanding any other language in this First Amendment or the Loan Agreement, any one of the Lenders may at any time assign all or any portion of its rights under the Loan Agreement, as amended hereby, in accordance with Section 12.3 of the Loan Agreement.

     14. Section References. Section titles and references used in this First Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     15. Further Assurances. Borrower agrees to take such further action as the Lenders and the Agents shall reasonably request in connection herewith to evidence the amendments herein contained to the Loan Agreement.

     16. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.



                          [Signatures on Following Page]

     IN WITNESS WHEREOF, the Borrower, the Administrative Agent, the Collateral Agent, the Co-Agent, the LC Issuer and the Lenders have caused their duly authorized officers to set their hands and seals as of the day and year first above written.


     "Borrower"

     IT PARTNERS, INC.


     By: /s/ Daniel J. Klein
            -------------------
           Daniel J. Klein
           Chairman and Chief Executive Officer


     Attest:   /s/ Jamie E. Blech
                ----------------
           Jamie E. Blech
           Secretary

                    [CORPORATE SEAL]




                    [Signatures continued on following page]

                    [Signatures continued from previous page]

     "Administrative Agent"

     CREDITANSTALT CORPORATE FINANCE, INC.


     By: /s/ Robert M. Biringer
            ----------------------
          Robert M. Biringer
          Executive Vice President


     By: /s/ Carl G. Drake
            ---------------------
            Carl G. Drake
            Vice President




                [Signatures continued on following page]

                [Signatures continued from previous page]


     "Collateral Agent"

     CREDITANSTALT CORPORATE FINANCE, INC.


     By: /s/ Robert M. Bibinger
            ----------------------
          Robert M. Biringer
          Executive Vice President


     By:  /s/ Carl G. Drake
             --------------------
            Carl G. Drake
            Vice President






               [Signatures continued on following page]

               [Signatures continued from previous page]

     "Co-Agent"


     CREDIT AGRICOLE INDOSUEZ


     By: /s/ Mitchell Goldstein
            --------------------------
          Name:Mitchell Goldstein
          Title:Vice President


     By: /s/ Patricia Frankel
            ---------------------------
                Name:Patricia Frankel
           Title:First Vice President




                  [Signatures continued on following page]

                  [Signatures continued from previous page]

     "Lenders"

     CREDITANSTALT CORPORATE FINANCE, INC.


     By: /s/ Robert M. Biringer
            ----------------------
           Robert M. Biringer
           Executive Vice President


     By:  /s/ Carl G. Drake
            ---------------------
           Carl G. Drake
           Vice President






                  [Signatures continued on following page]

                  [Signatures continued from previous page]



     CREDIT AGRICOLE INDOSUEZ


     By: /s/ Mitchell Goldstein
            --------------------------
          Name:Mitchell Goldstein
          Title:Vice President


     By: /s/ Patricia Frankel
            ---------------------------
                Name:Patricia Frankel
           Title:First Vice President



                [Signatures continued on following page]

                [Signatures continued from previous page]

     "LC Issuer"

     CREDITANSTALT CORPORATE FINANCE, INC.


     By:/s/ Robert M. Biringer
           ----------------------
           Robert  M. Biringer
           Executive Vice President


     By:/s/ Carl G. Drake
           Carl G. Drake
           Vice President







[Signatures Continued on Following Page]



[Signatures Continued from Previous Page]



     ACKNOWLEDGED AND AGREED:

     C.N.S., INC.; KANDL DATA PRODUCTS, INC.;
     A-COM, INC.; FINANCIAL SYSTEM CONSULTING,
     INC.; SEQUOIA DIVERSIFIED PRODUCTS, INC.;
     INCLINE CORP.; CALL BUSINESS SYSTEMS, INC.;
     SERVINET CONSULTING GROUP, INC.



     By: /s/ Daniel J. Klein
            -------------------
           Daniel J. Klein
           Chairman and Chief Executive Officer


     Attest: /s/ Janie E. Blech
                ------------------
           Jamie E. Blech
           Secretary

PAGE>


                            SECOND AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


     THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY
AGREEMENT (the "Second Amendment") is made and entered into as of the 27th day of July, 1998, by and among IT PARTNERS, INC., a Delaware corporation (the "Borrower"), each of the Lenders signatory hereto (hereinafter referred to individually as a "Lender" and collectively as the "Lenders"), CREDITANSTALT CORPORATE FINANCE, INC., as the letter of credit issuer (in such capacity, the "LC Issuer"), CREDIT AGRICOLE INDOSUEZ, as co-agent for the Lenders (in such capacity, together with its successors and assigns, the "Co-Agent") and CREDITANSTALT CORPORATE FINANCE, INC., as collateral agent for the Lenders (in such capacity, together with its successors and assigns, the "Collateral Agent") and administrative agent for the Lenders (in such capacity, together with its successors and assigns, the "Administrative Agent"; the Co-Agent, Collateral Agent and Administrative Agent are collectively referred to as the "Agents" and individually referred to as an "Agent").

                              W I T N E S S E T H:

     WHEREAS, Borrower, the Lenders, the LC Issuer and the Agents are parties to that certain Amended and Restated Loan and Security Agreement dated as of March 31, 1998 (as the same has been and may be further amended, restated and supplemented from time to time, the "Loan Agreement"), which currently provides for a revolving credit facility (the "Loan" or "Loans") in the aggregate principal amount of up to Seventy Million Dollars ($70,000,000) at any one time outstanding; and

     WHEREAS, the Borrower has requested that the Lenders, the LC Issuer and the Agents amend the Loan Agreement as provided herein; and

     WHEREAS, the Lenders, the LC Issuer and the Agent are willing to agree to such request, subject to the terms and conditions of this Second Amendment;

     NOW, THEREFORE, for and in consideration of the premises, the terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Defined terms used herein, as indicated by the initial capitalization thereof, shall have the same respective meanings ascribed to such terms in the Loan Agreement unless otherwise specifically defined herein.

     2.   Amendments.

     2.1. The definition of "Interest Expense" contained in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof a new definition of "Interest Expense" to read as follows:

          "Interest Expense" shall mean, for any period, as to any Person, the sum of (a) total interest expense, whether paid, accrued or capitalized (including the interest component of Capital Lease Obligations), of such Person, including, but not limited to, all origination and other fees, all amortization of original issue discount, the net amount payable under any Interest Hedge Agreement between such Person and any other Person, plus (b) with respect to the Borrower, dividends on the Series C Preferred Stock of the Borrower, to the extent paid in cash during such period, computed in each case on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

     2.2. The definition of "Series C Preferred Stock" contained in Section
1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof a new definition of "Series C Preferred Stock" to read as follows:

          "Series C Preferred Stock" shall mean the 12% Series C Senior Redeemable Preferred Stock of the Borrower.

     2.3. Section 1.1 of the Loan Agreement is hereby amended by inserting, in appropriate alphabetical order, new definitions of "Qualified Stock," "Qualifying IPO," "Second Amendment Effective Date," "Series A Preferred Stock," "Series B Preferred Stock," "Series C Certificate of Designation," "Series C Investor" and "Series C Stock Purchase Agreement" to read as follows:

          "Qualified Stock" shall mean collectively (a) shares of common stock of Borrower of a class currently authorized by Borrower's Certificate of Incorporation; (b) the Series B Preferred Stock; and (c) other preferred stock of Borrower provided that (i) dividends and/or distributions do not accrue or cumulate on such stock, and (ii) such stock is not redeemable at the option of the holder thereof (whether upon the happening of any contingency or otherwise) on or prior that date which is one year after the Maturity Date. The Series A Preferred Stock and Series C Preferred Stock shall not constitute Qualified Stock hereunder.

          "Qualifying IPO" shall mean the sale of common stock of Borrower which (a) is registered under the Securities Act of 1933, as amended; and (b) results in proceeds to Borrower of not less than $40,000,000, net of underwriter discounts and commissions.

          "Second Amendment Effective Date" shall mean the date on which all conditions precedent to the effectiveness to the Second Amendment to Amended and Restated Loan and Security Agreement have been fulfilled and such Second Amendment has become effective in accordance with its terms.

          "Series A Preferred Stock" shall mean the Series A Preferred Stock of the Borrower.

          "Series B Preferred Stock" shall mean the Series B Preferred Stock of the Borrower.

          "Series C Certificate of Designation" shall mean that certain Certificate of Designation of Preferences and Rights of 12% Series C Senior Redeemable Preferred Stock of IT Partners, Inc., adopted by the Board of Directors of the Borrower on July 27, 1998.

          "Series C Investor" shall mean FBR Business Development Capital, a Delaware business trust, and, if more than seven hundred (700) shares of Series C Preferred Stock are issued, Wachovia Capital Associates, Inc.

          "Series C Stock Purchase Agreement" shall mean that certain 12% Series C Senior Redeemable Preferred Stock and Warrant Purchase Agreement, dated as of July 27, 1998, by and between the Borrower and the Series C Investor.

     2.4. Section 5 of the Loan Agreement is hereby amended by inserting a new Section 5.32 to read as follows:

          5.32 Purchase Agreement; Issuance of Preferred Stock

          (a) The Series C Purchase Agreement is in full force and effect as of the Second Amendment Effective Date, has not been terminated, rescinded or withdrawn, and no portion thereof has been amended or waived by any party. All representations and warranties of Borrower, and to the best of Borrower's knowledge, all representations and warranties of the Series C Investor contained in the Series C Stock Purchase Agreement are true and correct in all material respects as of the date hereof with the same effect as though made on and as of the date hereof. As of the date hereof, and giving effect to the transactions contemplated hereby, there does not exist any default, event of default or any event or conditions which, with notice, lapse of time or both, would constitute such a default or event of default under the Series C Stock Purchase Agreement.

          (b)  The creation and the issuance of the Series C Preferred
Stock has been duly authorized by all corporate action necessary on the part of Borrower, 354,169.571 shares of Series A Preferred Stock have been duly and validly issued and remain outstanding, no shares of Series B Preferred Stock have been issued or are outstanding and 700 shares of Series C Preferred Stock have been duly and validly issued to the Series C Investor. Such issuance of shares of the Series C Preferred Stock complied with all applicable laws, rules, regulations applicable thereto, including, but not limited to, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and all applicable state securities or Blue Sky laws.

          (c) Borrower has received aggregate gross cash proceeds of not less than $7,000,000 from the issuance of 700 shares, or $10,000,000 from the issuance of 1,000 shares, of the Series C Preferred Stock and from the issuance of the warrants described in the Series C Stock Purchase Agreement.

     2.5. Section 6.2 of the Loan Agreement is hereby amended by deleting subsection (g) thereof in its entirety and substituting in lieu thereof a new subsection (g) to read as follows:

          (g) Promptly after the sending or filing thereof, as the case may be, copies of any definitive proxy statements, financial statements or reports which the Borrower sends to its shareholders (including, but not limited to, any such statements or reports required to be delivered to the Series C Investor pursuant to the Series C Stock Purchase Agreement or the Series C Certificate of Designation) and copies of any regular periodic and special reports or registration statements which the Borrower files with the Securities and Exchange Commission (or any Governmental Authority substituted therefor), including, but not limited to, all Form 10-K and Form 10-Q reports, if any, or any report or registration statement which the Borrower files with any national securities exchange;

     2.6. Section 7.7 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof a new Section
7.7 to read as follows:

          7.7 Issuance of Stock. The Borrower shall not, and shall not permit any of its Subsidiaries to, issue any shares of Capital Stock or other ownership interests in the Borrower or any of its Subsidiaries, except that the Borrower may issue (a) shares of common stock of a class currently authorized by Borrower's Certificate of Incorporation; (b) shares of Series B Preferred Stock of the Borrower; (c) additional shares of Borrower's Series A Preferred Stock as dividends on outstanding shares of Series A Preferred Stock as provided in the terms of said Series A Preferred Stock as in effect on the date hereof; and (d) up to 1,000 shares of Series C Preferred Stock; provided, however, that the Borrower shall use the proceeds of the sale of such Series C Preferred Stock for repayment of the Obligations, costs and expenses relating to the closing of Acquisitions, general working capital needs, and for costs, fees and expenses in connection with the issuance or sale of Capital Stock of the Borrower that is or is to be registered under the Securities Act of 1933, as amended; provided, further, that commencing on the date of the initial issuance of the Series C Preferred Stock, the Borrower shall not use the proceeds of the sale of such Series C Preferred Stock, the proceeds of Loans or any combination thereof, to pay more than Two Million Dollars ($2,000,000.00) of costs, fees or expenses (including, but not limited to, audit, legal and printing costs) arising from any proposed initial public offering of shares of Capital Stock of the Borrower that is or is to be registered under the Securities Act of 1933, as amended, whether or not such public offering is ultimately consummated.

     2.7. Section 7.12 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof a new Section
7.12 to read as follows:

          7.12 Amendments and Prepayments. The Borrower shall not (a) amend, supplement or otherwise modify (i) the Preferred Stock and Warrant Purchase Agreement; (ii) the Subordinated Seller Notes; (iii) the Series C Stock Purchase Agreement; or (iv) the Series C Certificate of Designation; or
(b) prepay any Subordinated Debt; provided, however, that Borrower may prepay not more than $10,500,000 of Subordinated Seller Notes concurrently with the closing of a Qualifying IPO.

     2.8. Section 8.5 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof a new Section
8.5 to read as follows:

8.5 Dividends. Neither the Borrower nor any of its Subsidiaries shall declare or pay any dividends on, or make any distribution with respect to, the shares of any class of their Capital Stock, or purchase, redeem, acquire, defease or retire any shares of their Capital Stock, or take any action having an effect equivalent to the foregoing except (i) Borrower may declare and pay dividends to holders of Series A Preferred Stock payable solely in additional shares of Series A Preferred Stock; (ii) Borrower may, commencing 18 months after the Second Amendment Effective Date, declare and pay cash dividends to holders of Series C Preferred Stock; provided, however, that at the time such payment is made, there exists no Default or Event of Default nor any event or condition which, giving effect to the payment of such dividend (both as if such payment and been made on the last day of the fiscal quarter most recently ended and as if made on the actual date of payment) would result in a Default or Event of Default; (iii) (A) upon the closing of a Qualifying IPO, Borrower may redeem the outstanding shares of Series C Preferred Stock to the extent such redemption is required by Section 4(a)(i) of the Series C Certificate of Designation; and (B) if a Qualifying IPO has not occurred by the third (3rd) anniversary of the issuance of the Series C Preferred Stock, Borrower may redeem the outstanding shares of the Series C Preferred Stock, provided that, after giving effect to such redemption, there exists no Default or Event of Default; provided, further, that solely for purposes of determining whether a Default or Event of Default exists for purposes of this Section 8.5(ii) and
(iii)(B), any amendment to Articles 8 or 9 of this Agreement closing after the Second Amendment Effective Date shall not be given effect; and (iv) any Subsidiary of the Borrower may declare and pay dividends to the Borrower or to any wholly-owned Subsidiary of the Borrower.

     2.9. Section 9.17 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof a new Section
9.17 to read as follows:

     9.17 Change of Control. Either (a) a Person or "group" (within the meaning of the Securities Exchange Act of 1934), other than Daniel J. Klein and Jamie E. Blech, acquires or obtains beneficial ownership of securities (including options) of the Borrower representing a percentage of the ordinary voting power of the Borrower that is greater than the percentage of the ordinary voting power represented by the shares of Capital Stock owned, beneficially and of record, with power to vote, by Daniel J. Klein and Jamie E. Blech; (b) there shall occur a change in the composition of the Board of Directors of the Borrower such that the current directors (or directors designated or approved by such directors) shall not have a majority of the ordinary voting power of the Borrower; or (c) there shall occur a "Change in Control" (as such term is defined in the Series C Certificate of Designation).

     2.10. Section 9 of the Loan Agreement is hereby amended by inserting a new Section 9.19 to read as follows:

          9.19 Event of Noncompliance. Any "Event of Noncompliance" (as such term is defined in the Series C Stock Purchase Agreement) shall occur.

     3. Representations and Warranties; No Default. Borrower hereby represents and warrants to the Lenders and the Agents that all of Borrower's representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as fully as though such representations and warranties had been made on the date hereof (except for changes therein occurring since the Effective Date in the ordinary course of business which do not constitute a Default or Event of Default hereunder, which are not, individually or in the aggregate, materially adverse to the assets, liabilities, financial conditions or results of operations of Obligors, or either of them, and which have, to the extent required, been disclosed to the Agents and/or the Majority Lenders pursuant to Section 6.8 of the Loan Agreement or otherwise) and with specific reference to this Second Amendment and any and all documents executed in connection herewith. To induce the Lenders and the Agents to enter into this Second Amendment and to continue to make advances to Borrower pursuant to the Loan Agreement, as amended hereby, Borrower and hereby represents and warrants that, on and as of the date of this Second Amendment, no Event of Default, nor any event or condition which, with notice, lapse of time, or both, would constitute an Event of Default has occurred and is continuing under the Loan Agreement. As a further inducement of the Lenders and the Agents to enter into this Second Amendment and to continue to make advances to Borrower pursuant to the Loan Agreement, as amended hereby, Borrower hereby represents and warrants to the Agents and the Lenders as follows:

          (a) Borrower has the power and authority to enter into this Second Amendment and the other instruments, documents or agreements executed by Borrower pursuant hereto or in connection herewith (the "Amendment Documents") and to perform all of its respective obligations hereunder and thereunder;

          (b) the execution and delivery of this Second Amendment and the Amendment Documents to which it is a party have been duly authorized by all necessary action (corporate or otherwise) on the part of Borrower;

          (c) the execution and delivery of this Second Amendment and the Amendment Documents and performance thereof by the Borrower does not and will not violate the Articles or Certificate of Incorporation, By-laws or other organizational documents of Borrower and does not and will not violate or conflict with any law, order, writ, injunction, or decree of any court, administrative agency or other governmental authority applicable to Borrower or its properties; and

          (d) the Second Amendment and the Amendment Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

     4. Expenses. Borrower agrees to pay, immediately upon demand by Lenders and Agents, all costs, expenses, attorneys' fees, and other charges and expenses incurred by Lenders and Agents in connection with the negotiation, preparation, execution and delivery of this Second Amendment.

     5. Defaults Hereunder. The breach of any representation, warranty or covenant contained herein or in any document executed in connection herewith, or the failure to observe or comply with any term or agreement contained herein or in any document executed in conjunction herewith, shall constitute an Event of Default under the Loan Documents and the Lenders and the Agents shall be entitled to exercise all rights and remedies they may have under the Loan Agreement, any of the other Loan Documents and applicable law.

     6. Conditions Precedent. Subject to the other terms and conditions of this Second Amendment, the amendments set forth herein shall not become effective, and the Lenders shall have no obligation to fund any Loans, unless and until (a) the Administrative Agent shall have received this Second Amendment, duly executed and delivered by Borrower, the Lenders, the Agents and the LC Issuer, (b) the Administrative Agent shall have received a reaffirmation of each of the Loan Documents executed by each of the Subsidiaries and Affiliates of Borrower party to the Loan Documents, duly executed and delivered to the Lenders and the Agents, in form and substance satisfactory to the Administrative Agent and its counsel, and (c) Borrower shall have issued the Series C Preferred Stock to the Series C Investor on terms and conditions acceptable to the Majority Lenders.

     7.   References in Loan Documents.  All references in the Loan
Agreement and the other Loan Documents to the Loan Agreement shall hereafter be deemed to be references to the Loan Agreement as amended hereby and as the same may hereafter be amended from time to time.

     8. No Claims, Offset. Borrower hereby represents, warrants, acknowledges and agrees to and with the Lenders and the Agents that (a) Borrower does not hold or claim any right of action, claim, cause of action or damages, either at law or in equity, against the Lenders or the Agents which arises from, may arise from, allegedly arise from, is based upon or is related in any manner whatsoever to the Loan Agreement and the Loan Documents or which is based upon acts or omissions of the Lenders or the Agents in connection therewith and (b) the Obligations are absolutely owed to the Agents and the Lenders, without offset, deduction or counterclaim.

     9. No Novation. The terms of this Second Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Loan Agreement. Instead, it is the express intention of the parties hereto to affirm the Loan Agreement and the security created pursuant thereto.

     10. Limitation of Second Amendment. Except as expressly set forth herein, this Second Amendment shall not be deemed to waive, amend or modify any term or condition of the Loan Agreement or any of the other Loan Documents, each of which is hereby ratified and reaffirmed in all respects, and which shall remain in full force and effect without modification or waiver, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

     11. Counterparts. This Second Amendment may be executed in any number of counterparts, and any party hereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original and all of which, taken together, will be deemed to be but one and the same agreement.

     12. Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. Notwithstanding any other language in this Second Amendment or the Loan Agreement, any one of the Lenders may at any time assign all or any portion of its rights under the Loan Agreement, as amended hereby, in accordance with Section 12.3 of the Loan Agreement.

     13. Section References. Section titles and references used in this Second Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     14. Further Assurances. Borrower agrees to take such further action as the Lenders and the Agents shall reasonably request in connection herewith to evidence the amendments herein contained to the Loan Agreement.

     15. Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.



                        [Signatures on Following Page]

     IN WITNESS WHEREOF, the Borrower, the Administrative Agent, the Collateral Agent, the Co-Agent, the LC Issuer and the Lenders have caused their duly authorized officers to set their hands and seals as of the day and year first above written.


     "Borrower"

     IT PARTNERS, INC.


     By: /s/ Daniel J. Klein
            -------------------
           Daniel J. Klein
           Chairman and Chief Executive Officer


     Attest: /s/ Jamie E. Blech
             -------------------
           Jamie E. Blech
           Secretary

                    [CORPORATE SEAL]

                    [Signatures continued from previous page]

     "Administrative Agent"

     CREDITANSTALT CORPORATE FINANCE, INC.


     By: /s/ Robert M. Biringer
            ----------------------
          Robert M. Biringer
          Executive Vice President


     By: /s/ Carl G. Drake
            ---------------------
            Carl G. Drake
            Vice President




                [Signatures continued on following page]

                [Signatures continued from previous page]


     "Collateral Agent"

     CREDITANSTALT CORPORATE FINANCE, INC.


     By: /s/ Robert M. Bibinger
            ----------------------
          Robert M. Biringer
          Executive Vice President


     By:  /s/ Carl G. Drake
             --------------------
            Carl G. Drake
            Vice President






               [Signatures continued on following page]

               [Signatures continued from previous page]

     "Co-Agent"

     CREDIT AGRICOLE INDOSUEZ


     By: /s/ Mitchell Goldstein
            --------------------------
          Name:Mitchell Goldstein
          Title:Vice President


     By: /s/ Patricia Frankel
            ---------------------------
                Name:Patricia Frankel
           Title:First Vice President






                  [Signatures continued on following page]

                  [Signatures continued from previous page]

     "Lenders"

     CREDITANSTALT CORPORATE FINANCE, INC.


     By: /s/ Robert M. Biringer
            ----------------------
           Robert M. Biringer
           Executive Vice President


     By:  /s/ Carl G. Drake
            ---------------------
           Carl G. Drake
           Vice President






                  [Signatures continued on following page]

                  [Signatures continued from previous page]


     CREDIT AGRICOLE INDOSUEZ


     By: /s/ Mitchell Goldstein
            --------------------------
          Name:Mitchell Goldstein
          Title:Vice President


     By: /s/ Patricia Frankel
            ---------------------------
                Name:Patricia Frankel
           Title:First Vice President





                [Signatures continued on following page]

                [Signatures continued from previous page]

     "LC Issuer"

     CREDITANSTALT CORPORATE FINANCE, INC.


     By:/s/ Robert M. Biringer
           ----------------------
           Robert  M. Biringer
           Executive Vice President


     By:/s/ Carl G. Drake
           Carl G. Drake
           Vice President







[Signatures Continued on Following Page]



[Signatures Continued from Previous Page]



     ACKNOWLEDGED AND AGREED:

     C.N.S., INC.; KANDL DATA PRODUCTS, INC.;
     A-COM, INC.; FINANCIAL SYSTEM CONSULTING,
     INC.; SEQUOIA DIVERSIFIED PRODUCTS, INC.;
     INCLINE CORP.; CALL BUSINESS SYSTEMS, INC.;
     SERVINET CONSULTING GROUP, INC.



     By: /s/ Daniel J. Klein
            -------------------
           Daniel J. Klein
           Chairman and Chief Executive Officer


     Attest: /s/ Jamie E. Blech
                ------------------
           Jamie E. Blech
           Secretary